                                                                   Exhibit 17(b)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-CSR

   CERTIFIED SHAREHOLDER REPORT OF REGISTERED MANAGEMENT INVESTMENT COMPANIES

                  Investment Company Act file number 811-2688

             Name of Fund: Merrill Lynch Municipal Bond Fund, Inc.

                          Fund Address: P.O. Box 9011
                            Princeton, NJ 08543-9011

                     Name and address of agent for service:
                                 Terry K. Glenn,
                                   President,
                    Merrill Lynch Municipal Bond Fund, Inc.,
                             800 Scudders Mill Road,
                             Plainsboro, NJ, 08536.

            Mailing address: P.O. Box 9011, Princeton, NJ, 08543-9011

       Registrant's telephone number, including area code: (609) 282-2800

                       Date of fiscal year end: 06/30/03

                 Date of reporting period: 07/01/02 - 06/30/03

                       Item 1 - Attach shareholder report

                                  (BULL LOGO)
                       Merrill Lynch Investment Managers

                                 Annual Report
                                 June 30, 2003

                                 Merrill Lynch
                                 Municipal Bond
                                   Fund, Inc.

                                www.mlim.ml.com

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling toll-free 1-800-MER-FUND (1-800-637-3863); (2) on www.mutualfunds.ml.com; and (3) on the Securities and Exchange Commission's website at http://www.sec.gov.

Merrill Lynch Municipal Bond Fund, Inc.
Box 9011
Princeton, NJ
08543-9011

Printed on post-consumer recycled paper

MERRILL LYNCH MUNICIPAL BOND FUND, INC.

Important Tax
Information
(unaudited)

All of the net investment income distributions paid monthly by Merrill Lynch Municipal Bond Fund, Inc. during the taxable year ended June 30, 2003 qualify as tax-exempt interest dividends for Federal income tax purposes.

Please retain this information for your records.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

DEAR SHAREHOLDER

Effective April 14, 2003, the share class names for the Merrill Lynch Family of mutual funds were changed to be consistent with the standard share classes of most other mutual fund families. As of that date, all Class A Shares were redesignated as Class I Shares. At the same time, Class D Shares were redesignated Class A Shares.

There were no changes to the Class B or Class C share class labels. Trading symbols have not been changed nor have current eligibility rules or pricing structures. This redesignation of share classes does not impact your investment in any way.

The Municipal Market Environment
During the six-month period ended June 30, 2003, amid considerable volatility, long-term fixed income interest rates generally decreased, with the bulk of the decline occurring in May and early June. Bond yields initially rose in early 2003 as international political tensions moderated somewhat and U.S. equity markets rallied strongly in reaction to President Bush's proposed economic stimulus/tax-reduction legislation. By mid-January, U.S. Treasury bond yields rose to above 5% on expectations of stronger U.S. economic growth later in the year while the Standard & Poor's (S&P) 500 Index increased almost 6%. Reacting to disappointing 2002 holiday sales and corporate managements' attempts to scale back analysts' expectations of future earnings, however, equity markets were unable to maintain their earlier gains. By the end of February 2003, the S&P 500 Index declined by approximately 4.5% from year-end 2002 levels. Fearing an eventual U.S./Iraq military confrontation, investors again sought the safety of U.S. Treasury obligations and the prices of fixed income issues rose. By the end of February 2003, U.S. Treasury bond yields fell to 4.67%.

Bond yields continued to fall into early March. Once direct U.S. military action against Iraq began, bond yields quickly rose. Prior uncertainty surrounding the Iraqi situation was obviously removed and early U.S. military successes fostered the hope that hostilities would be quickly and positively concluded. Concurrently, the S&P 400 Index rose over 6% as investors, in part, sold fixed income issues to purchase equities in anticipation of a strong U.S. economic recovery once the Iraqi conflict was resolved. By mid-March, U.S. Treasury bond yields had again risen to above 5%. However, as there was growing sentiment that hostilities may not be resolved in a matter of weeks, U.S. Treasury bond yields again declined to end the month at 4.81%.

Long-term U.S. Treasury bond yields ratcheted back to near 5% by mid- April as U.S. equity markets continued to improve and the safe-haven premium U.S. Treasury issues had commanded prior to the beginning of the Iraqi conflict continued to be withdrawn. However, with the quick positive resolution of the Iraqi war, investors quickly resumed their focus on the fragile U.S. economic recovery. Business activity in the United States has remained sluggish, especially job creation. Investors were also concerned that the SARS outbreak would have a material, negative impact on world economic conditions, especially in China and Japan. First quarter 2003 U.S. gross domestic product growth was released in late April initially estimating U.S. economic activity to be growing at 1.60%, well below many analysts' assessments. These factors, as well as the possibility that the Federal Reserve Board could again lower short- term interest rates to encourage more robust U.S. economic growth, pushed bond prices higher. By April 30, 2003, long-term U.S. Treasury bond yields had declined to almost 4.75%.

At its early May meeting, the Federal Reserve Board left the short- term interest rate target unchanged at 1.25%, its lowest level in more than 40 years. In its accompanying statement, the Federal Reserve Board noted that while the pace of U.S. economic growth was likely to expand going forward, the "probability of an unwelcome substantial fall in inflation" was a matter of greater concern. Many fixed income investors quickly concluded that since the Federal Reserve Board's focus was now centered on preventing future deflation, additional reduction in short-term interest rates could be expected. Given already low nominal interest rates, these investors also believed the Federal Reserve Board was likely to purchase longer-term U.S. Treasury issues to push bond yields lower to further stimulate U.S. economic activity, especially the already vibrant housing industry. These factors combined to trigger a major bond rally for the remainder of the month. At the end of May 2003, long-term U.S. Treasury bond yields fell to approximately 4.375%, a decline of approximately 40 basis points (.40%) during the month.

Long-term U.S. Treasury bond yields further declined to approximately 4.20% by mid-June as U.S. economic growth, particularly employment trends and durable goods orders, remained sluggish. This led many investors to anticipate that the Federal Reserve Board would lower short-term interest rates an additional 50 basis points at its late June meeting to accelerate economic activity. However, the Federal Reserve Board lowered its target for the Federal Funds rate by only 25 basis points to 1%, the lowest level since 1958. In its accompanying statement, the Federal Reserve Board noted that an additional easing of monetary policy would "further supportan economy which it expects to improve over time." The prospect for stronger economic activity, as well as the absence of any potential purchases of U.S. Treasury issues, pushed bond prices sharply lower for the remainder of the period. By June 30, 2003, long-term U.S. Treasury bond yields rose to 4.55%, an increase of almost 20 basis points during the month. Over the last months, however, long-term U.S. Treasury bond yields have declined 20 basis points.

During the six-month period ended June 30, 2003, long-term tax- exempt bond yields also fell. Yield volatility was reduced relative to that seen in U.S. Treasury issues, as municipal bond prices were much less sensitive to worldwide geopolitical pressures on a daily and weekly basis. Tax-exempt bond prices generally followed their taxable counterparts higher; responding to a more positive U.S. fixed income environment and continued slow economic growth. Municipal bond yields generally declined through February 2003. At February 28, 2003, long-term tax-exempt revenue bond yields, as measured by the Bond Buyer Revenue Bond Index, fell to approximately 5.05%. However, similar to U.S. Treasury bond yields, once military action began in Iraq, municipal bond yields rose sharply to nearly 5.20% before declining in response to the deflationary scare to approximately 4.80% by May 31, 2003. Municipal bond prices also fell during the latter half of June in response to higher economic growth expectations and disappointment about the recent Federal Reserve Board's actions. By the end of the month, long-term municipal revenue bond yields, as measured by the Bond Buyer Revenue Index, rose more than 15 basis points to almost 5%. Over the past six months, long-term municipal bond yields declined by approximately 20 basis points.

Throughout the period, the municipal market continued to improve despite a dramatic increase in new bond issuance. Increased issuance, however, has not hindered the tax-exempt market's recent solid performance. There were a number of ongoing factors fostering the strong investor demand that supported the municipal bond market's improvement. Tax-exempt money market interest rates remained below 1% for much of 2003, forcing investors to invest in longer maturities to generate desired levels of coupon income. Investors will also receive approximately $60 billion in coupon income, bond maturities and the proceeds from early redemptions in July and August. Much of these proceeds are likely to be reinvested in the municipal market. Most importantly, as an asset class, municipal bonds have remained an extremely attractive investment alternative, especially relative to U.S. Treasury issues. At June 30, 2003, tax-exempt bond yields were 88% - 98% of comparable U.S. Treasury issues, well in excess of their historic average of 82% - 88%. Current yield ratios have made municipal securities attractive to both retail and institutional investors, as well as to nontraditional, arbitrage related accounts. As the tax-exempt market's favorable technical position is expected to remain stable in the near term, the expected increase in bond issuance during the remainder of 2003 is unlikely to significantly impact the municipal bond market's performance.

Declining U.S. equity markets and escalating geopolitical pressures have resulted in reduced economic activity and consumer confidence. It is important to note that, despite all the recent negative factors impeding the growth of U.S. businesses, the U.S. economy still grew at an approximate 2.5% rate for all of 2002, twice that of 2001. Similar expansion is expected for early 2003 and above 3% for 2004. Lower oil prices, reduced geopolitical uncertainties, increased federal spending for defense, and a sizeable federal tax cut are factors which should promote stronger economic growth later this year. However, it is questionable to expect that business and investor confidence can be so quickly restored as to trigger dramatic, explosive U.S. economic growth and engender associated, large-scale interest rate increases. The resumption of solid economic growth is likely to be a gradual process accompanied by equally graduated increases in bond yields. Moderate economic growth, especially within a context of negligible inflationary pressures, should not greatly endanger the positive fixed income environments tax-exempt products currently enjoy.

Fiscal Year in Review
Insured Portfolio
For the fiscal year ended June 30, 2003, Insured Portfolio's Class A, Class B, Class C and Class I Shares had total returns of +8.77%, +8.21%, +8.16% and +8.88%, respectively. (Fund results do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 6 - 11 of this report to shareholders. This compares to a total return of +8.74% for the unmanaged benchmark Lehman Brothers Municipal Bond Index for the same 12-month period.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

For most of the 12-month period, we maintained our overall strategy of providing an above-average yield, while seeking to mute any net asset value volatility. The Portfolio held minimal cash reserves, in many instances below 1%. While a neutral stance allowed the Portfolio to participate in much of the municipal bond market's recent improvement, we sacrificed some price appreciation. However, this neutral position allowed Portfolio asset valuations to escape much of the market volatility exhibited in early 2003. Volatile U.S. equity markets, the Iraqi war and the Federal tax reduction package all contributed to significant fluctuating changes in market valuations earlier in 2003. Over the past 12 months, our strategy of maintaining the Portfolio's fully invested stance and neutral market position contributed to the Portfolio's ability to provide a higher degree of tax-exempt income to shareholders.

In recent months, we made few changes to the Portfolio's composition and strategy. The Portfolio's cash reserves remained below 1% as tax- exempt cash equivalent yields declined to less than 1%. Larger cash reserves would have had a material, negative impact on the Portfolio's yield. In early 2003, we focused on security transactions by purchasing insured California issues that became attractive as valuations fell in reaction to a significant increase in new-issue supply. These purchases were financed with the proceeds from bond calls and sales made into very strong retail demand for bonds in such high-tax states as Maryland and Oklahoma. We are maintaining the Portfolio in a neutral market position, waiting for additional signs of renewed U.S. economic activity before adopting a more defensive portfolio structure.

National Portfolio
During the fiscal year ended June 30, 2003, National Portfolio's Class A, Class B, Class C and Class I Shares had total returns of +7.98%, +7.43%, +7.48% and +8.34%, respectively. (Fund results do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 8 - 11 of this report to shareholders.) This compares to a total return of +8.74% for the unmanaged benchmark Lehman Brothers Municipal Bond Index for the same 12-month period.

Our strategy for the fiscal year ended June 30, 2003 was consistent. We did not attempt to "ride the wave" of the year's fixed income rally. In the middle of 2002, our expectations for the municipal marketplace did not include a market rally, especially not one to the degree that was ultimately realized. Instead of positioning the Portfolio in aggressively structured discount securities or zero- coupon bonds, our emphasis focused on the current yield side of the total return equation. Initially, as interest rates declined, the Portfolio's performance lagged the market. However, over the 12- month period, the Portfolio's excellent current yield helped deliver a better-than-industry average total return. The most significant change during the fiscal year involved our approach to lower-rated credits. We have always maintained the Portfolio at an extremely high degree of credit quality, with most assets bearing a AA or higher rating by at least one of the major rating agencies comprising most of the Portfolio's positions.

We were able to maintain a competitive relative performance during the fiscal year. However, in an environment that witnessed a substantial drop in interest rates, the Portfolio's performance was attained more by enhancing the income generated from its holdings rather than through an aggressive duration stance aimed at producing capital appreciation. The Portfolio was not positioned in long duration, discount securities. We directed our strategy toward delivering the highest level of tax-exempt income possible within the framework of the investment objectives and restrictions outlined in the Portfolio's prospectus. The Portfolio's high levels of coupon structure delivered the bulk of this year's performance, in addition to our security selection that steered the Portfolio away from some of this year's underperforming sectors. Taxable interest rates declined to levels not seen in four decades. We used this rally to cushion the Portfolio's net asset valuation from future price volatility during a time when the fixed income market exhibited negative price action in response to a better national economic environment. During the year, the Portfolio's exposure to inverse floater rate product decreased from 15% at the beginning of the fiscal year to 8% at June 30, 2003. These products generated a large additional benefit to the Portfolio in terms of current yield and price appreciation and allowed the Portfolio to generate an attractive return without compromising credit quality. This part of our strategy created a more defensive portfolio, and we raised cash equivalent reserves to 3% to provide the Portfolio with some additional liquidity. However, these limited reserves would still classify the Portfolio as a fully invested position.

Limited Maturity Portfolio
For the fiscal year ended June 30, 2003, Limited Maturity Portfolio's Class A, Class B, Class C and Class I Shares had total returns of +2.77%, +2.51%, +2.52% and +2.87%, respectively. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 9 - 11 of this report to shareholders.) This compares to a total return of +8.74% for the unmanaged benchmark Lehman Brothers Municipal Bond Index and the total return of +4.96% for the unmanaged benchmark Lehman Brothers 3-Year General Obligation Bond Index for the same 12-month period.

We kept the Portfolio in a fully invested stance at the outset of the fiscal year during the period of Federal Reserve Board monetary policy easing. However, by the second half of the period, we maintained the Portfolio in a more neutral position in an effort to limit net asset value volatility. Additionally, net assets of the Portfolio increased dramatically. In order to maintain our more neutral stance, investments were concentrated in the two-year - three-year sector of the municipal bond market curve in an effort to enhance the Portfolio's yield, while we sought to protect principal. We generally tend to maintain a higher quality portfolio than most of our peer group in order to protect against large swings in net asset value. As a result, this strategy helped the Portfolio perform approximately near the average of its peer group for the 12-month period ended June 30, 2003.

The trend in short-term interest rates was lower throughout the recent six-month period. The two-year U.S. Treasury interest rate fell from 1.71% on December 31, 2002 to as low as 1.08% by early June 2003, before closing the period at 1.36%. A combination of factors including concerns about a double-dip recession, deflation and a flight to quality because of the Iraqi conflict all led to lower short-term interest rates. Additionally, interest rates on short-term municipal bonds also fell as demand for fixed income product remained strong and tax-exempt securities were inexpensive on a relative basis when compared to taxable investments.

The Limited Maturity Portfolio was positioned at neutral or slightly below neutral for most of the period as the historically low interest rates seemed to offer little incentive for maturity extension. The average portfolio maturity ranged from 1.2 years to 1.5 years as we sought to limit net asset value fluctuations. The Portfolio continues to maintain an average credit quality rating of AA by at least one of the major rating agencies. However, since most of the funds in our peer group have longer average durations, the Portfolio underperformed, as it typically will in periods of falling interest rates.

In Conclusion
We appreciate your ongoing interest in Merrill Lynch Municipal Bond Fund, Inc., and we look forward to serving your investment needs in the months and years to come.

Sincerely,


(Terry K. Glenn)
Terry K. Glenn
President and Director


(Kenneth A. Jacob)
Kenneth A. Jacob
Senior Vice President


(John M. Loffredo)
John M. Loffredo
Senior Vice President


(Robert A. DiMella)
Robert A. DiMella

Vice President and Portfolio Manager
Insured Portfolio


(Walter C. O'Connor)
Walter C. O'Connor
Vice President and Portfolio Manager
National Portfolio


(Peter Hayes)
Peter Hayes
Vice President and Portfolio Manager
Limited Maturity Portfolio

July 31, 2003

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

PERFORMANCE DATA

About Fund
Performance

Effective April 14, 2003, Class A Shares were redesignated Class I Shares and Class D Shares were redesignated Class A Shares. Investors are able to purchase shares of the Fund through multiple pricing alternatives:

* Class A Shares incur a maximum initial sales charge of 4% and an account maintenance fee of 0.25% (but no distribution fee) for Insured and National Portfolios. Limited Maturity Portfolio incurs a maximum initial sales charge of 1% and an account maintenance fee of 0.10% (but no distribution fee).

* Effective December 1, 2002, Class B Shares are subject to a maximum contingent deferred sales charge of 4%, declining to 0% after six years for Insured and National Portfolios. Limited Maturity Portfolio is subject to a maximum contingent deferred sales charge of 1% if redeemed within three years of purchase. All Class B Shares purchased prior to December 1, 2002 will maintain the four- year schedule and one-year schedule, respectively. In addition, Insured and National Portfolios are subject to a distribution fee of 0.50% and an account maintenance fee of 0.25%. Limited Maturity Portfolio is subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. All three classes of shares automatically convert to Class A Shares after approximately ten years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.55% and an account maintenance fee of 0.25% for Insured and National Portfolios. Limited Maturity Portfolio is subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. In addition, Class C Shares for all three Portfolios are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

* Class I Shares incur a maximum initial sales charge (front-end load) of 4% and bear no ongoing distribution or account maintenance fees for Insured and National Portfolios. Limited Maturity Portfolio incurs a maximum initial sales charge (front-end load) of 1% and bears no ongoing distribution or account maintenance fees.

None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in each of the following tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

Insured Portfolio's
Class A and
Class C Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the growth of a $10,000 investment in Merrill Lynch Municipal Bond Fund, Inc. Insured Portfolio++--Class A and Insured Portfolio++--Class C Shares* compared to a similar investment in the Lehman Brothers Municipal Bond Index++++. Values illustrated are as follows:

Merrill Lynch Municipal Bond Fund, Inc.
Insured Portfolio++--Class A Shares*

Date              Value
---------        -------
10/21/1994**     $ 9,600
June 1995        $10,487
June 1996        $11,038
June 1997        $11,861
June 1998        $12,767
June 1999        $12,950

June 2000        $13,071
June 2001        $14,345
June 2002        $15,299
June 2003        $16,639

Merrill Lynch Municipal Bond Fund, Inc.
Insured Portfolio++--Class C Shares*

Date              Value
---------        -------
10/21/1994**     $10,000
June 1995        $10,883
June 1996        $11,390
June 1997        $12,171
June 1998        $13,029
June 1999        $13,125
June 2000        $13,190
June 2001        $14,378
June 2002        $15,268
June 2003        $16,514


Lehman Brothers Municipal Bond Index++++

Date              Value
---------        -------
10/21/1994**     $10,000
June 1995        $11,003
June 1996        $11,734
June 1997        $12,702
June 1998        $13,802
June 1999        $14,183
June 2000        $14,645
June 2001        $16,106
June 2002        $17,220
June 2003        $18,725

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**   Commencement of operations.
++ The Insured Portfolio invests primarily in long-term, investment- grade municipal bonds (bonds rated Baa or better) covered by portfolio insurance guaranteeing the timely payment of principal at maturity and interest.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. The starting date for the Index is from 10/31/94.

Past performance is not predictive of future performance.

Insured Portfolio's
Class A and

Class C Shares

Average Annual
Total Return

                                       % Return Without   % Return With
Class A Shares*                           Sales Charge     Sales Charge**
------------------------------------   ---------------    ---------------
One Year Ended 6/30/03                      +8.77%            +4.41%
Five Years Ended 6/30/03                    +5.44             +4.58
Inception (10/21/94) through 6/30/03        +6.53             +6.03

*Maximum sales charge is 4%.
**Assuming maximum sales charge.

                                        % Return       % Return
Class C Shares*                        Without CDSC   With CDSC**
------------------------------------   ------------   -----------
One Year Ended 6/30/03                    +8.16%         +7.16%
Five Years Ended 6/30/03                  +4.86          +4.86
Inception (10/21/94) through 6/30/03      +5.94          +5.94

* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**   Assuming payment of applicable contingent deferred sales charge.

Insured Portfolio's
Class B and
Class I Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the growth of a $10,000 investment in Merrill Lynch Municipal Bond Fund, Inc. Insured Portfolio++--Class B and Insured Portfolio++--Class I Shares* compared to a similar investment in the Lehman Brothers Municipal Bond Index++++. Values illustrated are as follows:

Merrill Lynch Municipal Bond Fund, Inc.
Insured Portfolio++--Class B Shares*

Date              Value
---------        -------
June 1993        $10,000
June 1994        $ 9,819
June 1995        $10,596
June 1996        $11,095
June 1997        $11,847

June 1998        $12,704
June 1999        $12,804
June 2000        $12,875
June 2001        $14,040
June 2002        $14,917
June 2003        $16,142

Merrill Lynch Municipal Bond Fund, Inc.
Insured Portfolio++--Class I Shares*

Date              Value
---------        -------
June 1993        $ 9,600
June 1994        $ 9,497
June 1995        $10,313
June 1996        $10,882
June 1997        $11,722
June 1998        $12,665
June 1999        $12,863
June 2000        $13,015
June 2001        $14,320
June 2002        $15,329
June 2003        $16,690

Lehman Brothers Municipal Bond Index++++

Date              Value
---------        -------
June 1993        $10,000
June 1994        $10,017
June 1995        $10,900
June 1996        $11,624
June 1997        $12,584
June 1998        $13,673
June 1999        $14,050
June 2000        $14,508
June 2001        $15,955
June 2002        $17,059
June 2003        $18,550

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
++ The Insured Portfolio invests primarily in long-term, investment- grade municipal bonds (bonds rated Baa or better) covered by portfolio insurance guaranteeing the timely payment of principal at maturity and interest.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

Past performance is not predictive of future performance.

Insured Portfolio's
Class B and
Class I Shares

Average Annual
Total Return

                             % Return       % Return
Class B Shares*            Without CDSC   With CDSC**
------------------------   ------------   -----------

One Year Ended 6/30/03         +8.21%        +4.21%
Five Years Ended 6/30/03       +4.91         +4.58
Ten Years Ended 6/30/03        +4.91         +4.91

* Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**   Assuming payment of applicable contingent deferred sales charge.

                           % Return Without   % Return With
Class I Shares*              Sales Charge     Sales Charge**
------------------------   ----------------   --------------

One Year Ended 6/30/03           +8.88%           +4.53%
Five Years Ended 6/30/03         +5.67            +4.81
Ten Years Ended 6/30/03          +5.69            +5.26

*    Maximum sales charge is 4%.
**   Assuming maximum sales charge.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

PERFORMANCE DATA (continued)

National Portfolio's
Class A and
Class C Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the growth of a $10,000 investment in Merrill Lynch Municipal Bond Fund, Inc. National Portfolio++--Class A and National Portfolio++--Class C Shares* compared to a similar investment in the Lehman Brothers Municipal Bond Index++++. Values illustrated are as follows:

Merrill Lynch Municipal Bond Fund, Inc.
National Portfolio++--Class A Shares*

Date            Value
------------   -------

10/21/1994**   $ 9,600
June 1995      $10,404
June 1996      $11,102
June 1997      $12,053
June 1998      $13,016
June 1999      $13,150
June 2000      $13,202
June 2001      $14,530
June 2002      $15,508
June 2003      $16,746

Merrill Lynch Municipal Bond Fund, Inc.
National Portfolio++--Class C Shares*

Date            Value
------------   -------

10/21/1994**   $10,000
June 1995      $10,797
June 1996      $11,446
June 1997      $12,358
June 1998      $13,284
June 1999      $13,346
June 2000      $13,325
June 2001      $14,570
June 2002      $15,465
June 2003      $16,622

Lehman Brothers Municipal Bond Index++++

Date            Value
------------   -------

10/21/1994**   $10,000
June 1995      $11,003
June 1996      $11,734
June 1997      $12,702
June 1998      $13,802
June 1999      $14,183
June 2000      $14,645
June 2001      $16,106
June 2002      $17,220
June 2003      $18,725

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**   Commencement of operations.
++ The National Portfolio invests primarily in long-term municipal bonds rated in any rating category.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. The starting date for the Index is from 10/31/94.

Past performance is not predictive of future performance.

National Portfolio's
Class A and
Class C Shares

Average Annual
Total Return

                                       % Return Without    % Return With
Class A Shares*                          Sales Charge     Sales Charge**
------------------------------------   ----------------   --------------

One Year Ended 6/30/03                       +7.98%            +3.66%
Five Years Ended 6/30/03                     +5.17             +4.31
Inception (10/21/94) through 6/30/03         +6.61             +6.11

*    Maximum sales charge is 4%.
**   Assuming maximum sales charge.

                                         % Return       % Return
Class C Shares*                        Without CDSC   With CDSC**
------------------------------------   ------------   -----------

One Year Ended 6/30/03                     +7.48%        +6.48%
Five Years Ended 6/30/03                   +4.58         +4.58
Inception (10/21/94) through 6/30/03       +6.02         +6.02

* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**   Assuming payment of applicable contingent deferred sales charge.

National Portfolio's
Class B and
Class I Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the growth of a $10,000 investment in Merrill Lynch Municipal Bond Fund, Inc. National Portfolio++--Class B and National Portfolio++--Class I Shares* compared to a similar investment in the Lehman Brothers Municipal Bond Index++++. Values illustrated are as follows:

Merrill Lynch Municipal Bond Fund, Inc.
National Portfolio++--Class B Shares*

Date         Value
---------   -------

June 1993   $10,000
June 1994   $ 9,861
June 1995   $10,579
June 1996   $11,232
June 1997   $12,121
June 1998   $13,036
June 1999   $13,102
June 2000   $13,087
June 2001   $14,332
June 2002   $15,219
June 2003   $16,350

Merrill Lynch Municipal Bond Fund, Inc.
National Portfolio++--Class I Shares*

Date         Value
---------   -------

June 1993   $ 9,600
June 1994   $ 9,555
June 1995   $10,309
June 1996   $11,029
June 1997   $12,004
June 1998   $13,007
June 1999   $13,174
June 2000   $13,246
June 2001   $14,615
June 2002   $15,638
June 2003   $16,941

Lehman Brothers Municipal Bond Index++++

Date         Value
---------   -------

June 1993   $10,000
June 1994   $10,017
June 1995   $10,900
June 1996   $11,624
June 1997   $12,584
June 1998   $13,673
June 1999   $14,050
June 2000   $14,508
June 2001   $15,955
June 2002   $17,059
June 2003   $18,550

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
++ The National Portfolio invests primarily in long-term municipal bonds rated in any rating category.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

Past performance is not predictive of future performance.

National Portfolio's
Class B and
Class I Shares

Average Annual
Total Return

                             % Return       % Return
Class B Shares*            Without CDSC   With CDSC**
------------------------   ------------   -----------

One Year Ended 6/30/03         +7.43%        +3.43%
Five Years Ended 6/30/03       +4.64         +4.30
Ten Years Ended 6/30/03        +5.04         +5.04

* Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**   Assuming payments of applicable contingent deferred sales charge.

                           % Return Without   % Return With
Class I Shares*              Sales Charge     Sales Charge**
------------------------   ----------------   --------------

One Year Ended 6/30/03          +8.34%             +4.00%
Five Years Ended 6/30/03        +5.43              +4.57
Ten Years Ended 6/30/03         +5.84              +5.41

*    Maximum sales charge is 4%.
**   Assuming maximum sales charge.

Limited Maturity
Portfolio's
Class A and
Class C Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the growth of a $10,000 investment in Merrill Lynch Municipal Bond Fund, Inc. Limited Maturity Portfolio++ --Class A and Limited Maturity Portfolio++--Class C Shares* compared to a similar investment in the Lehman Brothers Municipal Bond Index++++ and Lehman Brothers 3-Year General Obligation Bond Index++++++. Values illustrated are as follows:

Merrill Lynch Municipal Bond Fund, Inc.
Limited Maturity Portfolio++--Class A Shares*

Date            Value
------------   -------

10/21/1994**   $ 9,900
June 1995      $10,269
June 1996      $10,633
June 1997      $11,101
June 1998      $11,562
June 1999      $11,941
June 2000      $12,321
June 2001      $13,057
June 2002      $13,579
June 2003      $13,956

Merrill Lynch Municipal Bond Fund, Inc.
Limited Maturity Portfolio++--Class C Shares*

Date            Value
------------   -------

10/21/1994**   $10,000
June 1995      $10,352
June 1996      $10,659
June 1997      $11,097
June 1998      $11,527
June 1999      $11,861
June 2000      $12,206
June 2001      $12,889
June 2002      $13,371
June 2003      $13,707

Lehman Brothers Municipal Bond Index++++

Date            Value
------------   -------

10/21/1994**   $10,000
June 1995      $11,003
June 1996      $11,734
June 1997      $12,702
June 1998      $13,802
June 1999      $14,183
June 2000      $14,645
June 2001      $16,106
June 2002      $17,220
June 2003      $18,725

Lehman Brothers 3-Year General Obligation Bond Index++++++

Date            Value
------------   -------

10/21/1994**   $10,000
June 1995      $10,525
June 1996      $11,069

June 1997      $11,656
June 1998      $12,281
June 1999      $12,733
June 2000      $13,199
June 2001      $14,210
June 2002      $15,074
June 2003      $15,821

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**  Commencement of operations.
++ The Limited Maturity Portfolio invests primarily in investment- grade municipal bonds (bonds rated Baa or better) with a maximum maturity not to exceed 4 years.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. The starting date for the Index is from 10/31/94.
++++++ This unmanaged Index consists of state and local government obligation bonds that mature in 3 - 4 years, rated Baa or better. The starting date for the Index is from 10/31/94.

Past performance is not predictive of future performance.

Limited Maturity
Portfolio's
Class A and
Class C Shares

Average Annual
Total Return

                                       % Return Without   % Return With
Class A Shares*                         Sales Charge      Sales Charge**
------------------------------------   ----------------   --------------

One Year Ended 6/30/03                       +2.77%            +1.75%
Five Years Ended 6/30/03                     +3.83             +3.63
Inception (10/21/94) through 6/30/03         +4.03             +3.91

*    Maximum sales charge is 1%.
**   Assuming maximum sales charge.

                                         % Return       % Return
Class C Shares*                        Without CDSC   With CDSC**
------------------------------------   ------------   -----------

One Year Ended 6/30/03                     +2.52%        +1.52%
Five Years Ended 6/30/03                   +3.52         +3.52
Inception (10/21/94) through 6/30/03       +3.70         +3.70

* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.

**   Assuming payment of applicable contingent deferred sales charge.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

PERFORMANCE DATA (concluded)

Limited Maturity
Portfolio's
Class B and
Class I Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the growth of a $10,000 investment in Merrill Lynch Municipal Bond Fund, Inc. Limited Maturity Portfolio++ --Class B and Limited Maturity Portfolio++--Class I Shares* compared to a similar investment in the Lehman Brothers Municipal Bond Index++++ and Lehman Brothers 3-Year General Obligation Bond Index++++++. Values illustrated are as follows:

Merrill Lynch Municipal Bond Fund, Inc.
Limited Maturity Portfolio++--Class B Shares*

Date         Value
---------   -------

June 1993   $10,000
June 1994   $10,198
June 1995   $10,620
June 1996   $10,979
June 1997   $11,432
June 1998   $11,877
June 1999   $12,234
June 2000   $12,590
June 2001   $13,309
June 2002   $13,792
June 2003   $14,139

Merrill Lynch Municipal Bond Fund, Inc.
Limited Maturity Portfolio++--Class I Shares*

Date         Value
---------   -------

June 1993   $ 9,900
June 1994   $10,127
June 1995   $10,586
June 1996   $10,983
June 1997   $11,466
June 1998   $11,954

June 1999   $12,358
June 2000   $12,764
June 2001   $13,540
June 2002   $14,096
June 2003   $14,501

Lehman Brothers Municipal Bond Index++++

Date         Value
---------   -------

June 1993   $10,000
June 1994   $10,017
June 1995   $10,900
June 1996   $11,624
June 1997   $12,584
June 1998   $13,673
June 1999   $14,050
June 2000   $14,508
June 2001   $15,955
June 2002   $17,059
June 2003   $18,550

Lehman Brothers 3-Year General Obligation Bond Index++++++

Date         Value
---------   -------

June 1993   $10,000
June 1994   $10,229
June 1995   $10,850
June 1996   $11,411
June 1997   $12,016
June 1998   $12,661
June 1999   $13,127
June 2000   $13,607
June 2001   $14,649
June 2002   $15,540
June 2003   $16,310

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
++ The Limited Maturity Portfolio invests primarily in investment- grade municipal bonds (bonds rated Baa or better) with a maximum maturity not to exceed 4 years.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. ++++++ This unmanaged Index consists of state and local government obligation bonds that mature in 3 - 4 years, rated Baa or better.

Past performance is not predictive of future performance.

Limited Maturity
Portfolio's

Class B and
Class I Shares

Average Annual
Total Return

                             % Return       % Return
Class B Shares*            Without CDSC   With CDSC**
------------------------   ------------   -----------
One Year Ended 6/30/03        +2.51%         -0.49%
Five Years Ended 6/30/03      +3.55          +3.55
Ten Years Ended 6/30/03       +3.52          +3.52

* Maximum contingent deferred sales charge is 1% and is reduced to 0% after three years.
**   Assuming payment of applicable contingent deferred sales charge.

                           % Return Without   % Return With
Class I Shares*              Sales Charge     Sales Charge**
------------------------   ----------------   --------------
One Year Ended 6/30/03          +2.87%            +1.84%
Five Years Ended 6/30/03        +3.94             +3.73
Ten Years Ended 6/30/03         +3.89             +3.79

*    Maximum sales charge is 1%.
**   Assuming maximum sales charge.

RECENT PERFORMANCE RESULTS*

                                                                                                        Ten Years/
                                                                                                          Since
                                                                             6-Month       12-Month     Inception    Standardized
As of June 30, 2003                                                       Total Return  Total Return   Total Return  30-Day Yield
------------------------------------------------------------------------  ------------  ------------  -------------  ------------
ML Municipal Bond Fund, Inc. Insured Portfolio Class A Shares**               +3.43%        +8.77%        +73.33%        3.44%
ML Municipal Bond Fund, Inc. Insured Portfolio Class B Shares**               +3.17         +8.21         +61.42         3.07
ML Municipal Bond Fund, Inc. Insured Portfolio Class C Shares**               +3.15         +8.16         +65.14         3.02
ML Municipal Bond Fund, Inc. Insured Portfolio Class I Shares**               +3.54         +8.88         +73.86         3.68
ML Municipal Bond Fund, Inc. National Portfolio Class A Shares**              +3.63         +7.98         +74.43         3.86

ML Municipal Bond Fund, Inc. National Portfolio Class B Shares**              +3.37         +7.43         +63.50         3.51
ML Municipal Bond Fund, Inc. National Portfolio Class C Shares**              +3.34         +7.48         +66.22         3.46
ML Municipal Bond Fund, Inc. National Portfolio Class I Shares**              +3.74         +8.34         +76.47         4.11
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio Class A Shares**      +0.93         +2.77         +40.97         1.10
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio Class B Shares**      +0.81         +2.51         +41.39         0.86
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio Class C Shares**      +0.81         +2.52         +37.07         0.86
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio Class I Shares**      +0.98         +2.87         +46.47         1.20
Lehman Brothers 3-Year General Obligation Bond Index++                        +1.87         +4.96     +63.10/+58.21        --
Lehman Brothers Municipal Bond Index++++                                      +3.81         +8.74     +85.50/+87.25        --

* Investment results shown do not reflect sales charges; results shown would be lower if a sales charge were included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date.

** The Fund's ten-year/since inception periods are ten years for Class B & Class I Shares and from 10/21/94 for Class A & Class C Shares. ++This unmanaged Index consists of state and local government obligation bonds that mature in 3 - 4 years, rated Baa or better. Ten-year/since inception total returns are for ten years and from 10/31/94, respectively. ++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. Ten-year/since inception total returns are for ten years and from 10/31/94, respectively.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS                                           (in Thousands)
                                                               Insured Portfolio

                     S&P       Moody's     Face
STATE            Ratings+++  Ratings+++   Amount  Municipal Bonds                                                            Value
---------------  ----------  ----------  -------  ---------------------------------------------------------------------     -------
Alabama--1.9%                                     Alabama Water Pollution Control Authority Revenue Bonds (b):
                     AAA         Aaa     $ 3,020     5.75% due 8/15/2018                                                    $ 3,424

                     AAA         Aaa       1,585     Revolving Fund Loan, Series A, 6.75% due 8/15/2017                       1,753
                     AAA         Aaa      10,000  Lauderdale County and Florence, Alabama, Health Care Authority,
                                                  Revenue Refunding Bonds (Coffee Health Group), Series A, 6% due
                                                  7/01/2029 (e)                                                              11,226
                     AAA         Aaa       7,000  University of Alabama, University Revenue Bonds (Birmingham),
                                                  6% due 10/01/2020 (g)                                                       8,085

Arizona--1.4%        AAA         Aaa       6,750  Arizona State Municipal Financing Program, COP, Series 34, 7.25%
                                                  due 8/01/2009 (f)                                                           8,481
                                                  Phoenix, Arizona, Civic Improvement Corporation, Excise Tax
                                                  Revenue Bonds, Sub-Series A (e):
                     AAA         Aaa       4,280     5% due 7/01/2020                                                         4,572
                     AAA         Aaa       4,320     5% due 7/01/2022                                                         4,560

Arkansas--0.5%       NR*         Aaa       6,060  University of Arkansas, University Revenue Bonds (Various
                                                  Facilities--Fayetteville Campus), 5.50% due 12/01/2021 (g)                  6,767

California--         AAA         Aaa      19,000  California Pollution Control Financing Authority, PCR, Refunding
9.3%                                              (Pacific Gas & Electric), AMT, Series A, 5.35% due 12/01/2016 (e)          20,927
                     AAA         Aaa       2,075  California State Department of Veteran Affairs, Home Purpose
                                                  Revenue Refunding Bonds, Series A, 5.35% due 12/01/2027 (b)                 2,172
                                                  California State, Department of Water Resources, Power Supply
                                                  Revenue Bonds, Series A:
                     AAA         Aaa      12,000     5.375% due 5/01/2017 (j)                                                13,330
                     AAA         Aaa      12,000     5.375% due 5/01/2018 (b)                                                13,274
                     AAA         Aaa      10,000  California State, GO, Refunding, 5% due 2/01/2033 (b)                      10,401
                     AAA         Aaa      26,085  Los Angeles, California, Community College District, GO,
                                                  Series A, 5.50% due 8/01/2019 (e)
                                                  Pasadena, California, Electric Revenue Bonds (e):                          29,015

                     AAA         Aaa       2,500     5.25% due 6/01/2020                                                      2,729
                     AAA         Aaa       2,630     5.25% due 6/01/2021                                                      2,852
                     AAA         Aaa      11,685  Rialto, California, Unified School District, GO, Series A,
                                                  6.24%** due 6/01/2025 (g)                                                   3,865
                     AAA         Aaa       8,390  San Joaquin Hills, California, Transportation Corridor Agency,
                                                  Toll Road Revenue Refunding Bonds, Series A, 5.28%** due
                                                  1/15/2024 (e)                                                               2,982
                     AAA         Aaa      15,000  San Jose, California, Redevelopment Agency, Tax Allocation
                                                  Refunding Bonds, DRIVERS, Series 158, 9.663% due 8/01/2014 (d)(e)          16,187


Colorado--7.3%       AAA         Aaa      19,250  Aurora, Colorado, COP, 6% due 12/01/2025 (b)                               22,168
                                                  Denver, Colorado, City and County Airport Revenue Refunding Bonds:
                     AAA         Aaa       2,000     AMT, Series D, 5.50% due 11/15/2015 (i)                                  2,203
                     AAA         Aaa       4,850     AMT, Series D, 5.50% due 11/15/2017 (i)                                  5,259
                     AAA         Aaa       2,500     AMT, Series D, 5.50% due 11/15/2018 (i)                                  2,694
                     NR*         Aaa      31,160     RIB, Series 153, 9.921% due 11/15/2025 (d)(e)                           36,873
                     AAA         Aaa      18,915     Series B, 5% due 11/15/2033 (j)                                         19,454
                     AAA         Aaa       4,000  Logan County, Colorado, Justice Center Finance Corporation,
                                                  COP, 5.50% due 12/01/2020 (e)                                               4,418


Connecticut--        AAA         NR*       2,830  Connecticut State HFA, Housing Mortgage Finance Revenue Bonds,
0.2%                                              AMT, Sub-Series B-2, 5.35% due 11/15/2032 (e)                               2,932


Florida--4.0%        AAA         Aaa       5,500  Dade County, Florida, Water and Sewer System Revenue Bonds, 5.25%
                                                  due 10/01/2026 (g)                                                          5,781
                     NR*         Aaa      15,000  Escambia County, Florida, Health Facilities Authority, Health
                                                  Facility Revenue Bonds (Florida Health Care Facility Loan), 5.95%
                                                  due 7/01/2020 (b)                                                          16,625

                                                  Miami-Dade County, Florida, Aviation Revenue Bonds, AMT, Series A:
                     AAA         Aaa      15,000     5.125% due 10/01/2035 (i)                                               15,255
                     AAA         Aaa      10,000     (Miami International Airport), 5% due 10/01/2033 (g)                    10,079
                     AAA         Aaa       2,240  West Coast Regional Water Supply Authority, Florida, Capital
                                                  Improvement Revenue Bonds, 10.40% due 10/01/2010 (a)(b)                     3,164

Georgia--3.0%                                     Georgia Municipal Electric Authority, Power Revenue Bonds,
                                                  Series Y (b):
                     AAA         Aaa         490     6.40% due 1/01/2013 (c)                                                    605
                     AAA         Aaa       8,510     6.40% due 1/01/2013                                                     10,430
                     AAA         Aaa      20,000  Georgia Municipal Electric Authority, Power Revenue Refunding
                                                  Bonds, Series EE, 7% due 1/01/2025 (b)                                     27,183

Hawaii--0.8%         AAA         Aaa      10,000  Hawaii State Airport System, Revenue Refunding Bonds, 6.45%
                                                  due 7/01/2013 (e)                                                          10,242

Illinois--4.3%       AAA         Aaa       2,000  Chicago, Illinois, O'Hare International Airport Revenue Bonds
                                                  (Passenger Facility Charge), Series A, 5.625% due 1/01/2015 (b)             2,196
                     AAA         NR*      14,450  Illinois Health Facilities Authority, Revenue Refunding Bonds,
                                                  RIB, Series 166, 10.41% due 2/15/2024 (b)(d)(h)                            17,389
                     AAA         Aaa      26,000  Illinois Regional Transportation Authority Revenue Bonds,
                                                  Series A, 6.25% due 6/01/2004 (a)(b)                                       27,775
                     AAA         Aaa       6,800  Illinois State, GO, 5.75% due 5/01/2021 (e)                                 7,530

Indiana--0.5%        AAA         Aaa       5,555  Indiana State Office Building Commission, Facilities Revenue
                                                  Bonds (Miami Correctional Facility--Phase 1), Series A, 5.50%
                                                  due 7/01/2015 (b)                                                           6,309

Kansas--1.4%         AAA         Aaa      11,000  Kansas City, Kansas, Utility System Revenue Refunding and

                                                  Improvement Bonds, 6.25% due 9/01/2014 (g)                                 11,819
                     AAA         Aaa       5,145  Manhattan, Kansas, Hospital Revenue Bonds (Mercy Health Center),
                                                  5.50% due 8/15/2020 (i)                                                     5,600

Maryland--0.5%       AAA         Aaa       4,400  Maryland State Health and Higher Educational Facilities Authority
                                                  Revenue Bonds (University of Maryland Medical System), Series B,
                                                  7% due 7/01/2022 (g)                                                        5,829

Massachusetts--      AAA         Aaa       1,860  Massachusetts Educational Loan Authority, Education Loan Revenue
1.3%                                              Bonds, AMT, Issue D, Series A, 7.25% due 1/01/2009 (e)                      1,913
                     AAA         Aaa       4,000  Massachusetts State HFA, Rental Housing Mortgage Revenue Bonds,
                                                  AMT, Series C, 5.60% due 1/01/2045 (i)                                      4,147
                     AAA         Aaa      10,000  Massachusetts State Health and Educational Facilities Authority
                                                  Revenue Bonds (Beth Israel Deaconess Medical Center), INFLOS,
                                                  Series G-4, 10.732% due 7/01/2025 (b)(d)                                   10,258

Michigan--1.3%       AAA         Aaa       5,540  Michigan State, HDA, Rental Housing Revenue Refunding Bonds,
                                                  Series B, 6.15% due 10/01/2015 (e)                                          5,830
                     AAA         Aaa      10,000  Michigan State Strategic Fund, Limited Obligation Revenue Refunding
                                                  Bonds (Detroit Edison Company), Series AA, 6.40% due 9/01/2025 (e)         11,123

Minnesota--          NR*         Aaa       5,860  Delano, Minnesota, Independent School District Number 879, GO,
1.3%                                              Series A, 5.875% due 2/01/2025 (i)                                          6,658
                                                  Sauk Rapids, Minnesota, Independent
                                                  School District Number 047, GO,
                                                  Series A (e):
                     NR*         Aaa       3,735     5.65% due 2/01/2020                                                      4,194
                     NR*         Aaa       4,440     5.70% due 2/01/2021                                                      4,984

Mississippi--        AAA         Aaa       1,320  Harrison County, Mississippi, Wastewater Management District,

1.0%                                              Revenue Refunding Bonds (Wastewater Treatment Facilities),
                                                  Series A, 8.50% due 2/01/2013 (g)                                           1,855
                     NR*         Aaa      10,000  Mississippi Hospital Equipment and Facilities Authority Revenue
                                                  Bonds (Forrest County General Hospital Project), 6% due 1/01/2030
                                                  (i)                                                                        11,222

Portfolio
Abbreviations

To simplify the listings of Merrill Lynch Municipal Bond Fund, Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list at right.

AMT       Alternative Minimum Tax (subject to)
BAN       Bond Anticipation Notes
CARS      Complementary Auction Rate Securities
COP       Certificates of Participation
DRIVERS   Derivative Inverse Tax-Exempt Receipts
EDA       Economic Development Authority
EDR       Economic Development Revenue Bonds
GO        General Obligation Bonds
HDA       Housing Development Authority
HFA       Housing Finance Agency
IDA       Industrial Development Authority
IDB       Industrial Development Board
IDR       Industrial Development Revenue Bonds
INFLOS    Inverse Floating Rate Municipal Bonds
M/F       Multi-Family
PCR       Pollution Control Revenue Bonds
RAW       Revenue Anticipation Warrants
RIB       Residual Interest Bonds
RITR      Residual Interest Trust Receipts
S/F       Single-Family
STRIPES   Short-Term Inverse Payment Exempt Securities
TAN       Tax Anticipation Notes
VRDN      Variable Rate Demand Notes

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS (continued)                               (in Thousands)
Insured Portfolio

                    S&P       Moody's     Face
STATE            Ratings+++  Ratings+++  Amount                            Municipal Bonds                                   Value
--------------   ----------  ----------  -------  ---------------------------------------------------------------------     -------
Missouri--2.0%                                    Kansas City, Missouri, Airport Revenue Refunding and Improvement
                                                  Bonds, Series A (e):
                    AAA          Aaa     $12,990    5.50% due 9/01/2013                                                     $14,881
                    AAA          Aaa       9,000    5.50% due 9/01/2014                                                      10,146

Nevada--4.5%        AAA          Aaa      10,000  Clark County, Nevada, IDR (Power Company Project), AMT, Series A,
                                                  6.70% due 6/01/2022 (g)                                                    10,303
                    AAA          Aaa      45,000  Washoe County, Nevada, Water Facility Revenue Bonds (Sierra
                                                  Pacific Power Company), AMT, 6.65% due 6/01/2017 (e)                       46,985

New Jersey--        AAA          Aaa       6,810  Cape May County, New Jersey, Industrial Pollution Control
6.7%                                              Financing Authority, Revenue Refunding Bonds (Atlantic City Electric
                                                  Company Project), Series A, 6.80% due 3/01/2021 (e)                         9,019
                                                  Garden State Preservation Trust, New Jersey, Revenue Bonds,
                                                  Series B (i):
                    AAA          Aaa      23,000    5.17%** due 11/01/2024                                                    8,360
                    AAA          Aaa       5,000    5.22%** due 11/01/2026                                                    1,634
                    NR*          Aaa      12,500  New Jersey EDA, Natural Gas Facilities Revenue Refunding Bonds
                                                  (NUI Corporation), RIB, Series 371, 11.24% due 10/01/2022 (b)(d)           14,411
                    AAA          Aaa      10,000  New Jersey EDA, Water Facilities Revenue Refunding Bonds (American
                                                  Water), AMT, Series B, 5.125% due 4/01/2022 (b)                            10,483
                    AAA          Aaa       3,550  New Jersey State Housing and Mortgage Finance Agency, Home Buyer
                                                  Revenue Bonds, AMT, Series M, 7% due 10/01/2026 (e)                         3,588
                    AAA          Aaa      10,070  New Jersey State Transportation Trust Fund Authority, Transportation
                                                  System Revenue Refunding Bonds, Series B, 6% due 12/15/2011 (a)(e)         12,438
                                                  Salem County, New Jersey, Industrial Pollution Control Financing
                                                  Authority, Revenue Refunding Bonds (Public Service Electric & Gas),

                                                  RIB (d)(e):
                    AAA          Aaa      10,000     Series 380, 11.24% due 6/01/2031                                        11,193
                    AAA          Aaa      12,500     Series 381, 10.47% due 8/01/2030                                        14,145

New York--          AAA          Aaa      20,000  Metropolitan Transportation Authority, New York, Revenue Refunding
13.2%                                             Bonds, Series A, 5.50% due 11/15/2019 (b)                                  22,559
                    NR*          Aaa       7,620  Metropolitan Transportation Authority, New York, Service Contract
                                                  Revenue Bonds, RIB, Series 697X, 9.772% due 7/01/2024 (d)(e)                9,004
                    NR*          Aaa      12,075  New York City, New York, City Municipal Water Finance Authority,
                                                  Water and Sewer System Revenue Bonds, RIB, Series 158, 10.277%
                                                  due 6/15/2026 (d)(e)                                                       14,928
                                                  New York City, New York, GO:
                    AAA          NR*      11,500     Series C, 5.625% due 3/15/2018 (j)                                      12,934
                    AAA          Aaa      21,000     Series I, 6% due 4/15/2012 (i)                                          23,940
                                                  New York City, New York, GO, Refunding, Series G:
                    AAA          Aaa       7,655     5.75% due 2/01/2014 (e)                                                  8,416
                    AAA          Aaa       5,155     5.75% due 2/01/2017 (i)                                                  5,655
                    AAA          Aaa       7,210  New York State Dormitory Authority Revenue Bonds (School Districts
                                                  Financing Program), Series D, 5.25% due 10/01/2023 (e)                      7,734
                    AAA          Aaa      10,000  New York State Dormitory Authority, Revenue Refunding Bonds
                                                  (Mental Health Services), Series A, 5.75% due 8/15/2022 (e)                11,193
                    AAA          Aaa         160  New York State Medical Care Facilities Finance Agency Revenue
                                                  Bonds, Series E, 6.25% due 8/15/2019 (g)                                      170
                                                  Niagara Falls, New York, GO, Public Improvement (e):
                    AAA          Aaa       2,975     6.90% due 3/01/2023                                                      3,134
                    AAA          Aaa       3,190     6.90% due 3/01/2024                                                      3,360
                                                  Tobacco Settlement Financing Corporation of New York Revenue
                                                  Bonds, Series A-1 (b):
                    AAA          NR*      17,000     5.25% due 6/01/2021                                                     18,464
                    AAA          NR*      24,330     5.25% due 6/01/2022                                                     26,253

North               AAA          Aaa       3,500  North Carolina HFA, Home Ownership Revenue Bonds, AMT, Series 14-A,
Carolina--0.9%                                    5.35% due 1/01/2022 (b)                                                     3,639
                    AAA          Aaa       6,900  North Carolina Municipal Power Agency Number 1, Catawba Electric
                                                  Revenue Bonds, Series A, 5.25% due 1/01/2019 (e)                            7,531

North Dakota--      AAA          NR*       4,765  North Dakota State, HFA, Revenue Bonds (Housing Finance Program),
0.4%                                              Series C, 5.30% due 7/01/2022 (b)                                           4,919

Ohio--0.5%          AAA          Aaa       6,000  Ohio State Water Development Authority, Pollution Control Facilities
                                                  Revenue Bonds (Water Control Loan Fund--Water Quality Series),
                                                  5.50% due 6/01/2014 (e)                                                     6,775

Oklahoma--0.6%      AAA          Aaa       6,385  Oklahoma State, IDR, Refunding (Health System), Series A, 6.25%
                                                  due 8/15/2016 (e)                                                           7,442

Oregon--1.2%        AAA          Aaa       8,700  Oregon State Department, Administrative Services, COP, Series A,
                                                  6.25% due 5/01/2010 (a)(b)                                                 10,682
                    AAA          Aaa       3,865  Port of Portland, Oregon, Airport Revenue Refunding Bonds (Portland
                                                  International Airport), AMT, Series 7-B, 7.10% due 1/01/2012 (a)(e)         4,913

Pennsylvania--      AAA          NR*       5,000  Pennsylvania HFA, S/F Revenue Bonds, AMT, Series 72A, 5.25% due
1.4%                                              4/01/2021 (e)                                                               5,179
                    AAA          Aaa       6,000  Philadelphia, Pennsylvania, Gas Works Revenue Bonds, 12th Series B,
                                                  7% due 5/15/2020 (c)(e)                                                     7,791
                    AAA          Aaa       4,420  Philadelphia, Pennsylvania, Redevelopment Authority Revenue Bonds
                                                  (Neighborhood Transformation), Series A, 5.50% due 4/15/2020 (g)            4,890

Rhode Island--      AAA          Aaa       6,815  Rhode Island State Economic Development Corporation, Airport
0.6%                                              Revenue Bonds, Series B, 6% due 7/01/2028 (g)                               7,771

South               AAA          Aaa       4,200  South Carolina State Public Service Authority, Revenue Refunding
Carolina--0.4%                                       Bonds, Series A, 6.25% due 1/01/2022 (b)                                 4,689

Texas--9.4%         AAA          Aaa      11,190  Austin, Texas, Utility System Revenue Bonds, Combined, 9.25% due
                                                  11/15/2008 (e)                                                             11,992
                                                  Dallas-Fort Worth, Texas, International Airport Revenue Bonds, AMT:
                    AAA          Aaa      30,000     Series A, 5.50% due 11/01/2033 (e)                                      31,693
                    AAA          NR*      17,975     DRIVERS, Series 202, 10.64% due 11/01/2028 (d)(g)                       21,512
                                                  El Paso, Texas, Water and Sewer Revenue Refunding and Improvement
                                                  Bonds, Series A (i):
                    AAA          Aaa       4,375     6% due 3/01/2018                                                         5,087
                    AAA          Aaa       4,645     6% due 3/01/2019                                                         5,368
                    AAA          Aaa      14,500  Harris County, Houston, Texas, Sports Authority, Special Revenue
                                                  Refunding Bonds, Junior Lien, Series B, 5.25% due 11/15/2040 (e)           15,273
                    AAA          Aaa       3,500  Houston, Texas, Water Conveyance System Contract, COP, Series J,
                                                  6.25% due 12/15/2013 (b)                                                    4,316
                    AAA          Aaa      11,800  Matagorda County, Texas, Navigation District Number 1, Revenue
                                                  Refunding Bonds (Houston Light and Power Company), Series A,
                                                  6.70% due 3/01/2027 (b)                                                    11,965
                    AAA          Aaa       6,000  San Antonio, Texas, Electric and Gas Revenue Bonds, 5.375% due
                                                  2/01/2018 (e)                                                               6,523
                                                  Texas State Department of Housing and Community Affairs, S/F
                                                  Mortgage Revenue Bonds, AMT, Series A (e):
                    AAA          Aaa       2,180     5.45% due 9/01/2023                                                      2,265
                    AAA          Aaa       2,800     5.50% due 3/01/2026                                                      2,903

Utah--1.4%          AAA          NR*       9,535  Utah Transit Authority, Sales Tax and Transportation Revenue
                                                  Bonds (Salt Lake County Light Rail Transit Project), 5.375% due
                                                  12/15/2022 (i)                                                             10,237
                                                  Utah Water Finance Agency Revenue Bonds (Pooled Loan Financing
                                                  Program), Series A (b):
                    NR*          Aaa       2,515    5.75% due 10/01/2015                                                      2,906
                    NR*          Aaa       3,770    6% due 10/01/2020                                                         4,398

Virginia--3.9%      AAA          Aaa      19,755  Fairfax County, Virginia, EDA, Resource Recovery Revenue
                                                  Refunding Bonds, AMT, Series A,
                                                  6.10% due 2/01/2011 (b) 23,337
                                                  Virginia State HDA, Commonwealth
                                                  Mortgage Revenue Bonds (e):
                    AAA          Aa1       2,285    AMT, Series A, Sub-Series A-4, 5.40% due 1/01/2011                        2,477
                    AAA          Aaa       2,270    AMT, Series A, Sub-Series A-4, 5.50% due 1/01/2012                        2,450
                    AAA          Aaa      19,965    Series J, Sub-Series J-1, 5.20% due 7/01/2019                            20,983

Washington--        AAA          Aaa       4,960  Chelan County, Washington, Public Utility District Number 001,
4.8%                                              Consolidated Revenue Bonds (Chelan Hydro System), AMT, Series A,
                                                  5.45% due 7/01/2037 (b)                                                     5,160
                    AAA          Aaa      33,535  Seattle, Washington, Municipal Light and Power Revenue Bonds,
                                                  6.625% due 7/01/2004 (a)(g)                                                36,095
                    AAA          Aaa      18,000  Tacoma, Washington, Electric System Revenue Refunding Bonds,
                                                    Series A, 5.75% due 1/01/2019 (i)                                        20,319

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS (concluded)
(in Thousands)

Insured Portfolio
                    S&P         Moody's     Face

SCHEDULE OF INVESTMENTS (concluded)
(in Thousands)
Insured Portfolio

                    S&P       Moody's     Face
STATE            Ratings+++  Ratings+++  Amount   Municipal Bonds                                                           Value
--------------   ----------  ----------  -------  ---------------------------------------------------------------------  ----------
West                AAA         Aaa      $12,250  Pleasants County, West Virginia, PCR, Refunding (Potomac--
Virginia--1.1%                                    Pleasants), Series C, 6.15% due 5/01/2015 (b)                          $   13,459

Wisconsin--         AAA         Aaa        9,000  Superior, Wisconsin, Limited Obligation Revenue Refunding Bonds
3.0%                                              (Midwest Energy Resources), Series E, 6.90% due 8/01/2021 (g)              11,931
                    AAA         Aaa        4,650  Wisconsin Public Power Inc., Power Supply System Revenue Bonds,
                                                  Series A, 5.75% due 7/01/2006 (a)(e)                                        5,319
                                                  Wisconsin State, GO:
                    AAA         Aaa        5,365  AMT, Series B, 6.50% due 5/01/2025 (e)                                      5,724
                    AAA         Aaa       13,570  Series F, 5.50% due 5/01/2019 (i)                                          15,136

Puerto Rico--                                     Puerto Rico Commonwealth, Highway and Transportation Authority,
2.3%                                                 Transportation Revenue Bonds (g):
                    AAA         Aaa        2,900  5.25% due 7/01/2017                                                         3,273
                    AAA         Aaa        3,100  5.25% due 7/01/2018                                                         3,474
                    AAA         Aaa        1,750  Series G, 5.25% due 7/01/2017                                               1,975
                    AAA         Aaa        1,250  Series G, 5.25% due 7/01/2018                                               1,401
                    AAA         Aaa        1,000  Series G, 5.25% due 7/01/2020                                               1,107
                    AAA         Aaa       16,705  Puerto Rico Public Finance Corporation, Commonwealth Appropriation
                                                     Revenue Bonds, Series A, 5.375% due 8/01/2023 (e)                       18,274

                                                  Total Municipal Bonds (Cost--$1,147,255)--98.3%                         1,248,481

                                         Shares
                                          Held    Short-Term Securities
                                         ------   ---------------------------------------------------------------------
                                          1,017   Merrill Lynch Institutional Tax-Exempt Fund++                               1,017

                                                     Total Short-Term Securities (Cost--$1,017)--0.1%                         1,017

                 Total Investments (Cost--$1,148,272)--98.4%                                                              1,249,498
                 Other Assets Less Liabilities--1.6%                                                                         20,330
                                                                                                                         ----------
                 Net Assets--100.0%                                                                                      $1,269,828
                                                                                                                         ==========

(a)  Prerefunded.
(b)  AMBAC Insured.
(c)  Escrowed to maturity.
(d) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2003.
(e)  MBIA Insured.
(f)  BIG Insured.
(g)  FGIC Insured.
(h)  FHA Insured.
(i)  FSA Insured.
(j)  XL Capital Insured.
*    Not Rated.
** Represents a zero coupon or step bond; the interest rate shown reflects the effective yield at the time of purchase by the Fund. ++Investments in companies considered to be an affiliate of the Fund (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

                                         (In Thousands)
                                Net         Dividend
Affiliate                     Activity       Income
---------------------------   --------   --------------
Merrill Lynch Institutional
Tax-Exempt Fund                 1,017         $191

+++Ratings of issues shown are unaudited.

See Notes to Financial Statements.

SCHEDULE OF INVESTMENTS (concluded)
(in Thousands)
National Portfolio

                    S&P       Moody's    Face
STATE            Ratings+++  Ratings+++  Amount   Municipal Bonds                                                             Value
--------------   ----------  ----------  -------  ---------------------------------------------------------------------      ------
Alabama--0.4%       AAA         Aaa       $3,820  Alabama Incentives Financing Authority, Special Obligation
                                                     Revenue Refunding Bonds, Series A, 6% due 10/01/2029 (c)                $4,430

Alaska--0.6%        AAA         Aaa        3,000  Alaska State Housing Financial Corporation, General Mortgage
                                                     Revenue Refunding, Series A, 6% due 6/01/2027 (f)                        3,076
                                                     Anchorage, Alaska, School, GO, Series B (e):
                    AAA         Aaa        1,760  5.875% due 12/01/2016                                                       2,053
                    AAA         Aaa        2,100  5.875% due 12/01/2017                                                       2,450

Arizona--3.6%       NR*         Aaa          875  Arizona Health Facilities Authority, Hospital System Revenue
                                                     Refunding Bonds (Saint Luke's Health Systems), 7.25% due
                                                     11/01/2003 (j)                                                             902
                    BBB         Baa2       2,000  Arizona Health Facilities Authority Revenue Bonds (Catholic
                                                     Healthcare West), Series A, 6.625% due 7/01/2020                         2,145
                    NR*         Aa1        2,000  Arizona Student Loan Acquisition Authority, Student Loan Revenue
                                                     Refunding Bonds, AMT, Senior-Series B, 6.60% due 5/01/2010               2,127
                    AAA         Aaa        2,000  Gilbert, Arizona, Water and Sewer Revenue Refunding Bonds,
                                                     6.50% due 7/01/2022 (e)                                                  2,115
                    AAA         NR*        1,000  Glendale, Arizona, Development Authority, Educational Facilities
                                                     Revenue Refunding Bonds (American Graduate School
                                                     International), 7.125% due 7/01/2005 (j)(p)                              1,126
                                                     Maricopa County, Arizona, Alhambra Elementary School District
                                                     068, GO, Series A (c):
                    AAA         Aaa        1,000  6.75% due 7/01/2004 (j)                                                     1,078
                    AAA         Aaa          525  6.75% due 7/01/2014                                                           563
                    BBB         Baa1       1,000  Maricopa County, Arizona, Hospital Revenue Refunding Bonds (Sun
                                                     Health Corporation), 6.125% due 4/01/2018                                1,041

                    BBB         Baa2       5,000  Maricopa County, Arizona, IDA, Health Facilities Revenue Bonds
                                                     (Catholic Healthcare West Project), Series A, 5% due 7/01/2021           4,725
                    AAA         Aaa        1,000  Maricopa County, Arizona, IDA, M/F Housing Revenue Bonds (Metro
                                                     Gardens--Mesa Ridge Project), Series A, 5.65% due 7/01/2019 (f)          1,061
                                                  Maricopa County, Arizona, Pollution Control Corporation, PCR,
                                                     Refunding, Series A:
                    BB+         Ba1        1,200  (El Paso Electric Company Project), 6.25% due 5/01/2037                     1,235
                    BBB-        Baa3       1,000  (Public Service Company of New Mexico Project), 6.30%
                                                     due 12/01/2026                                                           1,028
                                                  Peoria, Arizona, Improvement District No. 8401, Special Assessment
                                                     Bonds No. 8802:
                    BBB+        NR*          430  7.20% due 1/01/2010                                                           446
                    BBB+        NR*          510  7.20% due 1/01/2013                                                           530
                                                  Peoria, Arizona, Improvement District, Special Assessment Bonds
                                                     No. 8801:
                    BBB+        NR*          190  7.30% due 1/01/2009                                                           197
                    BBB+        NR*          395  7.30% due 1/01/2011                                                           410
                    AAA         Aaa        2,330  Phoenix, Arizona, Civic Improvement Corporation, Municipal
                                                     Facilities, Excise Tax Revenue Bonds, 5.75% due 7/01/2016 (e)            2,692
                    NR*         Ca         5,000  Phoenix, Arizona, IDA, Airport Facility Revenue Refunding Bonds
                                                     (America West Airlines Inc. Project), AMT, 6.30% due 4/01/2023           2,650
                    NR*         Aaa        2,720  Phoenix, Arizona, IDA Revenue Bonds (Camelback Crossing), 6.20%
                                                     due 9/20/2020 (d)                                                        3,009
                    B+          Ba3        1,000  Pima County, Arizona, IDA, Industrial Revenue Refunding Bonds
                                                     (Tucson Electric Power Company Project), Series B, 6% due
                                                     9/01/2029                                                                  939
                    BBB-        NR*          750  Prescott Valley, Arizona, Improvement District, Special Assessment
                                                     Bonds (Sewer Collection System Roadway Repair), 7.90% due
                                                     1/01/2012                                                                  784
                    A           NR*        1,600  Sedona, Arizona, Sewer Revenue Refunding Bonds, 7% due 7/01/2012            1,705
                    AA          NR*        3,515  Tucson, Arizona, IDA, Senior Living Facilities Revenue Bonds
                                                     (Christian Care Tucson Inc. Project), Series A, 6.125% due
                                                     7/01/2024                                                                3,889

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

(in Thousands)
National Portfolio

                    S&P       Moody's      Face
STATE            Ratings+++  Ratings+++   Amount  Municipal Bonds                                                            Value
--------------   ----------  ----------  -------  --------------------------------------------------------------------      -------
Arizona             AAA         Aaa      $ 3,180  University of Arizona, COP, Refunding, Series A, 5.50% due
(concluded)                                       6/01/2018 (c)                                                             $ 3,568
                    AAA         Aaa        1,000  University of Arizona, COP (University of Arizona Parking and
                                                  Student Housing), 5.75% due 6/01/2019 (c)                                   1,131
                    NR*         NR*        3,000  Vistancia, Arizona, Community Facilities District, GO, 6.75% due
                                                  7/15/2022                                                                   3,081

Arkansas--0.2%      AAA         NR*          160  Arkansas State Development Finance Authority, S/F Mortgage Revenue
                                                  Bonds (Mortgage-Backed Securities Program), Series H, 6.15% due
                                                  7/01/2016 (d)(l)                                                              171
                    NR*         A2           250  Arkansas State Student Loan Authority Revenue Bonds, AMT,
                                                  Sub-Series B, 7.25% due 6/01/2009                                             289
                    BBB         Baa2         625  Camden, Arkansas, Environmental Improvement Revenue Bonds
                                                  (International Paper Co. Project), AMT, Series A, 7.625% due
                                                  11/01/2018                                                                    674
                    AAA         Aaa          250  Fort Smith, Arkansas, Water, Sewer and Construction Revenue
                                                  Refunding Bonds, 6% due 4/01/2004 (f)(j)                                      262
                    AAA         Aaa          200  Jonesboro, Arkansas, Residential Housing and Health Care
                                                  Facilities Board, Hospital Revenue Refunding Bonds (Saint

                                                  Bernards Regional Medical Center), Series B, 5.90% due 7/01/2016 (c)          225
                    AAA         Aaa          250  University of Central Arkansas, Housing System Revenue Bonds,
                                                     6.50% due 1/01/2031 (h)                                                    299

California--        AAA         Aaa        9,770  Alameda County, California, COP (Financing Project), 6% due
10.0%                                             9/01/2006 (f)(j)                                                           11,357
                    A           NR*        4,765  California Health Facilities Financing Authority, Health Facility
                                                  Revenue Bonds (Adventist Health System), Series A, 5% due 3/01/2033         4,671
                    NR*         A2         1,435  California Educational Facilities Authority Revenue Bonds
                                                  (University of San Diego), Series A, 5.40% due 10/01/2032                   1,548
                    BBB+        A3         7,500  California State, Department of Water Resources, Power Supply
                                                  Revenue Bonds, Series A, 5.75% due
                                                  5/01/2017                                                                   8,239
                    A           A2         9,000  California State, GO, Refunding:
                    A           A2         6,400     5% due 2/01/2023                                                         9,013
                    A           A2        10,000     5.25% due 2/01/2028                                                      6,546
                    A-          A3         6,010     5.125% due 6/01/2031                                                    10,035
                                                  California Statewide Communities Development Authority, Health
                                                  Facility Revenue Bonds (Memorial Health Services), Series A, 6%             6,503
                                                  due 10/01/2023
                    NR*         NR*        2,880  Capistrano, California, Unified School District, Community
                                                  Facility District, Special Tax Bonds (No. 90-2 Talega), 6% due
                                                  9/01/2032                                                                   2,970
                                                  Chula Vista, California, Community Facilities District, Special
                                                  Tax Bonds (No. 06-1, Eastlake Woods Area), Series A:
                    NR*         NR*        1,080     6.05% due 9/01/2020                                                      1,114
                    NR*         NR*        2,000     6.15% due 9/01/2026                                                      2,063
                                                  Contra Costa County, California, Special Tax Bonds (Community
                                                     Facilities District Number 2001-01):
                    NR*         NR*        1,585     6% due 9/01/2026                                                         1,651

                    NR*         NR*        1,200    6.10% due 9/01/2031                                                       1,258
                                                  Golden State Tobacco Securitization Corporation of California,
                                                     Tobacco Settlement Revenue Bonds:
                    A-          Baa2       5,250     Series 2003-A-1, 6.75% due 6/01/2039                                     4,740
                    A-          Baa2       1,000     Series A-3, 7.875% due 6/01/2042                                         1,003
                    A-          Baa2       4,200     Series A-4, 7.80% due 6/01/2042                                          4,191
                    A-          Baa2       2,785     Series A-5, 7.875% due 6/01/2042                                         2,796
                    NR*         NR*        4,000  Long Beach, California, Special Tax Bonds (Community Facilities
                                                  District No. 3-Pine Ave.), 6.375% due 9/01/2023                             4,265
                                                  Los Angeles, California, Department of Water and Power, Electric
                                                     Plant Revenue Refunding Bonds:
                    AA-         Aaa        7,000     6% due 2/15/2005 (j)                                                     7,619
                    NR*         Aa3        5,160     RIB, Series 370, 10.74% due 2/15/2024 (g)                                6,033
                    NR*         NR*        1,100  Poway, California, Unified School District, Special Tax Bonds
                                                  (Community District No. 6), Series A, 6.05% due 9/01/2025                   1,129
                    NR*         NR*        2,695  Riverside, California, Improvement Bond Act of 1915, Special
                                                  Assessment (Riverwalk Assessment District), 6.375% due 9/02/2026            2,842
                                                  Roseville, California, Special Tax (Stoneridge Community
                                                  Facilities Number 1):
                    NR*         NR*        1,250     6.20% due 9/01/2021                                                      1,314
                    NR*         NR*        1,125     6% due 9/01/2025                                                         1,174
                    NR*         NR*        2,500     6.30% due 9/01/2031                                                      2,626
                                                  San Francisco California, City and
                                                  County Redevelopment Agency Revenue
                                                  Bonds (Community Facilities District
                                                  Number 6--Mission):
                    NR*         NR*        5,000     6% due 8/01/2021                                                         5,138
                    NR*         NR*        2,500     GO, Series A, 6% due 8/01/2025                                           2,506
                    NR*         Aaa        1,075  San Francisco, California, Uptown Parking Corporation, Parking
                                                  Revenue Bonds (Union Square), 6% due
                                                  7/01/2020 (f) 1,223 Santa Margarita,
                                                  California, Water District, Special
                                                  Tax Refunding Bonds:

                    NR*         NR*        3,000    (Community Facilities District No. 99), Series 1, 6.25% due
                                                     9/01/2029                                                                3,122
                    NR*         NR*        3,680    (Community Facilities District Number 99-1), 6.20% due 9/01/2020          3,845

Colorado--2.1%      AA          NR*          500  Boulder County, Colorado, Hospital Development Revenue Bonds
                                                  (Longmont United Hospital Project), 6% due 12/01/2030                         551
                    AAA         NR*          555  Boulder County, Colorado, M/F Mortgage Revenue Bonds (Sinton
                                                  Apartments Project), AMT, 6.625% due 7/01/2034 (b)                            567
                                                  Colorado HFA Revenue Refunding Bonds (S/F Program), AMT:
                    AA          Aa2          260     Senior Series B-2, 7.25% due 10/01/2031                                    274
                    NR*         Aa2          265     Senior Series B-3, 6.80% due 11/01/2028                                    269
                    AA          Aa2          245     Senior Series C-2, 7.25% due 10/01/2031                                    258
                    AAA         Aaa          550  Colorado Water Resource and Power Development Authority, Small
                                                  Water Resource Revenue Bonds, Series A, 5.80% due 11/01/2020 (e)              628
                    A           A2         2,575  Denver, Colorado, City and County Airport Revenue Bonds, AMT,
                                                  Series A, 7.50% due 11/15/2023                                              2,787
                                                  Elk Valley, Colorado, Public Improvement Revenue Bonds (Public
                                                  Improvement Fee):
                    NR*         NR*        7,560     Series A, 7.35% due 9/01/2031                                            7,805
                    NR*         NR*        1,400     Series B, 7% due 9/01/2031                                               1,436
                    AAA         Aaa        3,685  Larimer County, Colorado, Poudre School District Number R-1,
                                                  GO, 6% due 12/15/2016 (e)                                                   4,333
                    BB+         Ba1        6,170  Northwest Parkway, Colorado, Public Highway Authority Revenue
                                                  Bonds, First Tier, Sub-Series D, 7.125% due 6/15/2041                       6,468
                    NR*         A1           750  Pitkin County, Colorado, GO, Refunding and Improvement Bonds,
                                                  6.875% due 12/01/2024                                                         817

Connecticut--       AAA         Aaa        1,000  Connecticut State Development Authority, Governmental Lease Revenue
2.0%                                              Bonds, 6.60% due 6/15/2014 (f)                                              1,069

                     AA           A1       2,000  Connecticut State Development Authority Revenue Bonds (General Fund),
                                                  Series A, 6.375% due 10/15/2024                                             2,155
                    AAA           Aaa      1,500  Connecticut State Development Authority, Solid Waste Disposal
                                                  Facilities Revenue Bonds (Pfizer Inc. Project), AMT, 7% due 7/01/2025       1,653
                    AAA           NR*      1,250  Connecticut State Development Authority, Water Facility Revenue
                                                  Bonds (Bridgeport Hydraulic Company), AMT, 6.15% due 4/01/2035 (c)          1,414
                     AA           Aa3      1,000  Connecticut State, GO, Series B, 5.50% due 11/01/2018                       1,118
                                                  Connecticut State, HFA, Revenue Refunding Bonds (Housing Mortgage
                                                  Finance Program):
                    AAA           Aaa      1,000     AMT, Series B, Sub-Series B-2, 5.70% due 5/15/2017                       1,063
                    AAA           Aaa        955     Series A-1, 6% due 11/15/2028                                            1,024
                    AAA           Aaa      1,200     Series C-1, 6.30% due 11/15/2017                                         1,275
                                                  Connecticut State Health and Educational Facilities Authority
                                                  Revenue Bonds:
                    AAA           Aaa      1,000    (Bridgeport Hospital), Series A, 6.625% due 7/01/2018 (f)                 1,014
                    AAA           Aaa      1,400    (Newington Children's Hospital), Series A, 6.30% due 7/01/2021 (f)        1,489
                     AA           NR*      1,500    (Waterbury Hospital Issue), Series C, 5.75% due 7/01/2020                 1,631
                     AA           NR*      1,000    (Westover School), Series A, 5.70% due 7/01/2030                          1,083
                    A1+         VMIG1++      200    (Yale University), VRDN, Series U, 1% due 7/01/2033 (a)                     200
                                                  Connecticut State Health and Educational Facilities Authority,
                                                  Revenue Refunding Bonds:
                     AA           NR*      2,000    (Eastern Connecticut Health Network), Series A, 6.50% due 7/01/2030       2,323
                     AA           NR*        640    (Sacred Heart University), 6.625% due 7/01/2026                             722
                    AAA           Aaa      1,000    (Yale--New Haven Hospital Issue), Series H, 5.70% due 7/01/2025 (f)       1,095
                                                  Connecticut State Higher Education,
                                                  Supplemental Loan Authority Revenue
                                                  Bonds (Family Education Loan Program), AMT, Series A:
                    NR*           Aa3        405     6.40% due 11/15/2014                                                       416
                    NR*           Aaa      1,175     5.50% due 11/15/2020                                                     1,211

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS (continued)
(in Thousands)

National Portfolio

                     S&P       Moody's    Face
     STATE       Ratings+++  Ratings+++  Amount   Municipal Bonds                                                            Value
--------------   ----------  ----------  ------   ---------------------------------------------------------------------     -------
Connecticut          NR*         NR*     $1,000   Connecticut State Regional Learning Educational Service Center
(concluded)                                       Revenue Bonds (Office/Education Center Facility), 7.75%
                                                  due 2/01/2015                                                             $ 1,035
                     AA         Baa2        860   Waterbury, Connecticut, GO, 6% due 2/01/2017 (m)                              954

Florida--6.0%        NR*         NR*      2,200   Bonnet Creek Resort, Florida, Community Development District,
                                                  Special Assessment Revenue Bonds, 7.50% due 5/01/2034                       2,309
                     NR*         NR*        465   Brooks of Bonita Springs II, Florida, Community Development
                                                  District, Capital Improvement Revenue Bonds, Series B, 6.60% due
                                                  5/01/2007                                                                     471
                     NR*         Aaa      2,725   Duval County, Florida, School Board, COP, 5.75% due 7/01/2017 (h)           3,128
                     NR*         NR*      5,000   Fiddlers Creek, Florida, Community Development District Number 2,
                                                  Special Assessment Revenue Bonds, Series A, 6.375% due 5/01/2035            4,956
                     AAA         Aaa      6,330   Florida HFA, Revenue Bonds (Antigua Club Apartments), AMT,
                                                  Series A-1, 7% due 2/01/2035 (c)                                            6,617
                     NR*         NR*      2,100   Heritage Isles Community Development District, Florida, Special
                                                  Assessment Revenue Refunding Bonds, 5.90% due 11/01/2006                    2,106
                    BBB-        Baa1      4,415   Hillsborough County, Florida, IDA, PCR, Refunding (Tampa Electric
                                                  Company Project), 5.10% due 10/01/2013                                      4,402
                     A+          Aa3      9,500   Jacksonville, Florida, Electric Authority, Water and Sewer Revenue
                                                  Bonds, Series A, 6% due 10/01/2024                                         10,300

                    NR*         NR*         995   Lakewood Ranch Community, Florida, Development District Number 5,
                                                  Special Assessment Revenue Refunding Bonds, Series B, 6% due
                                                  5/01/2011                                                                   1,002
                    AAA         NR*       7,000   Lee County, Florida, Airport Revenue Bonds, RIB, AMT, Series 580X,
                                                  10.64% due 10/01/2029 (g)(h)                                                8,507
                    AAA         Aaa       4,500   Lee County, Florida, Transportation Facilities Revenue Bonds,
                                                  5.75% due 10/01/2022 (f)                                                    4,940
                                                  Mediterra, Florida, South Community Development District, Capital
                                                  Improvement Revenue Bonds:
                    NR*         NR*       1,075     6.85% due 5/01/2031                                                       1,123
                    NR*         NR*       1,000     Series A, 6.375% due 5/01/2034                                            1,001
                    NR*         NR*          20     Series B, 6.25% due 5/01/2004                                                20
                    NR*         NR*       2,000     Series B, 5.50% due 5/01/2010                                             1,990
                    AAA         NR*         785   Orange County, Florida, HFA, Mortgage Revenue Bonds, AMT,
                                                  Series A, 8.375% due 3/01/2021 (b)(d)                                         787
                    AAA         Aaa       5,000   Orange County, Florida, Tourist Development, Tax Revenue Bonds,
                                                  5.50% due 10/01/2020 (c)                                                    5,525
                    NR*         NR*         800   Panther Trace, Florida, Community Development District, Special
                                                  Assessment Revenue Bonds, Series B, 6.50% due 5/01/2009                       807
                    NR*         NR*       1,000   Park Place Community Development District, Florida, Special
                                                  Assessment Revenue Bonds, 6.75% due 5/01/2032                               1,016
                    NR*         NR*       1,135   Preserve at Wilderness Lake, Florida, Community Development District,
                                                  Capital Improvement Revenue Bonds, Series B-1, 5.90% due 11/01/2006         1,136
                    AAA         Aaa       2,000   Saint Lucie, Florida, West Services District, Utility Revenue
                                                  Refunding Bonds, Senior Lien, 6% due 10/01/2022 (f)                         2,288
                    NR*         NR*       2,735   Stoneybrook West, Florida, Community Development District,
                                                  Special Assessment Revenue Bonds, Series B, 6.45% due 5/01/2010             2,786
                    NR*         NR*       1,045   Verandah West, Florida, Community Development District, Capital
                                                  Improvement Revenue Bonds, Series B, 5.25% due 5/01/2008                    1,042
                    NR*         NR*       4,905   Vista Lakes Community, Florida, Development District, Capital

                                                  Improvement Revenue Bonds, Series B, 5.80% due 5/01/2008                    4,952

Georgia--1.3%       NR*         NR*       5,000   Atlanta, Georgia, Tax Allocation Revenue Bonds (Atlantic
                                                  Station Project), 7.90% due 12/01/2024                                      5,201
                    AAA         Aaa       5,210   College Park, Georgia, Business and IDA Revenue Bonds (Civic
                                                  Center Project), 5.75% due 9/01/2026 (c)                                    5,819
                    AAA         Aaa       3,450   Fulton County, Georgia, Development Authority Revenue Bonds
                                                  (Morehouse College Project), 5.875% due 12/01/2030 (c)                      3,926
                    NR*         Aaa       1,250   Tift County, Georgia, Development Authority Revenue Bonds (First
                                                  ABAC LLC Project), Series A, 5% due 9/01/2019 (c)                           1,344

Hawaii--0.1%        BBB         Baa1      1,410   Kuakini, Hawaii, Health System, Special Purpose Revenue Bonds,
                                                  Series A, 6.30% due 7/01/2022                                               1,459

Idaho--0.3%         BB+         Ba3       5,000   Power County, Idaho, Industrial Development Corporation, Solid
                                                  Waste Disposal Revenue Bonds (FMC Corporation Project), AMT,
                                                  6.45% due 8/01/2032                                                         4,159

Illinois--6.1%      AAA         NR*      10,620   Chicago, Illinois, Board of Education, GO, DRIVERS, Series 199,
                                                  10.17% due 12/01/2020 (c)(g)                                               13,252
                    AAA         Aaa       1,400   Chicago, Illinois, GO (Neighborhoods Alive 21 Program), 5.875%
                                                  due 1/01/2019 (e)                                                           1,598
                    CCC         Caa2      3,000   Chicago, Illinois, O'Hare International Airport, Special Facility
                                                  Revenue Refunding Bonds (American Airlines Inc. Project), 8.20%
                                                  due 12/01/2024                                                              1,650
                    AAA         Aaa       2,265   Chicago, Illinois, Park District, GO, Refunding, Series B, 5.75%
                                                  due 1/01/2015 (e)                                                           2,616
                    AAA         Aaa       1,500   Chicago, Illinois, Park District, GO, Series A, 5.75% due

                                                  1/01/2016 (e)                                                               1,718
                    NR*         NR*       2,000   Chicago, Illinois, Special Assessment Bonds (Lake Shore East),
                                                  6.75% due 12/01/2032                                                        2,009
                    AAA         Aaa       3,210   Cicero, Illinois, GO, Refunding (Corporate Purpose), 6% due
                                                  12/01/2028 (f)                                                              3,664
                    NR*         Aaa       7,000   Decatur, Illinois, GO, Refunding, 6% due 3/01/2025 (e)                      7,899
                    BBB         A3       10,000   Hodgkins, Illinois, Environmental Improvement Revenue Bonds
                                                  (Metro Biosolids Management LLC
                                                  Project), AMT, 6% due 11/01/2023                                           10,382
                                                  Illinois State, GO, 1st Series (f):
                    AAA         Aaa       8,890      5.75% due 12/01/2015                                                    10,275
                    AAA         Aaa       3,745      5.75% due 12/01/2016                                                     4,319
                    AAA         Aaa       4,000      5.75% due 12/01/2017                                                     4,590
                    NR*         Aa3       3,000   Illinois State, Sales Tax Revenue Bonds, 6% due 6/15/2020                   3,464
                    AAA         Aa1       2,000   Lake County, Illinois, Forest Preservation District, GO (Land
                                                  Acquisition and Development), 5.75% due 12/15/2016                          2,348
                    NR*         A1        4,400   Southwestern Illinois Development Authority, Sewer Facilities
                                                  Revenue Bonds (Monsanto Company Project), AMT, 7.30% due 7/15/2015          4,625

Indiana--0.2%       NR*         NR*       2,595   Indiana State Educational Facilities Authority, Revenue Refunding
                                                  Bonds (Saint Joseph's College Project), 7% due 10/01/2029                   2,787

Iowa--0.8%          AAA         Aaa       1,000   Iowa City, Iowa, Sewer Revenue Bonds, 5.75% due 7/01/2021 (f)               1,096
                    NR*         NR*       6,930   Iowa Finance Authority, Health Care Facilities Revenue Refunding
                                                  Bonds (Care Initiatives Project), 9.25% due 7/01/2025                       8,189

Kansas--1.4%        AAA         Aaa      12,000   Wichita, Kansas, Hospital Revenue Refunding Bonds, RIB, Series III-A,
                                                  11.55% due 10/01/2017 (f)(g)                                               12,520
                    BBB         Baa1      4,500   Wyandotte County, Kansas, Kansas City Unified Government Revenue
                                                  Refunding Bonds (General Motors Corporation Project), 6% due
                                                  6/01/2025                                                                   4,827

Kentucky--1.4%                                    Kenton County, Kentucky, Airport Board, Special Facilities Airport
                                                  Revenue Bonds (Delta Airlines Project), AMT, Series A:
                    B           B3          500      7.50% due 2/01/2012                                                        450
                    B           B3        4,950      7.50% due 2/01/2020                                                      4,453
                    B           B3        4,635      7.125% due 2/01/2021                                                     4,002
                    BBB         Baa2      8,000   Perry County, Kentucky, Solid Waste Disposal Revenue Bonds (TJ
                                                  International Project), AMT, 7% due 6/01/2024                               8,441

Louisiana--         NR*         Baa3     34,000   Lake Charles, Louisiana, Harbor and Terminal District, Port
4.0%                                              Facilities Revenue Refunding Bonds (Trunkline Long Company Project),
                                                  7.75% due 8/15/2022                                                        35,367
                    BB-         NR*      13,000   Port New Orleans, Louisiana, IDR, Refunding (Continental Grain
                                                  Company Project), 7.50% due 7/01/2013                                      13,188

Maine--1.2%         BB+         Ba1       8,635   Maine Finance Authority, Solid Waste Recycling Facilities Revenue
                                                  Bonds (Great Northern Paper Project--Bowater), AMT, 7.75% due
                                                  10/01/2022                                                                  8,644
                    AA+         Aa1       6,045   Maine State Housing Authority, Mortgage Purpose Revenue Bonds,
                                                  DRIVERS, AMT, Series 170, 10.62% due 11/15/2028 (g)                         6,659

Maryland--1.1%      NR*         NR*         500   Anne Arundel County, Maryland, Special Obligation Revenue Bonds
                                                  (Arundel Mills Project), 7.10% due 7/01/2029                                  546
                    NR*       VMIG1++       200   Baltimore County, Maryland, EDR, Refunding (Garrison Forest
                                                  School Project), VRDN, 1% due 6/01/2026 (a)                                   200
                    AA          Aa2         600   Carroll County, Maryland, Consolidated Public Improvement, GO,
                                                  6.50% due 10/01/2004 (j)                                                      653
                    NR*         Aa2       1,000   Maryland State Community Development Administration, Department

                                                  of Housing and Community Development, Housing Revenue Bonds, AMT,
                                                  Series B, 6.15% due 1/01/2021                                               1,077
                    NR*         Aa2       1,185   Maryland State Community Development Administration, Department
                                                  of Housing and Community Development, Residential Revenue Refunding
                                                  Bonds, Series A, 5.60% due 3/01/2017 (b)                                    1,254

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS (continued)                               (in Thousands)
National Portfolio

                    S&P        Moody's    Face
STATE            Ratings+++  Ratings+++  Amount   Municipal Bonds                                                            Value
--------------   ----------  ----------  -------  --------------------------------------------------------------------       -----
Maryland            NR*         Aaa       $1,000  Maryland State Community Development Administration, Department
(concluded)                                       of Housing and Community Development Revenue Bonds (Waters
                                                  Landing II Apartments), AMT, Series A, 5.875% due 8/01/2033                $1,067
                                                  Maryland State Community Development Administration, Department
                                                  of Housing and Community Development Revenue Refunding Bonds,
                                                  S/F Program:
                    NR*         Aa2          500     4th Series, 6.45% due 4/01/2014                                            517
                    NR*         Aa2           30     6th Series, 7.05% due 4/01/2017                                             31
                    NR*         NR*          345  Maryland State Economic Development Corporation Revenue Bonds
                                                  (Health and Mental Hygiene Program), Series A, 7.125% due 3/01/2006           366
                    A-          NR*        1,000  Maryland State Energy Financing Administration, Solid Waste Disposal
                                                  Revenue Bonds, Limited Obligation (Wheelabrator Water Projects),
                                                  AMT, 6.45% due 12/01/2016                                                   1,077
                    AAA         Aaa          625  Maryland State Health and Higher Educational Facilities Authority
                                                  Revenue Bonds (University of Maryland Medical System), Series B,

                                                  7% due 7/01/2022 (e)                                                          828
                                                  Maryland State Health and Higher Educational Facilities Authority
                                                  Revenue Refunding Bonds:
                    AAA        Aaa         1,470     (Maryland General Hospital), 6.125% due 7/01/2019 (f)                    1,559
                    NR*        NR*           900     (Memorial Hospital of Cumberland), 6.50% due 7/01/2004 (j)                 947
                                                  Maryland Water Quality Financing Administration, Revolving Loan Fund
                                                  Revenue Bonds, Series A:
                    AA         Aa2           300     6.375% due 9/01/2010                                                       318
                    AA         Aa2           500     6.55% due 9/01/2014                                                        507
                    NR*        Aa2           375  Montgomery County, Maryland, Housing Opportunities Commission,
                                                  S/F Mortgage Revenue Refunding Bonds, Series A, 5.75% due 7/01/2013           404
                    AAA        NR*           500  Prince George's County, Maryland, Housing Authority, Mortgage
                                                  Revenue Refunding Bonds (Parker Apartments Project), Series A,
                                                  7.25% due 11/20/2016 (d)                                                      511
                    AA+        Aa3         1,000  University of Maryland, System Auxiliary Facility and Tuition
                                                  Revenue Bonds, Series A, 5.75% due 10/01/2019                               1,150

Massachusetts       AA         Aa2         1,000  Massachusetts Bay Transportation Authority Revenue Bonds
--1.5%                                            (General Transportation System), Series A, 7% due 3/01/2021                 1,318
                    AAA        Aaa           460  Massachusetts Education Loan Authority, Education Loan Revenue
                                                  Bonds, AMT, Issue E, Series A, 7.375% due 1/01/2012 (c)                       479
                    AAA        Aaa           610  Massachusetts Educational Financing Authority, Education Loan
                                                  Revenue Refunding Bonds, AMT, Issue E, 5.85% due 7/01/2014 (c)                680
                    BB+        NR*         1,000  Massachusetts State Development Finance Agency, Revenue Refunding
                                                  Bonds (Eastern Nazarine College), 5.625% due 4/01/2029                        771
                    AAA        Aaa         2,500  Massachusetts State, HFA, Housing Revenue Refunding Bonds,
                                                  Series B, 6.05% due 12/01/2009 (f)                                          2,647
                    AAA        Aaa           915  Massachusetts State, HFA, S/F Housing Revenue Bonds, AMT,
                                                  Series 48, 6.35% due 6/01/2026 (f)                                            961

                    AA          Aa2        1,065  Massachusetts State, HFA, S/F Housing Revenue Refunding Bonds,
                                                  AMT, Series 40, 6.65% due 12/01/2027                                        1,112
                    AAA         Aaa        2,575  Massachusetts State Health and Educational Facilities Authority
                                                  Revenue Bonds (Medical Center of Central Massachusetts), CARS,
                                                  Series B, 11.67% due 6/23/2022 (c)(g)                                       3,353
                                                  Massachusetts State Health and Educational Facilities Authority,
                                                  Revenue Refunding Bonds:
                    NR*         Ba2          180  (Bay Cove Human Services Issue), Series A, 5.85% due 4/01/2004                184
                    AAA         Aaa           85  (Boston College), Series J, 6.625% due 7/01/2021 (e)                           85
                    AAA         Aaa        1,900  (Massachusetts General Hospital), Series F, 6.25% due 7/01/2012 (c)         2,270
                    NR*         Ca           723  (New England Memorial Hospital), Series B, 6.125% due 7/01/2013 (k)            43
                    NR*         Ca         8,924  (New England Memorial Hospital), Series B, 6.25% due 7/01/2023 (k)            535
                    AAA         Aaa          550  (Stonehill College), Series E, 6.60% due 7/01/2020 (f)                        558
                                                  Massachusetts State Water Pollution Abatement Trust, Water Abatement
                                                  Revenue Bonds, Series A:
                    AA+         Aaa        1,550  6.375% due 2/01/2004 (j)                                                    1,631
                    AA+         Aaa          130  6.375% due 2/01/2015                                                          136
                    NR*         Aaa        1,600  Montachusett, Massachusetts, Regional Vocational Technical School
                                                  District, GO, 5.95% due 1/15/2020 (f)                                       1,869

Michigan--1.4%      BBB         Baa2       5,000  Delta County, Michigan, Economic Development Corporation,
                                                  Environmental Improvement Revenue Refunding Bonds (Mead
                                                  Westvaco--Escanaba), Series A, 6.25% due 4/15/2027                          5,188
                    BBB         Baa2         500  Dickinson County, Michigan, Economic Development Corporation,
                                                  Environmental Improvement Revenue Refunding Bonds (International
                                                  Paper Company Project), Series A, 5.75% due 6/01/2016                         537
                    AAA         Aaa        1,000  Eastern Michigan University Revenue Refunding Bonds, 6% due
                                                  6/01/2024 (c)                                                               1,154
                    BBB-        Baa3       3,000  Flint, Michigan, Hospital Building Authority, Revenue Refunding

                                                  Bonds (Hurley Medical Center), 6% due 7/01/2020                             2,828
                    AAA         Aaa          615  Kalamazoo, Michigan, Hospital Finance Authority, Hospital Facility
                                                  Revenue Refunding and Improvement Bonds (Bronson Methodist
                                                  Hospital), Series A, 6.375% due 5/15/2017 (f)                                 630
                    AAA         Aaa        1,500  Michigan State Hospital Finance Authority Revenue Refunding Bonds
                                                  (Mercy Mount Clemens), Series A, 6% due 5/15/2014 (f)                       1,718
                                                  Michigan State Strategic Fund, Limited Obligation Revenue Refunding
                                                  Bonds:
                    AAA         Aaa        1,060  (Detroit Edison Company), Series AA, 6.40% due 9/01/2025 (f)                1,179
                    A-          A3         3,500  (Detroit Edison Pollution Control), Series C, 5.45% due 9/01/2029           3,635

Minnesota--         A           A1         1,400  Anoka County, Minnesota, Solid Waste Disposal Revenue Bonds
1.1%                                              (Natural Rural Utilities), AMT, Series A, 6.95% due 12/01/2008              1,436
                    NR*         A1         1,000  Eden Prairie, Minnesota, M/F Housing Revenue Bonds (Rolling Hills
                                                  Project), Series A, 6.15% due 8/20/2031 (d)                                 1,111
                    AAA         NR*        1,500  Minneapolis and St. Paul, Minnesota, Metropolitan Airports
                                                  Commission, Airport Revenue Bonds, DRIVERS, AMT, Series 203, 10.15%
                                                  due 1/01/2012 (e)(g)                                                        1,887
                    A-          NR*          485  Minneapolis, Minnesota, Community Development Agency, M/F Housing
                                                  Revenue Bonds (Riverside Homes Project), AMT, 6.20% due 9/01/2029             494
                    A-          NR*          750  Minneapolis, Minnesota, Community Development Agency, Supported
                                                  Development Revenue Bonds (Common Bond Fund), AMT, Series 2, 6.20%
                                                  due 6/01/2017                                                                 797
                    NR*         A3         1,500  Minneapolis, Minnesota, Health Care System Revenue Bonds (Allina
                                                  Health System), Series A, 5.70% due 11/15/2022                              1,579
                    AA+         Aa1          480  Minnesota State, HFA, S/F Mortgage Revenue Bonds, AMT, Series L,
                                                  6.70% due 7/01/2020                                                           494
                    NR*         Aa2        1,110  Ramsey County, Minnesota, Housing and Redevelopment Authority, M/F
                                                  Housing Revenue Bonds (Hanover Townhouses Project), AMT, 6%

                                                  due 7/01/2031                                                               1,154
                    NR*         Aaa        1,000  Saint Cloud, Minnesota, Health Care Revenue Refunding Bonds (Saint
                                                  Cloud Hospital Obligation Group), Series A, 6.25% due 5/01/2020 (h)         1,155
                    AAA         Aaa        1,000  Saint Francis, Minnesota, Independent School District No. 015, GO,
                                                  Series A, 6.35% due 2/01/2013 (h)                                           1,119
                    BBB         NR*          990  Sartell, Minnesota, IDR, Refunding (Champion International
                                                  Corporation), 6.95% due 7/01/2012                                           1,008
                    AA          NR*        1,500  Waconia, Minnesota, Health Care Facilities Revenue Bonds (Ridgeview
                                                  Medical Center Project), Series A, 6.125% due 1/01/2029 (m)                 1,661

Mississippi--       NR*         Aaa        1,760  Mississippi Home Corporation, S/F Mortgage Revenue Bonds (Access
0.1%                                              Program), AMT, Series A, 6.90% due 6/01/2024 (d)                            1,823

Missouri--0.5%                                    Fenton, Missouri, Tax Increment Revenue Refunding and Improvement
                                                  Bonds (Gravois Bluffs):
                    NR*         NR*        1,640  6.75% due 10/01/2015                                                        1,706
                    NR*         NR*        4,000  7% due 10/01/2021                                                           4,360

Nevada--1.8%        NR*         NR*        3,000  Henderson, Nevada, Local Improvement Districts, Special Assessment,
                                                  Series No. T-14, 5.80% due 3/01/2023                                        3,004
                                                  Las Vegas, Nevada, Local Improvement Bonds, Special Assessment,
                                                  Special Improvement District Number 808, Summerlin:
                    NR*         NR*        1,775  5.875% due 6/01/2009                                                        1,842
                    NR*         NR*        2,045  6.125% due 6/01/2012                                                        2,121
                    NR*         NR*        2,285  6.25% due 6/01/2013                                                         2,370
                    NR*         NR*        2,000  Reno, Nevada, Special Assessment District Number 4 (Somerset
                                                  Parkway), 6.625% due 12/01/2022                                             2,038
                                                  Sparks, Nevada, Redevelopment Agency, Tax Allocation Revenue

                                                  Refunding Bonds, Series A:
                    AA          NR*        3,110  6% due 1/15/2015                                                            3,464
                    AA          NR*        6,315  6% due 1/15/2023                                                            6,825

New Jersey--        CCC         B2           825  Camden County, New Jersey, Pollution Control Financing Authority,
2.9%                                              Solid Waste Resource Recovery Revenue Refunding Bonds, AMT, Series
                                                  B, 7.50% due 12/01/2009                                                       789
                    NR*         NR*        3,300  New Jersey EDA, Retirement Community Revenue Bonds (Cedar Crest
                                                  Village Inc. Facility), Series A, 7.25% due 11/15/2031                      3,413
                    BB+         NR*        3,000  New Jersey Health Care Facilities Financing Authority Revenue Bonds
                                                  (Pascack Valley Hospital Association), 6% due 7/01/2013                     2,989

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS (continued)
(in Thousands)

National Portfolio

                    S&P        Moody's     Face
STATE            Ratings+++  Ratings+++   Amount  Municipal Bonds                                                            Value
--------------   ----------  ----------  -------  --------------------------------------------------------------------      -------
New Jersey                                        New Jersey State Turnpike Authority, Turnpike Revenue Refunding
(concluded)                                       Bonds (f)(g):
                    NR*         Aaa      $10,000  DRIVERS, Series 155, 10.277% due 1/01/2018                                $12,822
                    NR*         Aaa        5,000  RIB, Series 315, 10.24% due 1/01/2018                                       6,411
                    A-          Baa2      10,000  Tobacco Settlement Financing Corporation of New Jersey Revenue
                                                  Bonds, 7% due 6/01/2041                                                     9,378
New Mexico--        BBB-        Baa3       8,000  Farmington, New Mexico, PCR, Refunding (Public Service Company of
0.8%                                              San Juan), Series B, 6.30% due 12/01/2016                                   8,277

                    AAA         Aaa          300  Las Cruces, New Mexico, Health Facilities Revenue Refunding Bonds
                                                  (Evangelical Lutheran Project), 6.45% due 12/01/2017 (h)                      307
                    AAA         NR*          250  New Mexico Mortgage Finance Authority, Revenue Refunding Bonds,
                                                  Mortgage-Backed Securities, Series F, 7% due 1/01/2026 (d)(e)(l)              286
                    AAA         Aaa          250  Santa Fe County, New Mexico, Correctional System Revenue Bonds, 6%
                                                  due 2/01/2027 (h)                                                             309

New York--          AAA         Aaa        9,500  Metropolitan Transportation Authority, New York, Commuter
12.8%                                             Facilities, Service Contract Revenue Refunding Bonds, Series 8,
                                                  5.50% due 7/01/2013 (h)(j)                                                 11,322
                    AAA         Aaa       10,000  Metropolitan Transportation Authority, New York, Transit Facilities
                                                  Revenue Bonds, Series A, 5.625% due 7/01/2007 (f)(j)                       11,606
                    NR*         NR*        3,230  New York City, New York, City IDA, Civic Facility Revenue Bonds
                                                  (Special Needs Facilities Pooled Program), Series C-1, 6% due
                                                  7/01/2012                                                                   3,252
                    BB+         Ba2        4,050  New York City, New York, City IDA, Special Facility Revenue Bonds
                                                  (British Airways PLC Project), AMT, 7.625% due 12/01/2032                   3,564
                    NR*         Aaa       10,000  New York City, New York, City Municipal Water Finance Authority,
                                                  Water and Sewer System Revenue Bonds, RIB, Series 158, 10.277% due
                                                  6/15/2026 (f)(g)                                                           12,362
                    AAA         Aaa        3,000  New York City, New York, City Transit Authority, Triborough
                                                  Metropolitan Transportation Authority, COP, 5.75% due 1/01/2020 (c)         3,400
                                                  New York City, New York, City Transitional Finance Authority,
                                                  Revenue Refunding Bonds, Series C:
                    AA+         Aa2        8,000  Future Tax Secured, 5.875% due 11/01/2017                                   9,263
                    AA+         Aa2       12,015  5.875% due 11/01/2015 New York City,
                                                  New York City, New York, GO, Refunding:                                    13,974
                    AAA         Aaa        6,600  Series A, 6% due 5/15/2021 (n)                                              7,569
                    AAA         Aaa       10,000  Series A, 6.25% due 5/15/2026 (n)                                          11,752

                    AAA         Aaa        4,000  Series B, 8.25% due 6/01/2006 (n)                                           4,722
                    AAA         Aaa        4,000  Series C, 5.875% due 2/01/2016 (e)                                          4,464
                    AAA         Aaa       15,000  Series G, 5.75% due 2/01/2014 (f)                                          16,492
                    AAA         Aaa        1,000  Series H, 6% due 8/01/2017 (n)                                              1,141
                    AAA         Aaa       10,000  New York City, New York, GO, Series B, 5.875% due 8/01/2015 (f)            11,667
                    AA-         A3         5,000  New York State Dormitory Authority, Revenue Refunding Bonds (State
                                                  University Educational Facilities), Series A, 7.50% due 5/15/2013           6,667
                    AAA         Aaa        3,350  New York State Environmental Facilities Corporation, State Clean
                                                  Water and Drinking Revenue Bonds, Series B, 5.875% due 1/15/2019            3,857
                    NR*         NR*           95  Suffolk County, New York, IDA, Civic Facility Revenue Bonds (Special
                                                  Needs Facilities Pooled Program), Series D-1, 6% due 7/01/2012                 96
                                                  Tobacco Settlement Financing Corporation of New York Revenue Bonds,
                                                  Series A-1 (c):
                    AAA         NR*        6,800  5.25% due 6/01/2021                                                         7,386
                    AAA         NR*        3,000  5.25% due 6/01/2022                                                         3,237
                    NR*         NR*          705  Westchester County, New York, IDA, Civic Facilities Revenue Bonds
                                                  (Special Needs Facilities Pooled Program), Series E-1, 6% due
                                                  7/01/2012                                                                     710
                    NR*         NR*        8,095  Westchester County, New York, IDA, Continuing Care Retirement,
                                                  Mortgage Revenue Bonds (Kendal on Hudson Project), Series A, 6.50%
                                                  due 1/01/2034                                                               8,190

North               AAA         Aaa        1,195  Bladen County, North Carolina, GO, 5.60% due 5/01/2018 (h)                  1,362
Carolina--2.2%
                    AAA         Aaa          920  Brunswick County, North Carolina, COP, 6% due 6/01/2016 (h)                 1,077
                    BBB+        A3           500  Chatham County, North Carolina, Industrial Facilities and
                                                  Pollution Control Financing Authority Revenue Bonds (Carolina Power
                                                  and Light Company), 6.30% due 6/15/2014                                       509
                    AAA         Aaa        1,000  Cumberland County, North Carolina, COP (Civic Center Project),

                                                  Series A, 6.40% due 12/01/2004 (c)(j)                                       1,095
                    NR*         Baa2       1,500  Haywood County, North Carolina, Industrial Facilities and Pollution
                                                  Control Financing Authority Revenue Bonds (Champion International
                                                  Corporation Project), AMT, 6.25% due 9/01/2025                              1,564
                    BBB         Baa2       2,000  Martin County, North Carolina, Industrial Facilities and Pollution
                                                  Control Financing Authority Revenue Bonds (Solid Waste Disposal--
                                                  Weyerhaeuser Company), AMT, 6.80% due 5/01/2024                             2,101
                    AA          Aa2          500  New Hanover County, North Carolina, Public Improvement, GO, 5.75%
                                                  due 11/01/2015 North Carolina Eastern Municipal Power Agency, Power
                                                  System Revenue Bonds:                                                         585
                    AAA         Aaa        1,500  Series B, 5.875% due 1/01/2021 (f)                                          1,683
                    BBB         Baa3       4,000  Series D, 6.75% due 1/01/2026                                               4,383
                                                  North Carolina HFA, S/F Revenue Bonds:
                    AA          Aa2          200  AMT, Series X, 6.70% due 9/01/2026                                            206
                    AA          Aa2        1,005  Series W, 6.50% due 3/01/2018                                               1,033
                    NR*         NR*        2,500  North Carolina Medical Care Commission, Health Care Facilities,
                                                  First Mortgage Revenue Bonds (Presbyterian Homes Project), 6.875%
                                                  due 10/01/2021                                                              2,715
                    NR*         NR*        1,625  North Carolina Medical Care Commission, Retirement Facilities, First
                                                  Mortgage Revenue Bonds (Forest at Duke Project), 6.375%
                                                  due 9/01/2032                                                               1,656
                                                  North Carolina Municipal Power Agency Number 1, Catawba Electric
                                                  Revenue Refunding Bonds, Series B:
                    BBB+        Baa1         500  6.375% due 1/01/2013                                                          573
                    A           NR*        1,080  6.375% due 1/01/2013                                                        1,237
                    NR*         A2         1,175  North Carolina State Educational Assistance Authority Revenue Bonds
                                                  (Guaranteed Student Loan), AMT, Sub-Lien, Series C, 6.35% due
                                                  7/01/2016                                                                   1,242




                                                  Piedmont, North Carolina, Triad Airport Authority, Airport Revenue
                                                  Refunding Bonds, Series A (h):
                    AAA         Aaa        1,000  6.375% due 7/01/2016                                                        1,194
                    AAA         Aaa        1,000  6% due 7/01/2024                                                            1,140
                    AAA         Aaa        1,000  Randolph County, North Carolina, COP, 5.75% due 6/01/2022 (h)               1,117

Ohio--2.9%          NR*         NR*        1,000  Cuyahoga County, Ohio, Health Care Facilities Revenue Refunding
                                                  Bonds (Benjamin Rose Institute Project), 5.50% due 12/01/2028                 864
                    AAA         Aaa        1,200  Huron County, Ohio, GO, Human Services Building, 7.25% due
                                                  12/01/2005 (f)(j)                                                           1,385
                    NR*         NR*        2,000  Lucas County, Ohio, Hospital Revenue Bonds (Flower Hospital), 6.125%
                                                  due 12/01/2004 (j)                                                          2,151
                    BBB         Baa1       2,000  Moraine, Ohio, Solid Waste Disposal Revenue Bonds (General Motors
                                                  Corp. Project), AMT, 6.75% due 7/01/2014                                    2,232
                    AAA         Aaa        3,000  North Canton, Ohio, City School District GO, 6.70% due 12/01/2004
                                                  (c)(j)                                                                      3,299
                                                  Ohio HFA, Mortgage Revenue Bonds, AMT (d):
                    NR*         Aaa          950  Series A-1, 6.15% due 3/01/2029                                             1,006
                    AAA         Aaa          300  Series B-2, 6.70% due 3/01/2025                                               311
                    NR*         Aaa        7,510  Ohio HFA, Residential Mortgage Revenue Bonds, Series A-1, 6.35% due
                                                  9/01/2031 (d)                                                               8,022
                    AAA         Aaa        8,000  Ohio State Air Quality Development Authority, Revenue Refunding
                                                  Bonds (Dayton Power & Light Company), Series B, 6.40% due 8/15/2027
                                                  (f)                                                                         8,190
                    AAA         Aaa        1,000  Ohio State Water Development Authority, Pollution Control Facilities
                                                  Revenue Refunding Bonds (Pennsylvania Power Co. Project), 6.15% due
                                                  8/01/2023 (c)                                                               1,065
                    AAA         Aaa        3,005  Toledo-Lucas County, Ohio, Lodging Tax Revenue Refunding Bonds
                                                  (Convention Center Project), 5.70% due 10/01/2015 (f)                       3,393

                    NR*         Aa3        1,000  Toledo-Lucas County, Ohio, Port Authority Revenue Refunding Bonds
                                                  (Cargill Inc. Project), 5.90% due 12/01/2015                                1,023
                    AAA         Aaa        2,000  Westerville, Ohio, Minerva Park and Blendon Township, Joint Hospital
                                                  District Revenue Refunding Bonds (Saint Ann's Hospital), Series B,
                                                  7% due 9/15/2003 (c)(j)                                                     2,025

Oregon--0.8%                                      Forest Grove, Oregon, Campus Improvement Revenue Refunding Bonds
                                                  (Pacific University) (m):
                    AA          NR*          250  6% due 5/01/2015                                                              280
                    AA          NR*          250  6.20% due 5/01/2020                                                           279
                    AAA         Aaa        2,485  Jackson County, Oregon, Central Point School District Number 006,
                                                  GO, 5.75% due 6/15/2017 (e)                                                 2,857
                                                  Oregon State Housing and Community Services Department, Mortgage
                                                  Revenue Refunding Bonds (S/F Mortgage Program), Series A:
                    NR*         Aa2          250  6.40% due 7/01/2018                                                           259
                    NR*         Aa2          105  AMT, 6.20% due 7/01/2027                                                      111

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS (continued)
(in Thousands)
National Portfolio
                     S&P       Moody's     Face
STATE            Ratings+++  Ratings+++   Amount  Municipal Bonds                                                            Value
-----            ----------  ----------  -------  --------------------------------------------------------------------      -------
Oregon              NR*         Aaa      $   500  Portland, Oregon, M/F Housing Authority Revenue Bonds (Lovejoy
                                                  (concluded) Station Apartments Project), AMT, 5.90% due 7/01/2023
                                                  (f)                                                                       $   530
                    NR*         Aaa          500  Portland, Oregon, Sewer System Revenue Bonds, RIB, Series 386,
                                                  10.16% due 8/01/2020 (e)(g)                                                   708

                    NR*         Aaa        3,190  Portland, Oregon, Urban Renewal and Redevelopment Revenue Bonds
                                                  (South Park Blocks), Series A, 5.75% due 6/15/2018 (c)                      3,651
                    NR*         Aaa        1,000  Portland, Oregon, Urban Renewal and Redevelopment Revenue Refunding
                                                  Bonds (Downtown Waterfront), Series A, 5.75% due 6/15/2018 (c)              1,144

Pennsylvania--      AAA         Aaa        2,220  Allegheny County, Pennsylvania, Sanitation Authority, Sewer
1.2%                                              Revenue Bonds, 5.75% due 12/01/2017 (f)                                     2,561
                    A           NR*        4,000  Pennsylvania State Higher Educational Facilities Authority Revenue
                                                  Bonds (University of Pennsylvania Medical Center Health System),
                                                  Series A, 6% due 1/15/2031                                                  4,230
                    NR*         NR*        1,265  Philadelphia, Pennsylvania, Authority for IDR, Commercial
                                                  Development, AMT, 7.75% due 12/01/2017                                      1,294
                    A-          NR*        5,750  Sayre, Pennsylvania, Health Care Facilities Authority Revenue Bonds
                                                  (Guthrie Health), Series A, 5.875% due 12/01/2031                           5,995

Rhode Island--      AA+         Aa2        8,075  Rhode Island Housing and Mortgage Finance Corporation Revenue Bonds,
1.4%                                              DRIVERS, AMT, Series 156, 10.539% due 4/01/2029 (g)                         8,794
                    AAA         Aaa        6,815  Rhode Island State Economic Development Corporation, Airport Revenue
                                                  Bonds, Series B, 6% due 7/01/2028 (e)                                       7,771
                    AA          NR*        1,000  Rhode Island State Economic Development Corporation Revenue Bonds
                                                  (Providence Place Mall), 6.125% due 7/01/2020 (m)                           1,127

South               BBB+        Baa2       5,400  Medical University, South Carolina, Hospital Authority, Hospital
Carolina--0.5%                                    Facilities Revenue Refunding Bonds, Series A, 6.375% due 8/15/2027          5,695

South Dakota--      NR*         Aaa        3,750  Pierre, South Dakota, School District Number 32-2, GO, 5.75% due
0.3%                                              8/01/2020 (h)                                                               4,256

Tennessee--                                       Chattanooga, Tennessee, IDB, Lease Rent Revenue Bonds (Southside
2.1%                                              Redevelopment Corporation) (c):
                    AAA         Aaa        4,485     5.75% due 10/01/2017                                                     5,167
                    AAA         Aaa        3,740     5.75% due 10/01/2018                                                     4,287
                    BB+         Ba1        4,950  McMinn County, Tennessee, IDB, Solid Waste Revenue Bonds (Recycling
                                                  Facility--Calhoun Newsprint), AMT, 7.40% due 12/01/2022                     4,903
                    AA          Aa2        5,000  Metropolitan Government of Nashville and Davidson County,
                                                  Tennessee, GO, 5.875% due 5/15/2026                                         5,518
                    NR*         NR*        2,000  Metropolitan Knoxville, Tennessee, Airport Authority, Special
                                                  Purpose Revenue Bonds (Northwest Airlines Inc. Project), AMT, 8%
                                                  due 4/01/2032                                                               1,530
                    A-          Baa1       3,800  Shelby County, Tennessee, Health, Educational and Housing Facility
                                                  Board, Hospital Revenue Refunding Bonds (Methodist Healthcare),
                                                  6.50% due 9/01/2026                                                         4,185

Texas--10.5%                                      Austin, Texas, Convention Center Revenue Bonds (Convention
                                                  Enterprises Inc.), First Tier, Series A:
                    BBB-        Baa3       4,300     6.60% due 1/01/2021                                                      4,587
                    BBB-        Baa3       2,300     6.70% due 1/01/2028                                                      2,453
                    AAA         Aaa        5,300  Austin, Texas, Revenue Bonds (Town Lake Community Events Center
                                                  Venue), 6.20% due 11/15/2029 (e)                                            6,200
                                                  Bexar County, Texas, Health Facilities Development Corporation,
                                                  Revenue Refunding Bonds (Army Retirement Residence Project):
                    BBB-        NR*          600     6.125% due 7/01/2022                                                       622
                    BBB-        NR*        1,750     6.30% due 7/01/2032                                                      1,823
                    BBB-        Ba1        4,250  Brazos River Authority, Texas, Revenue Refunding Bonds (Reliant
                                                  Energy Inc. Project), Series B, 7.75% due 12/01/2018                        4,594
                    AAA         NR*        1,415  Cameron County, Texas, Housing Finance Corporation, S/F Mortgage
                                                  Revenue Refunding Bonds, Series B-1, 6.75% due 9/01/2025 (d)(l)             1,475

                    AAA         NR*       10,125  Dallas-Fort Worth, Texas, International Airport Revenue Bonds,
                                                  DRIVERS, AMT, Series 201, 10.64% due 11/01/2024 (e)(g)                     12,114
                    AA          NR*        1,260  Fort Bend County, Texas, Municipal Utility District Number 23, GO,
                                                  6.625% due 9/01/2024                                                        1,444
                    AA+         Aa1        1,400  Fort Worth, Texas, Certificates of Obligation, GO, 6.25% due
                                                  3/01/2021                                                                   1,499
                    AA          NR*        1,000  Gregg County, Texas, Health Facilities Development Corporation,
                                                  Hospital Revenue Bonds (Good Shepherd Medical Center Project),
                                                  6.875% due 10/01/2020 (m)                                                   1,196
                    NR*         Aa3        1,000  Harris County, Texas, Health Facilities Development Corporation,
                                                  Revenue Refunding Bonds, RITR, Series 6, 9.795% due
                                                  12/01/2027 (g)(i)                                                           1,355
                    A-          A3         1,000  Lower Colorado River Authority, Texas, PCR (Samsung Austin
                                                  Semiconductor), AMT, 6.95% due 4/01/2030                                    1,123
                    BBB-        Ba1        8,080  Matagorda County, Texas, Navigation District Number 1 Revenue
                                                  Refunding Bonds (Reliant Energy Inc.), Series C, 8% due 5/01/2029           8,764
                    AAA         Aaa        1,000  Pflugerville, Texas, Independent Industrial School District, GO,
                                                  5.75% due 8/15/2020                                                         1,130
                    BB-         Ba3        4,825  Port Corpus Christi, Texas, Individual Development Corporation,
                                                  Environmental Facilities Revenue Bonds (Citgo Petroleum Corporation
                                                  Project), AMT, 8.25% due 11/01/2031                                         4,963
                    BBB         Baa2       2,495  Red River Authority, Texas, PCR, Refunding (Celanese Project),
                                                  Series A, 6.45% due 11/01/2030                                              2,644
                    AA          NR*        1,000  Red River, Texas, Education Finance Revenue Bonds (Saint Mark's
                                                  School--Texas Project), 6% due 8/15/2019                                    1,100
                    NR*         Aaa          730  South Plains, Texas, Housing Finance Corporation, S/F Mortgage
                                                  Revenue Bonds, AMT, Series A, 7.30% due 9/01/2031                             831
                                                  Southeast Texas, Housing Finance Corporation Revenue Bonds,
                                                  AMT (d)(o):
                    NR*         Aaa        1,100     Series A, 8% due 11/01/2025                                              1,197

                    NR*         Aaa          475     Series B, 8.50% due 11/01/2025                                             498
                    AA          Aa1          800  Texas State, GO, Veterans' Housing Assistance Fund II, AMT,
                                                  Series A, 7% due 8/01/2004                                                    832
                    AA          NR*          805  Texas State, GO, Water Development Board, 7% due 8/01/2004 (j)                857
                                                  Texas State Public Finance Authority, Building Revenue Bonds (h):
                    AAA         Aaa        2,100     (General Services Commission Project), Series A, 6% due 2/01/2020        2,425
                    AAA         Aaa        1,000     (State Preservation Project), Series B, 6% due 8/01/2015                 1,171
                    NR*         Baa3       1,750  Texas State Student Housing Corporation, Student Housing Revenue
                                                  Bonds (Midwestern State University Project), 6.50% due 9/01/2034            1,709
                    AAA         Aaa       48,000  Texas State Turnpike Authority, Central Texas Turnpike System
                                                  Revenue Bonds, First Tier, Series A, 5.75% due 8/15/2038 (c)               54,048
                    AAA         Aaa        4,930  Upper Trinity Regional Water District, Texas, Water Revenue Bonds
                                                  (Regional Treated Water Supply System), Series A, 6% due
                                                  8/01/2020 (e)                                                               5,721

Utah--1.1%          AAA         Aaa       12,000  Weber County, Utah, Municipal Building Authority, Lease Revenue
                                                  Bonds, 7.50% due 12/15/2004 (j)                                            13,356

Virginia--0.6%      BBB+        A3         2,425  Chesterfield County, Virginia, IDA, PCR (Virginia Electric and Power
                                                  Company), Series B, 5.875% due 6/01/2017                                    2,586
                    BBB-        Baa3       4,900  Mecklenburg County, Virginia, IDA, Exempt Facility Revenue Refunding
                                                  Bonds (UAE LP Project), 6.50% due 10/15/2017                                5,072

Washington--        AAA         Aaa        2,065  Kitsap County, Washington, GO, 5.875% due 7/01/2020 (c)                     2,365
1.1%                AAA         Aaa        3,000  Port Seattle, Washington, Special Facilities Revenue Bonds, Series
                                                  A, 6% due 9/01/2029 (f)                                                     3,469
                    AAA         Aaa        3,010  Seattle, Washington, Drain and Wastewater Utility Revenue Bonds,
                                                  5.75% due 11/01/2022 (f)                                                    3,371
                    NR*         NR*        2,500  Seattle, Washington, Housing Authority, Housing Revenue Bonds

                                                  (Replacement Housing Project), 6.125% due 12/01/2032                        2,526
                    AAA         Aaa        1,625  University of Washington, University Revenue Bonds (Student
                                                  Facilities Fee), 5.875% due 6/01/2017 (h)                                   1,880

West                BBB         Baa2       7,500  Upshur County, West Virginia, Solid Waste Disposal Revenue Bonds
Virginia--0.7%                                    (TJ International Project), AMT, 7% due 7/15/2025                           8,148

Wisconsin--         NR*         Aaa        2,050  Waterford, Wisconsin, Graded Joint School District Number 1, GO,
1.7%                                              Refunding, 5.75% due 4/01/2018 (e)(h)                                       2,343
                    AA          Aa2        6,585  Wisconsin Housing and EDA, Home Ownership Revenue Refunding Bonds,
                                                  RITR, AMT, Series 18, 10.562% due 9/01/2028 (g)                             7,060
                    AAA         Aaa        7,265  Wisconsin State, GO, AMT, Series B, 6.20% due 11/01/2026 (f)                8,071
                    BBB+        NR*        3,250  Wisconsin State Health and Educational Facilities Authority Revenue
                                                  Bonds (Synergyhealth Inc.), 6% due 11/15/2023                               3,339

Wyoming--1.1%       AAA         Aaa        8,400  Sweetwater County, Wyoming, PCR, Refunding (Idaho Power Company
                                                  Project), Series A, 6.05% due 7/15/2026 (f)                                 9,474
                    BB+         Ba3        4,000  Sweetwater County, Wyoming, Solid Waste Disposal Revenue Bonds
                                                  (FMC Corporation Project), AMT, Series A, 7% due 6/01/2024                  3,715

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS (concluded)
(in Thousands)
National Portfolio

                    S&P       Moody's      Face
                 Ratings+++  Ratings+++   Amount  Municipal Bonds                                                          Value
--------------   ----------  ----------  -------  ---------------------------------------------------------------------  ---------

Guam--0.0%          AAA         NR*      $   115  Guam Housing Corporation, S/F Mortgage Revenue Bonds, AMT,
                                                  Series A, 5.75% due 9/01/2031 (o)                                      $      126

Puerto                                            Puerto Rico Commonwealth Highway and Transportation Authority,
Rico--2.4%                                        Transportation Revenue Bonds:
                    A-          Baa2       8,045    5.75% due 7/01/2022                                                       8,841
                    AAA         Aaa        2,000    Series B, 5.875% due 7/01/2021 (f)                                        2,318
                    A           Baa1       1,000    Series B, 6% due 7/01/2026                                                1,079
                                                  Puerto Rico Commonwealth, Public Improvement, GO (f):
                    AAA         Aaa        4,145    5.75% due 7/01/2010                                                       4,963
                    AAA         Aaa          785    Refunding, 5.70% due 7/01/2020                                              897
                    AAA         Aaa          800  Puerto Rico Electric Power Authority, Power Revenue Bonds,
                                                  STRIPES, Series T, 10.29% due 7/01/2004 (g)(h)(j)                             909
                    NR*         Aa2        2,000  Puerto Rico Industrial Tourist Educational, Medical and
                                                  Environmental Control Facilities Revenue Bonds (Ascension
                                                  Health), RIB, Series 377, 10.99% due 11/15/2030 (g)                         2,467
                                                  Puerto Rico Public Finance Corporation, Commonwealth
                                                  Appropriation Revenue Bonds, Series E:
                    BBB+        Baa3       2,750    5.70% due 8/01/2025                                                       2,939
                    BBB+        Baa3       3,995    5.50% due 8/01/2029                                                       4,242
                    BBB+        Baa3       1,000    5.75% due 8/01/2030                                                       1,089

Virgin              BBB-        Baa3       8,000  Virgin Islands Government Refinery Facilities Revenue Bonds
Islands--0.7%                                     (Hovensa Coker Project), AMT, 6.50% due 7/01/2021                           8,168

                                                  Total Municipal Bonds (Cost--$1,115,452)--97.0%                         1,186,321

                                          Shares
                                           Held   Short-Term Securities
                                          ------  ---------------------------------------------------------------------

                                          23,423  Merrill Lynch Institutional Tax-Exempt Fund**                              23,423
                                                  Total Short-Term Securities (Cost--$23,423)--1.9%                          23,423
                                                  Total Investments (Cost--$1,138,875)--98.9%                             1,209,744
                                                  Other Assets Less Liabilities--1.1%                                        13,939
                                                                                                                         ----------
                                                  Net Assets--100.0%                                                     $1,223,683
                                                                                                                         ==========

(a) The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2003.
(b)  FHA Insured.
(c)  AMBAC Insured.
(d)  GNMA Collateralized.
(e)  FGIC Insured.
(f)  MBIA Insured.
(g) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2003.
(h)  FSA Insured.
(i)  Escrowed to maturity.
(j)  Prerefunded.
(k)  Non-income producing security.
(l)  FNMA Collateralized.
(m)  Radian Insured.
(n)  XL Capital Insured.
(o)  FHLMC Collateralized.
(p)  Connie Lee Insured.
*    Not Rated.
** Investments in companies considered to be an affiliate of the Fund (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

                                         (In Thousands)
                                Net         Dividend
Affiliate                     Activity       Income
---------------------------   --------   --------------
Merrill Lynch Institutional
Tax-Exempt Fund                23,423         $288

++   Highest short-term rating issued by Moody's Investors Service, Inc.
+++  Ratings of issues shown are unaudited.

See Notes to Financial Statements.

SCHEDULE OF INVESTMENTS
(in Thousands)
Limited Maturity Portfolio

                    S&P       Moody's      Face
STATE            Ratings+++  Ratings+++   Amount  Municipal Bonds                                                            Value
--------------   ----------  ----------  -------  -----------------------------------------------------------------         -------
Alabama--1.4%       AA          Aa3      $ 7,675  Alabama State Public School and College Authority, Capital
                                                  Improvement Revenue Bonds, Series D, 5% due 8/01/2003                     $ 7,702
                    AAA         Aaa        2,400  Birmingham, Alabama, GO, Refunding and Improvement, Series B,
                                                  4% due 12/01/2004 (c)                                                       2,500

Alaska--0.4%        A-          A3         3,000  Valdez, Alaska, Marine Terminal Revenue Refunding Bonds (Phillips
                                                  Petroleum Company Project), Series A, VRDN, 2% due 1/01/2004 (b)            3,009

Arizona--3.4%       AA-         A1         4,000  Central Arizona, Water Conservation District, Contract Revenue
                                                  Refunding Bonds (Central Arizona Project), Series A, 5.40% due
                                                  11/01/2005                                                                  4,371
                                                  Maricopa County, Arizona, Pollution Control Corporation, PCR,
                                                  Refunding (Arizona Public Service Company):
                    A-          A3         5,000    Series D, 1.75% due 5/01/2029                                             5,004
                    A-          A3         5,000    Series E, 1.75% due 5/04/2029                                             5,004
                                                  Salt River Project, Arizona, Agriculture Improvement and Power
                                                  District, Electric System Revenue Refunding Bonds (Salt River
                                                  Project):
                    AA          Aa2        7,000    Series A, 5.25% due 1/01/2006                                             7,642
                    AAA         Aa2        1,455    Series B, 7% due 1/01/2005 (g)                                            1,581
                    AA          Aa2          890    Series B, 7% due 1/01/2005                                                  965

California--        SP1         MIG1++     1,900  California State, RAW, Series A, 2% due 6/16/2004                           1,914
3.5%                A           A3        10,000  California Statewide Communities Development Authority Revenue
                                                  Bonds (Kaiser Permanente), Series C, 3.70% due 5/31/2005                   10,311
                    A           A2         4,000  Chula Vista, California, IDR, Refunding (San Diego Gas & Electric
                                                  Co.), AMT, Series A, 6.75% due 3/01/2004                                    4,055
                    AAA         Aaa        5,000  Long Beach, California, Harbor Revenue Bonds, AMT, Series A, 4%
                                                  due 5/15/2027                                                               5,125
                    AAA         Aaa        3,750  Natomas, California, Unified School District, COP (Natomas High
                                                  School Project), VRDN, 2.50% due 9/01/2004 (b)(c)                           3,796

Colorado--0.5%      AAA         Aaa        3,175  Denver, Colorado, City and County Airport Revenue Refunding Bonds,
                                                  AMT, Series A, 5.50% due 11/15/2004 (c)                                     3,351

Connecticut--       AA          Aa3        2,700  Connecticut State, GO, Refunding, Series C, 4% due 12/15/2005               2,872
0.8%                AAA         Aaa        2,630  Waterbury, Connecticut, GO, Refunding, 4% due 2/01/2005 (i)                 2,735

Delaware--0.6%      AAA         Aaa        4,125  Delaware State, GO, Series A, 5% due 1/01/2006                              4,486

Florida--2.8%       AA+         Aa1        3,000  Broward County, Florida, GO, Refunding, 4.625% due 1/01/2005                3,080
                    AAA         Aaa          500  Charlotte County, Florida, Utility Revenue Bonds, 6.75% due
                                                  10/01/2003 (a)(f)                                                             517
                    AAA         Aaa        1,000  Dade County, Florida, GO, Series I, 6.90% due 7/01/2003 (c)                 1,000
                    AA+         Aa2        1,000  Florida State Board of Education, Capital Outlay, GO (Public
                                                  Education), Series B, 5.625% due 6/01/2005                                  1,081
                    AAA         Aaa        2,500  Florida State Board of Education, Lottery Revenue Bonds, Series B,
                                                  5.25% due 7/01/2005 (f)                                                     2,694
                    AAA         Aaa          400  Hillsborough County, Florida, Aviation Authority Revenue Refunding

                                                  Bonds (Tampa International Airport), AMT, Series A, 5% due
                                                  10/01/2005 (c)                                                                428
                    AAA         Aaa        9,685  Orlando, Florida, Greater Orlando Aviation Authority, Airport
                                                  Facilities Revenue Refunding Bonds, Series C, 5% due 10/01/2004            10,163
                    AAA         Aaa          300  Port Orange, Florida, Water and Sewer Revenue Refunding Bonds, 5%
                                                  due 10/01/2003 (c)                                                            303
                    AAA         Aaa          500  Tallahassee, Florida, Energy System Revenue Bonds, Series B, 4%
                                                  due 10/01/2004 (e)                                                            518

Georgia--4.0%       AA-         Aa2        3,500  Cherokee County, Georgia, GO, 4.25% due 8/01/2003                           3,510
                    A1+         VMIG1++   10,000  Clayton County, Georgia, Development Authority, Special Facilities
                                                  Revenue Bonds (Delta Airlines), VRDN, AMT, Series C, 1.05% due
                                                  5/01/2035 (b)                                                              10,000
                    NR*         Aa2        5,000  Coweta County, Georgia, School District, GO, Sales Tax, 4.50% due
                                                  8/01/2005                                                                   5,327
                    A+          Aa3        2,050  Dalton, Georgia, Building Authority Revenue Bonds, 5% due 7/01/2004         2,132
                    AAA         Aaa        2,550  Georgia State, GO, Refunding, Series A, 6.25% due 3/01/2006                 2,866

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS (continued)
(in Thousands)
Limited Maturity Portfolio

                    S&P       Moody's     Face
STATE            Ratings+++  Ratings+++   Amount  Municipal Bonds                                                            Value
--------------   ----------  ----------  -------  --------------------------------------------------------------------      -------
Georgia                                           Gwinnett County, Georgia, School District, GO, Refunding:
(concluded)         AA+         Aaa      $ 4,000     4% due 2/01/2005                                                       $ 4,174

                    AA+         Aaa        1,000     4.50% due 2/01/2006                                                      1,077

Hawaii--1.0%        AAA         Aaa        3,585  Hawaii State, GO, Series CT, 5.25% due 9/01/2003 (e)(g)                     3,611
                    AAA         Aaa        3,505  Hawaii State Highway Revenue Refunding Bonds, 3% due 7/01/2005 (e)          3,622

Illinois--2.7%      AAA         Aaa        5,000  Chicago, Illinois, Public Building Commission, Building Revenue
                                                  Bonds, Series C, 5.125% due 2/01/2004 (f)                                   5,120
                    AAA         NR*        5,000  Chicago, Illinois, Skyway Toll Bridge Revenue Refunding Bonds,
                                                  6.75% due 1/01/2004 (a)                                                     5,246
                    A1          VMIG1++    6,000  Illinois Health Facilities Authority, Revenue Refunding Bonds
                                                  (Resurrection Health Care), VRDN, Series A, 0.95% due 5/15/2029 (b)         6,000
                    AAA         Aaa        3,000  Illinois Regional Transportation Authority Revenue Bonds, Series A,
                                                  6.25% due 6/01/2004 (a)(c)                                                  3,205

Indiana--0.6%       BBB+        Baa1       4,300  Indiana State Development Finance Authority, PCR, Refunding
                                                  (Southern Indiana Gas & Electric), AMT, Series C, 5% due 3/01/2030          4,463

Iowa--1.0%          NR*         MIG1++     6,920  Ankeny, Iowa, GO, BAN, Series C, 1.50% due 6/01/2005                        6,943

Kentucky--1.5%      NR*         MIG1++     5,000  Logan/Todd, Kentucky, Regional Water Commission Revenue Refunding
                                                  Bonds, 4% due 2/01/2007                                                     5,340
                    NR*         A2         5,500  Newport, Kentucky, GO, BAN, 2.41% due 12/01/2004                            5,541

Louisiana--         AAA         Aaa        4,000  Orleans Parish, Louisiana, School Board, GO, 7.50% due
0.6%                                              9/01/2005 (a)(f)                                                            4,532

Maryland--0.6%      AAA         Aaa        4,050  Washington Suburban Sanitation District, Maryland, Water Supply,
                                                  GO, Refunding, 4.125% due 6/01/2004                                         4,169

Massachusetts       SP1+        MIG1++     6,425  Boston, Massachusetts, BAN, Series B, 2.125% due 2/01/2006                  6,523
--5.2%              NR*         NR*        3,000  Massachusetts State Development Finance Agency, Environmental
                                                  Improvement Revenue Bonds (The Mead Corporation Project), VRDN, AMT,
                                                  Series A, 2.25% due 11/01/2033 (b)(d)                                       3,000
                    A1+         MIG1++    10,000  Massachusetts State, HFA, Housing Revenue Refunding Bonds
                                                  (S/F Housing), AMT, Series I, 3.25% due 6/01/2004                          10,193
                    AA-         Aa3        1,500  Massachusetts State Health and Educational Facilities Authority
                                                  Revenue Bonds (Partners Healthcare), Series E, 4% due 7/01/2006             1,587
                    AA          Aa2       15,070  New England Education Loan Marketing Corporation, Massachusetts,
                                                  Student Loan Revenue Refunding Bonds, AMT, Series A, 5.70% due
                                                  7/01/2005                                                                  16,230

Michigan--1.5%      AAA         Aaa        6,890  Michigan Municipal Bond Authority Revenue Bonds (Pooled Project),
                                                  Series B, 5.625% due 4/01/2006 (a)                                          7,796
                    AA+         Aa1        3,000  Michigan State Building Authority, Revenue Refunding Bonds
                                                  (Facilities Program), Series III, 5% due 10/15/2004                         3,153

Missouri--0.8%      NR*         Aaa        4,000  Kansas City, Missouri, School District, Building Revenue Refunding
                                                  Bonds, Series A, 5% due 2/01/2006 (f)                                       4,352
                    AA+         NR*        1,175  Saint Louis County, Missouri, Rockwood School District Number R-6,
                                                  GO, Refunding, 3.50% due 2/01/2004                                          1,192

Nebraska--1.2%                                    Nebraska Public Power District, Revenue Refunding Bonds:
                    AAA         Aaa        2,000     (Power Supply System), Series C, 4.50% due 1/01/2004 (g)                 2,036
                    AAA         Aaa        6,750     Series A, 5.25% due 1/01/2004 (d)                                        6,895

Nevada--1.7%        BBB-        Baa2      12,000  Clark County, Nevada, IDR (Southwest Gas Corporation Project),
                                                  AMT, Series D, 3.35% due 9/01/2004                                         12,095

New Hampshire--     NR*         NR*        8,000  New Hampshire State Business Finance Authority, PCR, Refunding
1.1%                                              (United Illuminating Company), AMT, Series A, 3.75% due 7/01/2007           8,046

New Jersey--        SP1         MIG2       5,405  Jersey City, New Jersey, GO, Refunding, 2% due 1/09/2004                    5,424
0.8%

New Mexico--        AA          Aa3        2,000  Albuquerque, New Mexico, Joint Water and Sewer System Revenue
1.5%                                              Refunding Bonds, Series A, 4.40% due 7/01/2003                              2,000
                    BBB-        Baa3       6,000  Farmington, New Mexico, Public Service, PCR, Refunding (San Juan
                                                  Project), Series B, 2.75% due 4/01/2004                                     6,008
                    AA+         Aa1        3,100  New Mexico State, GO, Refunding, Series A, 5% due 9/01/2003                 3,121

New York--          NR*         NR*       13,000  Little Falls, New York, City School District, GO, BAN, 2.50%
8.3%                                              due 8/28/2003                                                              13,023
                    AA+         Aa1        2,400  Municipal Assistance Corporation for the City of New York, New York,
                                                  Revenue Refunding Bonds, Series E, 6% due 7/01/2005                         2,624
                    A1+         NR*        5,800  New York City, New York, City Transitional Finance Authority Revenue
                                                  Bonds, VRDN, Sub-Series 2D, 0.95% due 11/01/2022 (b)                        5,800
                    A           A2         7,000  New York City, New York, GO, Refunding, Series G, 5% due 8/01/2005          7,447
                    A           A2         5,135  New York City, New York, GO, Series H, 4.50% due 8/01/2004                  5,306
                    A           A3         6,530  New York State Dormitory Authority, Lease Revenue Bonds (Court
                                                  Facilities), Series A, 4% due 5/15/2006                                     6,871
                    BBB         NR*        4,500  New York State Environmental Facilities Corporation, Solid Waste
                                                  Disposal Revenue Bonds (Waste Management Project), AMT, Series A,
                                                  4% due 5/01/2004                                                            4,551
                    AA          A2         8,250  New York State, GO, Refunding, Series C, 4% due 4/15/2006                   8,781
                                                  Schenectady, New York, GO, BAN:
                    NR*         NR*        2,000     Series A, 3.75% due 5/28/2004                                            2,009

                    NR*         NR*        3,000     Series B, 3.75% due 5/28/2004                                            3,017

North Carolina--                                  North Carolina State, Public School Building, GO:
1.4%                AAA         Aa1        4,500     4.60% due 4/01/2004                                                      4,624
                    AAA         Aa1        5,000     4.60% due 4/01/2006                                                      5,423

Ohio--6.1%          AAA         Aaa        1,580  Cincinnati, Ohio, City School District, GO, TAN, 5.50% due
                                                  12/01/2003 (c)                                                              1,607
                    NR*         Aaa          740  Mason, Ohio, COP (Municipal Facilities Project), 3.50% due
                                                  12/01/2004 (d)                                                                766
                    BBB         NR*        4,000  Ohio State Air Quality, Development Authority, Revenue Refunding
                                                  Bonds (Ohio Edison Project), Series B, 2.25% due 6/01/2005                  4,004
                    AAA         Aaa        5,000  Ohio State Building Authority, Adult Correctional Facilities
                                                  Revenue Bonds, 6% due 10/01/2004 (a)(d)                                     5,408
                                                  Ohio State, Highway Capital Improvement, GO:
                    AAA         Aa1        5,375     Series C, 4.75% due 5/01/2005                                            5,716
                    AAA         Aa1        4,850     Series F, 5% due 5/01/2005                                               5,180
                    NR*         NR*        6,000  Ohio State Water Development Authority, 3% due 7/18/2003                    6,000
                    BBB-        Baa2       2,000  Ohio State Water Development Authority, Pollution Control
                                                  Facilities Revenue Refunding Bonds (Ohio Edison Company), AMT,
                                                  Series B, 4.40% due 12/01/2003                                              2,015
                    NR*         Aa3       13,000  Rickenbacker, Ohio, Port Authority, Capital Funding Revenue Bonds
                                                  (Oasbo Expanded Asset Pooled), Series A, 3.90% due 5/01/2004               13,291

Oklahoma--1.1%      NR*         Aaa        1,235  Midwest City, Oklahoma, Municipal Authority, Capital Improvement
                                                  Revenue Bonds, 4.55% due 6/01/2005 (e)                                      1,311
                                                  Oklahoma City, Oklahoma, Airport Trust Revenue Bonds, Junior Lien,
                                                  AMT, 28th Series (d):
                    AAA         Aaa        1,000     4% due 7/01/2004                                                         1,027

                    AAA         Aaa        3,040     4% due 7/01/2005                                                         3,170
                    A2          VMIG2      2,500  Oklahoma Development Finance Authority Revenue Bonds (Conoco
                                                  Project), VRDN, AMT, Series B, 1.47% due 8/01/2037 (b)                      2,500

Oregon--2.6%        NR*         NR*       10,770  Portland, Oregon, Limited Tax, GO, Refunding, Series B, 3% due
                                                  12/15/2004                                                                 11,073
                    AA+         Aa1        4,815  Tri-County, Oregon, Metropolitan Transportation District, GO,
                                                  Refunding (Light Rail Extension), Series A, 4% due 7/01/2003                4,815
                    AA+         Aa3        2,385  Tri-County, Oregon, Metropolitan Transportation District Revenue
                                                  Bonds, Series A, 5.25% due 8/01/2005                                        2,578

Pennsylvania--      AAA         Aaa        1,500  Pennsylvania Inter-Governmental Cooperative Authority, Special
1.9%                                              Tax Revenue Bonds (Philadelphia Funding Program), 6.75% due
                                                  6/15/2005 (a)(f)                                                            1,660
                    AA          Aa2       11,000  Pennsylvania State, GO, Refunding, Second Series, 5% due 7/01/2005         11,802

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

SCHEDULE OF INVESTMENTS (concluded)
(in Thousands)
Limited Maturity Portfolio

                    S&P        Moody's     Face
STATE            Ratings+++  Ratings+++   Amount  Municipal Bonds                                                             Value
--------------   ----------  ----------  -------  --------------------------------------------------------------------      -------
Rhode Island--      AA+         Aa2      $ 2,500  Rhode Island Housing and Mortgage Finance Corporation, Homeowner
0.4%                                              Opportunity Revenue Bonds, AMT, Series 41-C, 3.375% due 11/01/2005        $ 2,586

South               AAA         Aaa          500  South Carolina State Highway, GO, Series B, 5.25% due 4/01/2005               535
Carolina--0.1%

Tennessee--         NR*         Aaa        3,815  Hamilton County, Tennessee, GO, Refunding, 4% due 10/01/2005 (f)            4,039
1.4%                AA          Aa2        5,605  Tennessee State, GO, Refunding, Series B, 5.50% due 5/01/2004               5,816

Texas--14.8%        AAA         Aaa        2,560  Arlington, Texas, GO, Refunding and Improvement, 2.50% due
                                                  8/15/2006 (f)                                                               2,630
                    BBB         Baa2      15,000  Brazos River Authority, Texas, PCR, Refunding (Texas Utilities
                                                  Electric Company Project), AMT, Series D, 4.25% due 11/01/2003             15,075
                    AAA         Aaa        2,000  Dallas, Texas, Independent School District, GO, Refunding, 5% due
                                                  8/15/2005                                                                   2,154
                    AA+         Aa1        2,000  Forth Worth, Texas, GO, Refunding, Series A, 4% due 3/01/2004               2,041
                    AA          Aa2        6,075  Fort Worth, Texas, Water and Sewer Revenue Refunding and
                                                  Improvement Bonds, 5.50% due 2/15/2004                                      6,246
                    BBB         NR*        4,000  Gulf Coast, Texas, Waste Disposal Authority (Waste Management of
                                                  Texas), AMT, Series C, 2.85% due 5/01/2004                                  4,014
                    A1+         NR*        4,400  Harris County, Texas, Health Facilities Development Corporation
                                                  Revenue Refunding Bonds (Methodist Hospital), VRDN, 0.95% due
                                                  12/01/2032 (b)                                                              4,400
                    AAA         Aaa        3,870  Harris County, Texas, Toll Road Revenue Bonds, Senior Lien,
                                                  Series A, 6.25% due 8/15/2004 (a)(d)                                        4,174
                    AAA         Aaa       16,000  Northside, Texas, Independent School District, GO, Series A,
                                                  2.25% due 8/01/2004                                                        16,016
                    BBB         Baa2       2,580  Sabine River Authority, Texas, PCR, Refunding (TXU Electric
                                                  Company Project), Series C, 4% due 11/01/2003                               2,594
                    AA          Aa1        3,000  Texas State, Public Finance Authority, GO, Refunding:
                                                     Series A, 5% due 10/01/2006                                              3,323
                    AA          Aa1        5,750     Series B, 6% due 10/01/2004 (c)                                          6,103
                    AAA         Aaa        5,000  Texas State Turnpike Authority, Dallas North Thruway Revenue

                                                  Refunding Bonds, 4.80% due 1/01/2006                                        5,188
                    AA          Aa1        6,425  Texas State, Water Financial Assistance, GO, Refunding, Series C,
                                                  5% due 8/01/2006                                                            7,088
                                                  Trinity River Authority, Texas, Regional Wastewater System Revenue
                                                  Refunding Bonds (d):
                    AAA         Aaa        1,845    5% due 8/01/2003                                                          1,851
                    AAA         Aaa        3,000    5% due 8/01/2004                                                          3,129
                    AAA         Aaa        4,515    5% due 8/01/2006                                                          4,976
                    AAA         Aaa        4,950  University of Houston, Texas, University Revenue Refunding Bonds,
                                                  Series B, 5% due 2/15/2005 (e)                                              5,246
                    AAA         Aaa       10,000  Weatherford, Texas, Independent School District, GO, Series A,
                                                  2.50% due 2/01/2005                                                        10,105

Utah--0.8%          A+          A1         2,725  Intermountain Power Agency, Utah, Power Supply, Revenue Refunding
                                                  Bonds, Series C, 4.80% due 7/01/2003                                        2,725
                    AAA         Aaa        3,200  Utah State, GO, Refunding, Series A, 5% due 7/01/2004                       3,329

Virginia--3.1%      BBB         NR*        7,000  Amelia County, Virginia, IDA, Solid Waste Disposal Revenue
                                                  Refunding Bonds (Waste Management Project), AMT, 4.90% due 4/01/2027
                                                  7,255 Louisa, Virginia, IDA, Solid Waste and Sewer Disposal Revenue
                                                  Bonds (Virginia Electric & Power Company Project), AMT, Series A:
                    BBB+        A3         2,000    1.85% due 4/01/2022                                                       2,011
                    BBB+        A3         2,500    1.85% due 9/01/2030                                                       2,514
                    AA+         Aa1        5,890  Virginia State Public School Authority Revenue Bonds (School
                                                  Technology Notes), 5% due 4/15/2007                                         6,554
                    AA+         Aa1        3,900  Virginia State Public School Authority, School Financing, GO,
                                                  Series B, 4% due 8/01/2005                                                  4,116

Washington--        AA+         Aa1        3,345  King County, Washington, GO, Refunding, 5% due 12/01/2005                   3,632

5.1%                AAA         Aa1        5,000  Seattle, Washington, GO, Refunding and Improvement, 4% due 8/01/2005        5,274
                    AAA         Aaa        2,180  Seattle, Washington, GO, Refunding, Series A, 5.25% due 3/01/2005           2,323
                    AAA         Aaa        4,200  Snohomish County, Washington, Everett School District Number 002,
                                                  GO, Refunding, 6.20% due 12/01/2003 (a)(d)                                  4,376
                    AAA         Aaa        1,650  Snohomish County, Washington, Public Utility District Number 001,
                                                  Electric Revenue Refunding Bonds, 5% due 12/01/2003 (e)                     1,678
                    AA+         Aa1        7,195  Washington State, GO, Series B and AT-7, 6.10% due 6/01/2006                8,105
                                                  Washington State Public Power Supply System, Revenue Refunding
                                                  Bonds, Series A:
                    AAA         Aaa        5,000    (Nuclear Project Number 1), 6% due 7/01/2005 (c)                          5,454
                    AA-         Aa1        4,000    (Nuclear Project Number 2), 5% due 7/01/2003                              4,000
                    AA-         Aa1        2,275    (Nuclear Project Number 3), 5% due 7/01/2003                              2,275

Wisconsin--         NR*         MIG1++     7,105  Menomonee Falls, Wisconsin, BAN, Refunding, 3.20% due 6/01/2004             7,166
1.8%                AA-         Aa3        5,605  Wisconsin State, GO, Series A, 5.50% due 5/01/2004                          5,816

Puerto Rico--                                     Puerto Rico Commonwealth, GO, Refunding:
2.9%                A-          Baa1          50    5.30% due 7/01/2004 (c)                                                      52
                    A-          Baa1         850    5.30% due 7/01/2004                                                         884
                                                  Puerto Rico Commonwealth Highway and Transportation Authority,
                                                  Highway Revenue Refunding Bonds, Series AA:
                    A           Baa1      13,505    5% due 7/01/2005                                                         14,387
                    A           Baa1       5,000    5% due 7/01/2006                                                          5,435

                                                  Total Municipal Bonds (Cost--$647,625)--91.0%                             654,825

                                          Shares
                                           Held   Short-Term Securities
                                          ------  -----------------------------------------------------------------

                                          61,414  Merrill Lynch Institutional Tax-Exempt Fund (h)                            61,414

                                                  Total Short-Term Securities (Cost--$61,414)--8.6%                          61,414

                                                  Total Investments (Cost--$709,039)--99.6%                                 716,239
                                                  Other Assets Less Liabilities--0.4%                                         3,020
                                                                                                                           --------
                                                  Net Assets--100.0%                                                       $719,259
                                                                                                                           ========

(a)Prerefunded.
(b)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2003.
(c)AMBAC Insured.
(d)MBIA Insured.
(e)FSA Insured.
(f)FGIC Insured.
(g)Escrowed to maturity.
(h)Investments in companies considered to be an affiliate of the Fund (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

                                         (In Thousands)
                                Net         Dividend
Affiliate                     Activity       Income
---------------------------   --------   --------------
Merrill Lynch Institutional

Tax-Exempt Fund                61,414         $340

(i)XL Capital Insured.
*Not Rated.
++Highest short-term rating issued by Moody's Investors Service, Inc. +++Ratings of issues shown are unaudited.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

STATEMENTS OF ASSETS AND LIABILITIES

                                                                                                          Limited
                                                                          Insured          National       Maturity
                 As of June 30, 2003                                     Portfolio        Portfolio      Portfolio
                 --------------------------------------------------   --------------   --------------   ------------
Assets:          Investments, at value*                               $1,249,497,828   $1,209,743,580   $716,239,158
                 Cash                                                        853,166           61,836        144,950
                 Receivables:
                    Interest                                              18,763,993       20,120,045      7,499,281
                    Securities sold                                        2,458,579       11,923,574      9,142,250
                    Capital shares sold                                    1,049,890          509,597      4,679,513
                    Dividends                                                     24              558          1,464
                 Prepaid registration fees and other assets                  772,266          173,192        101,147
                                                                      --------------   --------------   ------------
                 Total assets                                          1,273,395,746    1,242,532,382    737,807,763
                                                                      --------------   --------------   ------------

Liabilities:     Payables:
                    Securities purchased                                          --       14,153,114     17,120,788
                    Capital shares redeemed                                1,524,160        2,396,361        803,310
                    Dividends to shareholders                              1,345,416        1,374,901        305,614
                    Distributor                                              176,554          284,208         78,797
                    Investment adviser                                       369,713          463,805        178,106
                    Other affiliates                                          87,702          107,876         28,439
                 Accrued expenses and other liabilities                       64,299           68,971         33,217
                                                                      --------------   --------------   ------------
                 Total liabilities                                         3,567,844       18,849,236     18,548,271
                                                                      --------------   --------------   ------------

Net Assets:      Net assets                                           $1,269,827,902   $1,223,683,146   $719,259,492
                                                                      ==============   ==============   ============

Net Assets       Class A Common Stock, $.10 par value++               $    2,327,024   $    1,898,452   $  2,440,961
Consist of:      Class B Common Stock, $.10 par value++++                  1,985,421        3,052,386        824,735
                 Class C Common Stock, $.10 par value++++++                  818,983          739,319      1,340,768
                 Class I Common Stock, $.10 par value++++++++             10,599,716        5,924,408      2,469,301
                 Paid-in capital in excess of par                      1,172,804,369    1,181,699,725    705,087,117
                                                                      --------------   --------------   ------------
                 Undistributed investment income--net                      1,129,449          733,857        474,511
                 Accumulated realized capital losses on
                 investments--net                                        (21,062,895)     (41,233,964)      (578,357)
                 Unrealized appreciation on investments--net             101,225,835       70,868,963      7,200,456
                                                                      --------------   --------------   ------------
                 Total accumulated earnings--net                          81,292,389       30,368,856      7,096,610
                                                                      --------------   --------------   ------------
                 Net assets                                           $1,269,827,902   $1,223,683,146   $719,259,492
                                                                      ==============   ==============   ============

Net Asset        Class A:
Value:              Net assets                                        $  187,804,892   $  200,108,040   $248,454,571
                                                                      ==============   ==============   ============
                    Shares outstanding                                    23,270,243       18,984,524     24,409,606
                                                                      ==============   ==============   ============
                    Net asset value and redemption price per share    $         8.07   $        10.54   $      10.18
                                                                      ==============   ==============   ============
                 Class B:
                    Net assets                                        $  160,176,942   $  321,477,018   $ 83,885,597
                                                                      ==============   ==============   ============
                    Shares outstanding                                    19,854,213       30,523,856      8,247,346
                                                                      ==============   ==============   ============
                    Net asset value and redemption price per share    $         8.07   $        10.53   $      10.17
                                                                      ==============   ==============   ============

                 Class C:
                    Net assets                                        $   66,088,984   $   77,906,185   $135,782,576
                                                                      ==============   ==============   ============
                    Shares outstanding                                     8,189,828        7,393,187     13,407,675
                                                                      ==============   ==============   ============
                    Net asset value and redemption price per share    $         8.07   $        10.54   $      10.13
                                                                      ==============   ==============   ============
                 Class I:
                    Net assets                                        $  855,757,084   $  624,191,903   $251,136,748
                                                                      ==============   ==============   ============
                    Shares outstanding                                   105,997,160       59,244,079     24,693,007
                                                                      ==============   ==============   ============
                    Net asset value and redemption price per share    $         8.07   $        10.54   $      10.17
                                                                      ==============   ==============   ============
                 *Identified cost                                     $1,148,271,993   $1,138,874,617   $709,038,702
                                                                      ==============   ==============   ============
                 ++Authorized shares--Class A                            500,000,000      375,000,000    150,000,000
                                                                      ==============   ==============   ============
                 ++++Authorized shares--Class B                          375,000,000      375,000,000    150,000,000
                                                                      ==============   ==============   ============
                 ++++++Authorized shares--Class C                        375,000,000      375,000,000    150,000,000
                                                                      ==============   ==============   ============
                 ++++++++Authorized shares--Class I                      500,000,000      375,000,000    150,000,000
                                                                      ==============   ==============   ============

See Notes to Financial Statements.

STATEMENTS OF OPERATIONS

                                                                                                     Limited
                                                                         Insured       National      Maturity
                 For the Year Ended June 30, 2003                       Portfolio     Portfolio     Portfolio
                 --------------------------------------------------   ------------   -----------   -----------
Investment       Interest                                             $ 70,882,910   $73,126,777   $16,296,189
Income:          Dividends                                                 190,828       287,961       339,674
                                                                      ------------   -----------   -----------
                 Total income                                           71,073,738    73,414,738    16,635,863
                                                                      ------------   -----------   -----------

Expenses:        Investment advisory fees                                4,630,741     5,902,334     1,962,052
                 Account maintenance and distribution fees--Class B      1,274,785     2,624,333       318,898
                 Account maintenance and distribution fees--Class C        425,392       559,858       236,188
                 Account maintenance fees--Class A                         440,803       452,203       199,341
                 Accounting services                                       377,747       378,514       171,575
                 Transfer agent fees--Class I                              316,434       293,684        49,918
                 Registration fees                                          85,964        77,996       130,480
                 Transfer agent fees--Class B                               75,840       191,135        24,741
                 Transfer agent fees--Class A                               64,054        83,196        43,580
                 Professional fees                                          66,276        96,660        24,395
                 Custodian fees                                             67,835        75,441        41,892
                 Printing and shareholder reports                           54,172        71,893        37,955
                 Pricing services                                           36,359        55,763        20,033
                 Transfer agent fees--Class C                               23,753        37,907        18,258
                 Directors' fees and expenses                               25,318        20,920         8,973
                 Other                                                      50,962        44,092        18,650
                                                                      ------------   -----------   -----------
                 Total expenses before waiver                            8,016,435    10,965,929     3,306,929
                 Waiver of expenses                                        (34,961)      (51,630)      (61,490)

                                                                      ------------   -----------   -----------
                 Total expenses after waiver                             7,981,474    10,914,299     3,245,439
                                                                      ------------   -----------   -----------
                 Investment income--net                                 63,092,264    62,500,439    13,390,424
                                                                      ------------   -----------   -----------

Realized &       Realized gain on investments--net                      18,978,718    23,064,897       474,301
Unrealized       Change in unrealized appreciation on
Gain on          investments--net                                       25,252,894     8,215,548     1,115,437
Investments--                                                         ------------   -----------   -----------
Net:
                 Total realized and unrealized gain on
                 investments--net                                       44,231,612    31,280,445     1,589,738
                                                                      ------------   -----------   -----------
                 Net Increase in Net Assets Resulting from
                 Operations                                           $107,323,876   $93,780,884   $14,980,162
                                                                      ============   ===========   ===========

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

STATEMENTS OF CHANGES IN NET ASSETS

                                                                    Insured Portfolio                 National Portfolio
                                                                       For the Year                      For the Year
                                                                      Ended June 30,                    Ended June 30,
                                                             -------------------------------   -------------------------------
                   Increase (Decrease) in Net Assets:             2003             2002             2003             2002
                   ---------------------------------------   --------------   --------------   --------------   --------------
Operations:        Investment income--net                    $   63,092,264   $   66,349,214   $   62,500,439   $   54,128,954
                   Realized gain on investments--net             18,978,718       10,407,929       23,064,897        3,056,161
                   Change in unrealized appreciation
                   on investments--net                           25,252,894        8,385,315        8,215,548        9,583,130

                   ---------------------------------------   --------------   --------------   --------------   --------------
                   Net increase in net assets resulting
                   from operations                              107,323,876       85,142,458       93,780,884       66,768,245
                                                             --------------   --------------   --------------   --------------

Dividends &        Investment income--net:
Distributions to      Class A                                    (8,594,352)      (7,841,632)      (9,204,187)      (6,106,400)
Shareholders:         Class B                                    (7,434,794)      (9,358,143)     (16,020,155)     (11,045,083)
                      Class C                                    (2,290,564)        (999,113)      (3,170,397)      (1,756,295)
                      Class I                                   (44,741,184)     (48,114,588)     (33,985,291)     (35,234,862)
                   Realized gain on investments--net:
                      Class A                                            --          (77,773)              --          (38,236)
                      Class B                                            --         (106,680)              --          (82,921)
                      Class C                                            --          (10,641)              --          (12,681)
                      Class I                                            --         (467,684)              --         (227,631)
                                                             --------------   --------------   --------------   --------------
                   Net decrease in net assets resulting
                   from dividends and distributions to
                   shareholders                                 (63,060,894)     (66,976,254)     (62,380,030)     (54,504,109)
                                                             --------------   --------------   --------------   --------------

Capital Share      Net increase (decrease) in net assets
Transactions:      derived from capitalshare transactions       (30,345,541)     (66,642,942)      79,473,855       63,305,521
                                                             --------------   --------------   --------------   --------------

Net Assets:        Total increase (decrease) in net assets       13,917,441      (48,476,738)     110,874,709       75,569,657
                   Beginning of year                          1,255,910,461    1,304,387,199    1,112,808,437    1,037,238,780
                                                             --------------   --------------   --------------   --------------
                   End of year*                              $1,269,827,902   $1,255,910,461   $1,223,683,146   $1,112,808,437
                                                             ==============   ==============   ==============   ==============

                   *Undistributed investment income--net     $    1,129,449   $    1,098,079   $      733,857   $      622,013
                                                             ==============   ==============   ==============   ==============

STATEMENTS OF CHANGES IN NET ASSETS (concluded)

Limited Maturity Portfolio

                                                               For the Year Ended June 30,
                                                               ---------------------------
                                                                   2003           2002
                                                               ------------   ------------
                   Increase (Decrease) in Net Assets:
Operations:        Investment income--net                      $ 13,390,424   $ 10,600,072
                   Realized gain on investments--net                474,301        333,062
                   Change in unrealized appreciation on
                   investments--net                               1,115,437      2,009,531
                                                               ------------   ------------
                   Net increase in net assets resulting from
                   operations                                    14,980,162     12,942,665
                                                               ------------   ------------

Dividends &        Investment income--net:
Distributions to      Class A                                    (4,590,844)    (2,724,180)
Shareholders:         Class B                                    (1,899,081)    (1,406,735)
                      Class C                                    (1,287,536)       (34,601)
                      Class I                                    (5,543,293)    (6,189,098)
                   Realized gain on investments--net:
                      Class A                                            --             --
                      Class B                                            --             --
                      Class C                                            --             --
                      Class I                                            --             --
                                                               ------------   ------------
                   Net decrease in net assets resulting from
                   dividends and distributions to
                   shareholders                                 (13,320,754)   (10,354,614)
                                                               ------------   ------------

Capital Share      Net increase (decrease) in net assets
                   derived from capital

Transactions:      share transactions                           288,357,426    160,472,985
                                                               ------------   ------------
Net Assets:        Total increase (decrease) in net assets      290,016,834    163,061,036
                   Beginning of year                            429,242,658    266,181,622
                                                               ------------   ------------
                   End of year*                                $719,259,492   $429,242,658
                                                               ============   ============
                   *Undistributed investment income--net       $    474,511   $    398,052
                                                               ============   ============

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Insured Portfolio

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                 Class A+++
                                                                        For the Year Ended June 30,
                                                        ------------------------------------------------------
Increase (Decrease) in Net Asset Value:                   2003          2002        2001       2000      1999
                                                        --------      --------    --------   -------   -------
Per Share      Net asset value, beginning of year       $   7.79      $   7.69    $   7.36   $  7.79   $  8.24
Operating                                               --------      --------    --------   -------   -------
Performance:   Investment income--net                        .39++++       .39         .37       .38       .39
               Realized and unrealized gain (loss) on
               investments--net                              .28           .10         .33      (.32)     (.26)
                                                        --------      --------    --------   -------   -------
               Total from investment operations              .67           .49         .70       .06       .13
                                                        --------      --------    --------   -------   -------
               Less dividends and distributions:

                  Investment income--net                    (.39)         (.39)       (.37)     (.38)     (.39)
                  Realized gain on investments--net           --            --++        --        --      (.19)
                  In excess of realized gain on
                  investments--net                            --            --          --      (.11)       --
                                                        --------      --------    --------   -------   -------
               Total dividends and distributions            (.39)         (.39)       (.37)     (.49)     (.58)
                                                        --------      --------    --------   -------   -------
               Net asset value, end of year             $   8.07      $   7.79    $   7.69   $  7.36   $  7.79
                                                        ========      ========    ========   =======   =======

Total Investment Based on net asset value per share
Return:*                                                    8.77%         6.63%       9.74%      .96%     1.43%
                                                        ========      ========    ========   =======   =======

Ratios to      Expenses, net of waiver                       .71%          .72%        .70%      .68%      .67%
Average                                                 ========      ========    ========   =======   =======
Net Assets:    Expenses                                      .71%          .72%        .70%      .68%      .67%
                                                        ========      ========    ========   =======   =======
               Investment income--net                      4.88%         5.10%       4.94%      5.10%     4.77%
                                                        ========      ========    ========   =======   =======

Supplemental   Net assets, end of year (in thousands)   $187,805      $161,110    $145,688   $99,326   $81,238
Data:                                                   ========      ========    ========   =======   =======
               Portfolio turnover                          38.17%        32.78%      64.39%    94.08%    86.35%
                                                        ========      ========    ========   =======   =======

Insured Portfolio

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                   Class B
                                                                         For the Year Ended June 30,
                                                          ---------------------------------------------------------
Increase (Decrease) in Net Asset Value:                     2003           2002        2001       2000       1999
                                                          --------       --------    --------   --------   --------

Per Share        Net asset value, beginning of year       $   7.79       $   7.68    $   7.36   $   7.78   $   8.24
Operating                                                 --------       --------    --------   --------   --------
Performance:     Investment income--net                        .35++++        .36         .34        .34        .35
                 Realized and unrealized gain (loss) on
                 investments--net                              .28            .11         .32       (.31)      (.27)
                                                          --------       --------    --------   --------   --------
                 Total from investment operations              .63            .47         .66        .03        .08
                                                          --------       --------    --------   --------   --------
                 Less dividends and distributions:
                    Investment income--net                    (.35)          (.36)       (.34)      (.34)      (.35)
                    Realized gain on investments--net           --             --++        --         --       (.19)
                    In excess of realized gain on
                    investments--net                            --             --          --       (.11)        --
                                                          --------       --------    --------   --------   --------
                 Total dividends and distributions            (.35)          (.36)       (.34)      (.45)      (.54)
                                                          --------       --------    --------   --------   --------
                 Net asset value, end of year             $   8.07       $   7.79    $   7.68   $   7.36   $   7.78
                                                          ========       ========    ========   ========   ========

Total Investment Based on net asset value per share           8.21%          6.23%       9.04%       .57%       .79%
Return:*                                                  ========       ========    ========   ========   ========

Ratios to        Expenses, net of waiver                      1.22%          1.23%       1.21%      1.19%      1.18%
Average                                                   ========       ========    ========   ========   ========
Net Assets:      Expenses                                     1.22%          1.23%       1.21%      1.19%      1.18%
                                                          ========       ========    ========   ========   ========
                 Investment income--net                       4.38%          4.58%       4.43%      4.56%      4.26%
                                                          ========       ========    ========   ========   ========

Supplemental     Net assets, end of year (in thousands)   $160,177       $182,241    $223,710   $276,154   $414,135

Data:                                                     ========       ========    ========   ========   ========
                 Portfolio turnover                          38.17%         32.78%      64.39%     94.08%     86.35%
                                                          ========       ========    ========   ========   ========

*Total investment returns exclude the effects of sales charges.
++Amount is less than ($.01) per share.
++++Based on average shares outstanding.
+++Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

FINANCIAL HIGHLIGHTS (continued)
Insured Portfolio

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                   Class C
                                                                        For the Year Ended June 30,
                                                          -----------------------------------------------------
Increase (Decrease) in Net Asset Value:                     2003          2002       2001      2000      1999
---------------------------------------                   --------       -------    -------   -------   -------
Per Share        Net asset value, beginning of year       $   7.79       $  7.68    $  7.36   $  7.78   $  8.24
Operating                                                 --------       -------    -------   -------   -------
Performance:     Investment income--net                        .34++++       .35        .33       .34       .34
                 Realized and unrealized gain (loss) on
                 investments--net                              .28           .11        .32      (.31)     (.27)
                                                          --------       -------    -------   -------   -------
                 Total from investment operations              .62           .46        .65       .03       .07
                                                          --------       -------    -------   -------   -------
                 Less dividends and distributions:
                    Investment income--net                    (.34)         (.35)      (.33)     (.34)     (.34)
                    Realized gain on investments--net           --            --++       --        --      (.19)
                    In excess of realized gain on

                    investments--net                            --            --         --      (.11)       --
                                                          --------       -------    -------   -------   -------
                 Total dividends and distributions            (.34)         (.35)      (.33)     (.45)     (.53)
                                                          --------       -------    -------   -------   -------
                 Net asset value, end of year             $   8.07       $  7.79    $  7.68   $  7.36   $  7.78
                                                          ========       =======    =======   =======   =======
Total Investment Based on net asset value per share           8.16%         6.18%      8.99%      .52%      .74%
Return:*                                                  ========       =======    =======   =======   =======

Ratios to        Expenses, net of waiver                      1.27%         1.28%      1.26%     1.24%     1.23%
Average                                                   ========       =======    =======   =======   =======
Net Assets:      Expenses                                     1.27%         1.28%      1.26%     1.24%     1.23%
                                                          ========       =======    =======   =======   =======
                 Investment income--net                       4.31%         4.56%      4.38%     4.52%     4.21%
                                                          ========       =======    =======   =======   =======
Supplemental     Net assets, end of year (in thousands)   $ 66,089       $34,541    $14,392   $12,856   $16,850
Data:                                                     ========       =======    =======   =======   =======
                 Portfolio turnover                          38.17%        32.78%     64.39%    94.08%    86.35%
                                                          ========       =======    =======   =======   =======

Insured Portfolio

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                  Class I+++
                                                                         For the Year Ended June 30,
                                                          ---------------------------------------------------------
                                                            2003          2002       2001       2000        1999
                                                          --------      --------   --------   --------   ----------
Increase (Decrease) in Net Asset Value:

Per Share        Net asset value, beginning of year       $   7.80      $   7.69   $   7.36   $   7.79   $     8.25
Operating                                                 --------      --------   --------   --------   ----------

Performance:     Investment income--net                        .41++++       .41        .39        .40          .41
                 Realized and unrealized gain (loss) on
                 investments--net                              .27           .11        .33       (.32)        (.27)
                                                          --------      --------   --------   --------   ----------
                 Total from investment operations              .68           .52        .72        .08          .14
                                                          --------      --------   --------   --------   ----------
                 Less dividends and distributions:
                    Investment income--net                    (.41)         (.41)      (.39)      (.40)        (.41)
                    Realized gain on investments--net           --          --++         --         --         (.19)
                    In excess of realized gain on
                    investments--net                            --            --         --       (.11)          --
                                                          --------      --------   --------   --------   ----------
                 Total dividends and distributions            (.41)         (.41)      (.39)      (.51)        (.60)
                                                          --------      --------   --------   --------   ----------
                 Net asset value, end of year             $   8.07      $   7.80   $   7.69   $   7.36   $     7.79
                                                          ========      ========   ========   ========   ==========

Total Investment Based on net asset value per share           8.88%         7.03%     10.01%      1.21%        1.56%
Return:*                                                  ========      ========   ========   ========   ==========

Ratios to        Expenses, net of waiver                       .46%          .47%       .45%       .43%         .42%
Average                                                   ========      ========   ========   ========   ==========
Net Assets:      Expenses                                      .46%          .47%       .45%       .43%         .42%
                                                          ========      ========   ========   ========   ==========
                 Investment income--net                       5.13%         5.35%      5.19%      5.33%        5.02%
                                                          ========      ========   ========   ========   ==========

Supplemental     Net assets, end of year (in thousands)   $855,757      $878,018   $920,597   $972,420   $1,216,346
Data:                                                     ========      ========   ========   ========   ==========
                 Portfolio turnover                          38.17%        32.78%     64.39%     94.08%       86.35%
                                                          ========      ========   ========   ========   ==========

National Portfolio

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                              Class A+++++
                                                                       For the Year Ended June 30,
                                                        --------------------------------------------------------
                                                          2003          2002        2001       2000        1999
                                                        --------      --------    --------    -------    -------
Increase (Decrease) in Net Asset Value:

Per Share      Net asset value, beginning of year       $  10.27      $  10.15    $   9.71    $ 10.22    $ 10.64
Operating                                               --------      --------    --------    -------    -------
Performance:   Investment income--net                        .53++++       .53         .52        .54        .53
               Realized and unrealized gain (loss) on
               investments--net                              .27           .12         .44       (.51)      (.42)
                                                        --------      --------    --------    -------    -------
               Total from investment operations              .80           .65         .96        .03        .11
                                                        --------      --------    --------    -------    -------
               Less dividends and distributions:
                  Investment income--net                    (.53)         (.53)       (.52)      (.54)      (.53)
                  Realized gain on investments--net           --            --++        --         --         --
                  In excess of realized gain on
                  investments--net                            --            --          --         --         --++
                                                        --------      --------    --------    -------    -------
               Total dividends and distributions            (.53)         (.53)       (.52)      (.54)      (.53)
                                                        --------      --------    --------    -------    -------
               Net asset value, end of year             $  10.54      $  10.27    $  10.15    $  9.71    $ 10.22
                                                        ========      ========    ========    =======    =======

Total Investment Based on net asset value per share
Return:*                                                    7.98%         6.72%      10.04%       .43%      1.03%
                                                        ========      ========    ========    =======    =======

Ratios to      Expenses, net of waiver                       .84%          .87%        .83%       .81%       .81%
Average                                                 ========      ========    ========    =======    =======

Net Assets:    Expenses                                      .84%          .87%        .83%       .81%       .81%
                                                        ========      ========    ========    =======    =======
               Investment income--net                       5.10%         5.30%       5.16%      5.50%      5.01%
                                                        ========      ========    ========    =======    =======

Supplemental   Net assets, end of year (in thousands)   $200,108      $137,225    $124,082    $86,701    $93,201
Data:                                                   ========      ========    ========    =======    =======
               Portfolio turnover                          37.75%        35.75%      80.88%    108.43%    125.75%
                                                        ========      ========    ========    =======    =======

*Total investment returns exclude the effects of sales charges.
++Amount is less than ($.01) per share.
++++Based on average shares outstanding.
+++Effective April 14, 2003, Class A Shares were redesignated Class I Shares. +++++Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

FINANCIAL HIGHLIGHTS (continued)

National Portfolio

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                 Class B
                                                                       For the Year Ended June 30,
                                                        ---------------------------------------------------------
                                                          2003          2002        2001        2000       1999
                                                        --------      --------    --------    --------   --------
Increase (Decrease) in Net Asset Value:

Per Share      Net asset value, beginning of year       $  10.26      $  10.14    $   9.70    $  10.21   $  10.63
Operating                                               --------      --------    --------    --------   --------
Performance:   Investment income--net                        .48++++       .53         .46         .49        .48
               Realized and unrealized gain (loss) on
               investments--net                              .27           .12         .44        (.51)      (.42)

                                                        --------      --------    --------    --------   --------
               Total from investment operations              .75           .65         .90        (.02)       .06
                                                        --------      --------    --------    --------   --------
               Less dividends and distributions:
                  Investment income--net                    (.48)         (.53)       (.46)       (.49)      (.48)
                  Realized gain on investments--net           --            --++        --          --         --
                  In excess of realized gain on
                  investments--net                            --            --          --          --         --++
                                                        --------      --------    --------    --------   --------
               Total dividends and distributions            (.48)         (.53)       (.46)       (.49)      (.48)
                                                        --------      --------    --------    --------   --------
               Net asset value, end of year             $  10.53      $  10.26    $  10.14    $   9.70   $  10.21
                                                        ========      ========    ========    ========   ========

Total Investment Based on net asset value per share
Return:*                                                    7.43%         6.18%       9.49%       (.09%)      .51%
                                                        ========      ========    ========    ========   ========
Ratios to      Expenses, net of waiver                      1.34%         1.38%       1.34%       1.32%      1.31%
Average                                                 ========      ========    ========    ========   ========
Net Assets:    Expenses                                     1.35%         1.38%       1.34%       1.32%      1.31%
                                                        ========      ========    ========    ========   ========
               Investment income--net                       4.59%         4.80%       4.67%       4.98%      4.50%
                                                        ========      ========    ========    ========   ========

Supplemental   Net assets, end of year (in thousands)   $321,477      $295,827    $227,592    $254,860   $374,642
Data:                                                   ========      ========    ========    ========   ========
               Portfolio turnover                          37.75%        35.75%      80.88%     108.43%    125.75%
                                                        ========      ========    ========    ========   ========

National Portfolio

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                  Class C
                                                                       For the Year Ended June 30,
                                                        ----------------------------------------------------
                                                          2003        2002       2001       2000      1999
                                                        -------      -------    -------   -------    -------
Increase (Decrease) in Net Asset Value:

Per Share      Net asset value, beginning of year       $ 10.26      $ 10.14    $  9.71   $ 10.22    $ 10.64
Operating                                               -------      -------    -------   -------    -------
Performance:   Investment income--net                       .47++++      .53        .46       .48        .47
               Realized and unrealized gain (loss) on
               investments--net                             .28          .12        .43      (.51)      (.42)
                                                        -------      -------    -------   -------    -------
               Total from investment operations             .75          .65        .89      (.03)       .05
                                                        -------      -------    -------   -------    -------
               Less dividends and distributions:
                  Investment income--net                   (.47)        (.53)      (.46)     (.48)      (.47)
                  Realized gain on investments--net          --           --++       --        --         --
                  In excess of realized gain on
                  investments--net                           --           --         --        --         --++
                                                        -------      -------    -------   -------    -------
               Total dividends and distributions           (.47)        (.53)      (.46)     (.48)      (.47)
                                                        -------      -------    -------   -------    -------
               Net asset value, end of year             $ 10.54      $ 10.26    $ 10.14   $  9.71    $ 10.22
                                                        =======      =======    =======   =======    =======

Total Investment Based on net asset value per share
Return:*                                                   7.48%        6.13%      9.33%     (.13%)      .47%
                                                        =======      =======    =======   =======    =======
Ratios to      Expenses, net of waiver                     1.39%        1.43%      1.39%     1.37%      1.36%
Average                                                 =======      =======    =======   =======    =======
Net Assets:    Expenses                                    1.40%        1.43%      1.39%     1.37%      1.36%
                                                        =======      =======    =======   =======    =======
               Investment income--net                      4.54%        4.76%      4.61%     4.92%      4.45%

                                                        =======      =======    =======   =======    =======
Supplemental   Net assets, end of year (in thousands)   $77,906      $52,822    $31,880   $30,303    $47,901
Data:                                                   =======      =======    =======   =======    =======
               Portfolio turnover                         37.75%       35.75%     80.88%   108.43%    125.75%
                                                        =======      =======    =======   =======    =======

National Portfolio

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                Class I+++
                                                                       For the Year Ended June 30,
                                                        ----------------------------------------------------------
                                                          2003          2002        2001        2000        1999
                                                        --------      --------    --------    --------    --------
Increase (Decrease) in Net Asset Value:

Per Share      Net asset value, beginning of year       $  10.26      $  10.14    $   9.70    $  10.22    $  10.64
Operating                                               --------      --------    --------    --------    --------
Performance:   Investment income--net                        .56++++       .62         .54         .56         .56
               Realized and unrealized gain (loss) on
               investments--net                              .28           .12         .44        (.52)       (.42)
                                                        --------      --------    --------    --------    --------
               Total from investment operations              .84           .74         .98         .04         .14
                                                        --------      --------    --------    --------    --------
               Less dividends and distributions:
                  Investment income--net                    (.56)         (.62)       (.54)       (.56)       (.56)
                  Realized gain on investments--net           --            --++        --          --          --
                  In excess of realized gain on
                  investments--net                            --            --          --          --          --++
                                                        --------      --------    --------    --------    --------
               Total dividends and distributions            (.56)         (.62)       (.54)       (.56)       (.56)
                                                        --------      --------    --------    --------    --------
               Net asset value, end of year             $  10.54      $  10.26    $  10.14    $   9.70    $  10.22

                                                        ========      ========    ========    ========    ========
Total Investment Based on net asset value per share         8.34%         6.98%      10.32%        .58%       1.28%
Return:*                                                ========      ========    ========    ========    ========

Ratios to      Expenses, net of waiver                       .59%          .62%        .58%        .56%        .55%
Average                                                 ========      ========    ========    ========    ========
Net Assets:    Expenses                                      .59%          .62%        .58%        .56%        .55%
                                                        ========      ========    ========    ========    ========
               Investment income--net                       5.35%         5.55%       5.42%       5.74%       5.26%
                                                        ========      ========    ========    ========    ========

Supplemental   Net assets, end of year (in thousands)   $624,192      $626,935    $653,685    $682,553    $877,841
Data:                                                   ========      ========    ========    ========    ========
               Portfolio turnover                          37.75%        35.75%      80.88%     108.43%     125.75%
                                                        ========      ========    ========    ========    ========

*    Total investment returns exclude the effects of sales charges.
++   Amount is less than ($.01) per share.
++++ Based on average shares outstanding.
+++  Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

FINANCIAL HIGHLIGHTS (continued)

Limited Maturity Portfolio
The following per share data and ratios have been derived from information provided in the financial statements.

                                                                              Class A+++
                                                                   For the Year Ended June 30,
                                                        -----------------------------------------------------
                                                          2003        2002        2001       2000       1999
                                                        --------    --------    -------    -------    -------
Increase (Decrease) in Net Asset Value:


Per Share      Net asset value, beginning of year       $  10.14    $  10.06    $  9.86    $  9.92    $  9.97
Operating                                               --------    --------    -------    -------    -------
Performance:   Investment income--net                        .24++       .32        .38        .37        .37
               Realized and unrealized gain (loss) on
               investments--net                              .04         .08        .20       (.06)      (.04)
                                                        --------    --------    -------    -------    -------
               Total from investment operations              .28         .40        .58        .31        .33
                                                        --------    --------    -------    -------    -------
               Less dividends and distributions:
                  Investment income--net                    (.24)       (.32)      (.38)      (.37)      (.37)
                  In excess of realized gain on
                  investments--net                            --          --         --         --       (.01)
                                                        --------    --------    -------    -------    -------
               Total dividends and distributions            (.24)       (.32)      (.38)      (.37)      (.38)
                                                        --------    --------    -------    -------    -------
               Net asset value, end of year             $  10.18    $  10.14    $ 10.06    $  9.86    $  9.92
                                                        ========    ========    =======    =======    =======

Total Investment Based on net asset value per share         2.77%       3.99%      5.96%      3.20%      3.27%
Return:*                                                ========    ========    =======    =======    =======

Ratios to      Expenses, net of waiver                       .52%        .56%       .54%       .50%       .53%
Average                                                 ========    ========    =======    =======    =======
Net Assets:    Expenses                                      .53%        .56%       .54%       .50%       .53%
                                                        ========    ========    =======    =======    =======
               Investment income--net                       2.31%       3.13%      3.80%      3.72%      3.65%
                                                        ========    ========    =======    =======    =======
Supplemental   Net assets, end of year (in thousands)   $248,454    $140,744    $42,619    $39,090    $83,177
Data:                                                   ========    ========    =======    =======    =======

               Portfolio turnover                          44.61%      74.74%     51.94%     51.42%     40.28%
                                                        ========    ========    =======    =======    =======

Limited Maturity Portfolio
The following per share data and ratios have been derived from information provided in the financial statements.

                                                                               Class B
                                                                  For the Year Ended June 30,
                                                        -----------------------------------------------
                                                          2003       2002      2001      2000      1999
                                                        -------    -------   -------   -------   -------
Increase (Decrease) in Net Asset Value:

Per Share      Net asset value, beginning of year       $ 10.13    $ 10.06   $  9.86   $  9.92   $  9.97
Operating                                               -------    -------   -------   -------   -------
Performance:   Investment income--net                       .21++      .29       .35       .35       .34
               Realized and unrealized gain (loss) on
               investments--net                             .04        .07       .20      (.06)     (.04)
                                                        -------    -------   -------   -------   -------
               Total from investment operations             .25        .36       .55       .29       .30
                                                        -------    -------   -------   -------   -------
               Less dividends and distributions:
                  Investment income--net                   (.21)      (.29)     (.35)     (.35)     (.34)
                  In excess of realized gain on
                  investments--net                           --         --        --        --     (.01)
                                                        -------    -------   -------   -------   -------
               Total dividends and distributions           (.21)      (.29)     (.35)     (.35)     (.35)
                                                        -------    -------   -------   -------   -------
               Net asset value, end of year             $ 10.17    $ 10.13   $ 10.06   $  9.86   $  9.92
                                                        =======    =======   =======   =======   =======

Total Investment Based on net asset value per share         2.51%     3.62%     5.69%     2.94%     3.01%
Return:*                                                =======    =======   =======   =======   =======

Ratios to      Expenses, net of waiver                      .78%       .82%      .80%      .76%      .78%

Average                                                 =======    =======   =======   =======   =======
Net Assets:    Expenses                                     .79%       .82%      .80%      .76%      .78%
                                                        =======    =======   =======   =======   =======
               Investment income--net                      2.10%      2.87%     3.55%     3.47%     3.39%
                                                        =======    =======   =======   =======   =======

Supplemental   Net assets, end of year (in thousands)   $83,886    $81,967   $31,480   $32,742   $42,930
Data:                                                   =======    =======   =======   =======   =======
               Portfolio turnover                         44.61%     74.74%    51.94%    51.42%    40.28%
                                                        =======    =======   =======   =======   =======

Limited Maturity Portfolio
The following per share data and ratios have been derived from information provided in the financial statements.
Class C

                                                                   For the Year Ended June 30,
                                                        ---------------------------------------------
                                                          2003       2002     2001     2000     1999
                                                        --------    ------   ------   ------   ------
Increase (Decrease) in Net Asset Value:

Per Share      Net asset value, beginning of year       $  10.09    $10.01   $ 9.82   $ 9.88   $ 9.94
Operating                                               --------    ------   ------   ------   ------
Performance:   Investment income--net                        .19++     .29      .35      .34      .34
               Realized and unrealized gain (loss) on
               investments--net                              .06       .08      .19     (.06)    (.05)
                                                        --------    ------   ------   ------   ------
               Total from investment operations              .25       .37      .54      .28      .29
                                                        --------    ------   ------   ------   ------
               Less dividends and distributions:
                  Investment income--net                    (.21)     (.29)    (.35)    (.34)    (.34)
                  In excess of realized gain on
                  investments--net                            --        --       --       --     (.01)
                                                        --------    ------   ------   ------   ------

               Total dividends and distributions            (.21)     (.29)    (.35)    (.34)    (.35)
                                                        --------    ------   ------   ------   ------
               Net asset value, end of year             $  10.13    $10.09   $10.01   $ 9.82   $ 9.88
                                                        ========    ======   ======   ======   ======

Total Investment Based on net asset value per share         2.52%     3.72%    5.59%    2.93%    2.89%
Return:*                                                ========    ======   ======   ======   ======

Ratios to      Expenses, net of waiver                       .78%      .82%     .81%     .76%     .79%
Average                                                 ========    ======   ======   ======   ======
Net Assets:    Expenses                                      .79%      .82%     .81%     .76%     .79%
                                                        ========    ======   ======   ======   ======
               Investment income--net                       1.92%     2.91%    3.53%    3.46%    3.37%
                                                        ========    ======   ======   ======   ======

Supplemental   Net assets, end of year (in thousands)   $135,782    $1,596   $  602   $  308   $  437
Data:                                                   ========    ======   ======   ======   ======
               Portfolio turnover                          44.61%    74.74%   51.94%   51.42%   40.28%
                                                        ========    ======   ======   ======   ======

*    Total investment returns exclude the effects of sales charges.
++   Based on average shares outstanding.
+++  Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

FINANCIAL HIGHLIGHTS (concluded)

Limited Maturity Portfolio
The following per share data and ratios have been derived from information provided in the financial statements.
Class I+++

                                                                     For the Year Ended June 30,
                                                        ----------------------------------------------------
Increase (Decrease) in Net Asset Value:                   2003        2002       2001       2000       1999
-----------------------------------------------------   --------    --------   --------   --------   --------
Per Share      Net asset value, beginning of year       $  10.13    $  10.05   $   9.85   $   9.91   $   9.96
Operating                                               --------    --------   --------   --------   --------
Performance:   Investment income--net                        .27++       .34        .39        .38        .37
               Realized and unrealized gain (loss) on
               investments--net                              .02         .08        .20       (.06)      (.04)
                                                        --------    --------   --------   --------   --------
               Total from investment operations              .29         .42        .59        .32        .33
                                                        --------    --------   --------   --------   --------
               Less dividends and distributions:
                  Investment income--net                    (.25)       (.34)      (.39)      (.38)      (.37)
                  In excess of realized gain on
                  investments--net                            --          --         --         --       (.01)
                                                        --------    --------   --------   --------   --------
               Total dividends and distributions            (.25)       (.34)      (.39)      (.38)      (.38)
                                                        --------    --------   --------   --------   --------
               Net asset value, end of year             $  10.17    $  10.13   $  10.05   $   9.85   $   9.91
                                                        ========    ========   ========   ========   ========

Total Investment Based on net asset value per share         2.87%       4.10%      6.07%      3.31%      3.37%
Return:*                                                ========    ========   ========   ========   ========

Ratios to      Expenses, net of waiver                       .42%        .46%       .44%       .40%       .43%
Average                                                 ========    ========   ========   ========   ========
Net Assets:    Expenses                                      .43%        .46%       .44%       .40%       .43%
                                                        ========    ========   ========   ========   ========
               Investment income--net                       2.44%       3.30%      3.91%      3.83%      3.75%
                                                        ========    ========   ========   ========   ========

Supplemental   Net assets, end of year (in thousands)   $251,137    $204,936   $191,481   $215,421   $261,970
Data:                                                   ========    ========   ========   ========   ========
               Portfolio turnover                          44.61%      74.74%     51.94%     51.42%     40.28%
                                                        ========    ========   ========   ========   ========

*Total investment returns exclude the effects of sales charges.
++Based on average shares outstanding.
+++Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

1.   Significant Accounting Policies:
Merrill Lynch Municipal Bond Fund, Inc. ("the Fund") is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The Fund's Portfolios offer multiple classes of shares. Effective April 14, 2003, Class A Shares were redesignated Class I Shares and Class D Shares were redesignated Class A Shares. The Fund's financial statements and financial highlights contained within this report reflect elsewhere the class redesignation. Shares of Class A and Class I are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B and Class C Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses on investments and foreign currency transactions are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Insured Portfolio: Where bonds in the Portfolio have not been insured pursuant to policies obtained by the issuer, the Fund has obtained insurance with respect to the payment of interest and principal of each bond. Such insurance is valid as long as the bonds are held by the Fund.

All Portfolios: Municipal bonds and money market securities are traded primarily in the over-the-counter markets and are valued at the most recent bid price or yield equivalent as obtained from dealers that make markets in such securities. Positions in futures contracts and options thereon, which are traded on exchanges, are valued at closing prices as of the close of such exchanges. Assets for which market quotations are not readily available are valued at fair value on a consistent basis using methods determined in good faith by the Fund's Board of Directors, including valuations furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Board of Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio investment strategies both to increase the return of the Fund and to hedge, or protect, its exposure to interest rate movement and movements in the securities markets.

* Financial futures contracts--The Fund's Portfolios may purchase or sell financial futures contracts and options on such futures contracts. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Portfolios deposit and maintain as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Portfolios agree to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolios as unrealized gains or losses. When the contract is closed, the Portfolios record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis. The Portfolios amortize all premiums and discounts on debt securities.

(e) Prepaid registration fees--Prepaid registration fees are charged to expenses as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

(g) Expenses--Certain expenses have been allocated to the individual Portfolios in the Fund on a pro rata basis based upon the respective aggregate net asset value of each Portfolio included in the Fund.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

NOTES TO FINANCIAL STATEMENTS (continued)

(h) Reclassification--Accounting principles generally accepted in the United States of America require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, the current year's permanent book/tax differences on the National Portfolio of $8,565 has been reclassified between undistributed net investment income and accumulated net realized capital losses.

In addition, the current year's permanent book/tax differences on the Limited Maturity Portfolio of $1,426,455 has been reclassified between paid-in capital in excess of par and accumulated net realized capital losses and $6,789 has been reclassified between paid-in capital in excess of par and undistributed net investment income. These reclassifications have no effect on net assets or net asset values per share.

2. Investment Advisory Agreement and Transactions with Affiliates: The Fund has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

FAM is responsible for the management of the Fund's portfolios and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Fund. For such services, FAM receives at the end of each month a fee with respect to each Portfolio at the annual rates set forth below which are based upon the average daily value of the Fund's net assets.

                                            Rate of Advisory Fee
                                    ---------------------------------
Aggregate of Average Daily                                   Limited
Net Assets of the Three              Insured     National    Maturity
Combined Portfolios                 Portfolio   Portfolio   Portfolio
------------------------------      ---------   ---------   ---------
Not exceeding $250 million              .40%        .50%        .40%
In excess of $250 million
   but not exceeding $400 million      .375        .475        .375
In excess of $400 million
   but not exceeding $550 million      .375        .475         .35
In excess of $550 million
   but not exceeding $1.5 billion      .375        .475        .325

In excess of $1.5 billion               .35        .475        .325

For the year ended June 30, 2003, FAM earned fees of $4,630,741, $5,902,334 and $1,962,052 of which $34,961, $51,630 and $61,490 were waived for the Insured Portfolio, National Portfolio and Limited Maturity Portfolio, respectively.

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

                 Account Maintenance                   Distribution
                        Fees                               Fees
          ---------------------------------   ---------------------------------
                                   Limited                             Limited
           Insured National Maturity Insured National Maturity Portfolio Portfolio Portfolio Portfolio Portfolio Portfolio
          ---------   ---------   ---------   ---------   ---------   ---------
Class A      .25%        .25%        .10%         --          --          --
Class B      .25         .25         .15         .50%        .50%        .20%
Class C      .25         .25         .15         .55         .55         .20

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class A, Class B and Class C shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended June 30, 2003, FAMD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class I Shares follows:

                                           Limited
                   Insured     National    Maturity
                  Portfolio   Portfolio   Portfolio
                  ---------   ---------   ---------
Class A Shares:
FAMD               $ 15,459    $ 15,390    $  8,951
MLPF&S             $139,722    $125,755    $111,558
Class I Shares:
FAMD               $ 19,230    $  9,537    $    586
MLPF&S             $139,655    $ 81,840    $  5,680

For the year ended June 30, 2003, MLPF&S received contingent deferred sales charges of $578,907 relating to transactions in Class

B Shares, amounting to $149,848, $355,259 and $73,800 in the Insured, National and Limited Maturity Portfolios, respectively, and $103,912 relating to transactions in Class C Shares, amounting to $26,374, $25,394 and $52,144 in the Insured, National and Limited Maturity Portfolios, respectively. Furthermore, MLPF&S received contingent deferred sales charges of $3,001 relating to transactions subject to front-end sales charge waivers in Class A Shares amounting to $795 and $2,206 in the Insured and National Portfolios and $5,348 relating to transactions subject to front-end sales charge waivers in Class I Shares in the National Portfolio.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

For the year ended June 30, 2003, the Fund reimbursed FAM $26,952, $37,000 and $14,062 for the Insured, National and Limited Maturity Portfolios, respectively, for certain accounting services.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, FAMD, FDS, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended June 30, 2003 were as follows:

                                               Purchases        Sales
                                             ------------   ------------
Insured Portfolio                            $470,844,776   $483,848,288
National Portfolio                            448,587,863    506,190,304
Limited Maturity Portfolio                    412,092,655    200,513,242

Net realized gains for the year ended June 30, 2003 and net unrealized gains as of June 30, 2003 were as follows:

                                                Realized     Unrealized
Insured Portfolio                                Gains          Gains
-------------------------------------------   -----------   ------------
Long-term investments                         $18,978,718   $101,225,835
                                              -----------   ------------
Total                                         $18,978,718   $101,225,835
                                              ===========   ============

                                                Realized      Unrealized
National Portfolio                               Gains          Gains
-------------------------------------------   -----------    -----------
Long-term investments                         $23,064,897    $70,868,963
                                              -----------    -----------
Total                                         $23,064,897    $70,868,963
                                              ===========    ===========

                                                 Realized     Unrealized
Limited Maturity Portfolio                         Gains        Gains
-------------------------------------------      --------     ----------
Long-term investments                            $472,301     $7,016,943
Short-term investments                              2,000        183,513
                                                 --------     ----------
Total                                            $474,301     $7,200,456
                                                 ========     ==========

As of June 30, 2003 net unrealized appreciation for Federal income tax purposes were as follows:

                                Gross           Gross            Net
                              Unrealized      Unrealized      Unrealized
                             Appreciation    Depreciation   Appreciation
                             -------------   ------------   ------------
Insured Portfolio             $102,068,985    $   785,613   $101,283,372
National Portfolio              86,109,333     15,103,135     71,006,198
Limited Maturity Portfolio       7,601,872        151,905      7,449,967

The aggregate cost of investments at June 30, 2003 for Federal income tax purposes was $1,148,214,456 for the Insured Portfolio, $1,138,737,382 for the National Portfolio, and $708,789,191 for the Limited Maturity Portfolio.

4. Capital Share Transactions:
Net increase (decrease) in net assets derived from capital share transactions for the years ended June 30, 2003 and June 30, 2002 were $(30,345,541) and $(66,642,942), respectively, for the Insured Portfolio; $79,473,855 and $63,305,521, respectively, for the National Portfolio, $288,357,426 and $160,472,985, respectively, for the Limited Maturity Portfolio.

Transactions in capital shares for each class were as follows:

Insured Portfolio

                                                                      Dollar
Class A Shares for the Year Ended June 30, 2003++       Shares        Amount
---------------------------------------------------   ----------   ------------
Shares sold                                            1,950,736   $ 15,635,023
Automatic conversion of shares                         4,209,407     33,525,703
Shares issued to shareholders in
   reinvestment of dividends                             494,242      3,937,026
                                                      ----------   ------------
Total issued                                           6,654,385     53,097,752
Shares redeemed                                       (4,057,088)   (32,406,400)
                                                      ----------   ------------
Net increase                                           2,597,297   $ 20,691,352

                                                      ==========   ============

++   Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

Insured Portfolio

                                                                      Dollar
Class A Shares for the Year Ended June 30, 2002++       Shares        Amount
---------------------------------------------------   ----------   ------------
Shares sold                                            6,055,943   $ 46,995,907
Automatic conversion of shares                         4,882,208     38,016,053
Shares issued to shareholders in reinvest-
ment of dividends and distributions                      477,297      3,701,393
                                                      ----------   ------------
Total issued                                          11,415,448     88,713,353
Shares redeemed                                       (9,696,623)   (75,351,295)
                                                      ----------   ------------
Net increase                                           1,718,825   $ 13,362,058
                                                      ==========   ============

++   Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

NOTES TO FINANCIAL STATEMENTS (continued)

Insured Portfolio

                                                                      Dollar
Class B Shares for the Year Ended June 30, 2003         Shares        Amount
---------------------------------------------------   ----------   ------------
Shares sold                                            4,003,377   $ 31,944,128
Shares issued to shareholders in
reinvestment of dividends                                426,816      3,396,402
                                                      ----------   ------------
Total issued                                           4,430,193     35,340,530
Automatic conversion of shares                        (4,210,678)   (33,525,703)
Shares redeemed                                       (3,757,787)   (29,873,911)
                                                      ----------   ------------
Net decrease                                          (3,538,272)  $(28,059,084)
                                                      ==========   ============

Insured Portfolio

                                                                      Dollar
Class B Shares for the Year Ended June 30, 2002         Shares        Amount
---------------------------------------------------   ----------   ------------

Shares sold                                            3,649,035   $ 28,346,728
Shares issued to shareholders in reinvest-
   ment of dividends and distributions                   567,358      4,397,918
                                                      ----------   ------------
Total issued                                           4,216,393     32,744,646
Automatic conversion of shares                        (4,883,029)   (38,016,053)
Shares redeemed                                       (5,060,709)   (39,224,864)
                                                      ----------   ------------
Net decrease                                          (5,727,345)  $(44,496,271)
                                                      ==========   ============

Insured Portfolio

                                                                       Dollar
Class C Shares for the Year Ended June 30, 2003         Shares        Amount
----------------------------------------------------   ---------    -----------
Shares sold                                            4,603,403    $36,689,714
Shares issued to shareholders in
reinvestment of dividends                                153,209      1,221,255
                                                       ---------    -----------
Total issued                                           4,756,612     37,910,969
Shares redeemed                                         (999,396)    (7,980,994)
                                                       ---------    -----------
Net increase                                           3,757,216    $29,929,975
                                                       =========    ===========

Insured Portfolio

                                                                       Dollar
Class C Shares for the Year Ended June 30, 2002         Shares        Amount
----------------------------------------------------   ---------    -----------
Shares sold                                            2,976,028    $23,077,017
Shares issued to shareholders in reinvest-
   ment of dividends and distributions                    64,543        499,764
                                                       ---------    -----------
Total issued                                           3,040,571     23,576,781
Shares redeemed                                         (480,905)    (3,714,964)
                                                       ---------    -----------
Net increase                                           2,559,666    $19,861,817
                                                       =========    ===========

Insured Portfolio

                                                                      Dollar
Class I Shares for the Year Ended June 30, 2003++       Shares        Amount
----------------------------------------------------   ---------    -----------
Shares sold                                            2,669,821    $21,281,651
Shares issued to shareholders in
   reinvestment of dividends                           2,353,883     18,745,764
                                                       ---------    -----------
Total issued                                           5,023,704     40,027,415

Shares redeemed                                      (11,649,682)   (92,935,199)
                                                     -----------   ------------
Net decrease                                          (6,625,978)  $(52,907,784)
                                                     ===========   ============

++Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

Insured Portfolio

                                                                      Dollar
Class I Shares for the Year Ended June 30, 2002++       Shares        Amount
-------------------------------------------------    -----------   ------------
Shares sold                                            2,320,584   $ 18,020,634
Shares issued to shareholders in reinvestment of
   dividends and distributions                         2,571,873     19,947,907
                                                     -----------   ------------
Total issued                                           4,892,457     37,968,541
Shares redeemed                                      (12,019,217)   (93,339,087)
                                                     -----------   ------------
Net decrease                                          (7,126,760)  $(55,370,546)
                                                     ===========   ============

++Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

National Portfolio

                                                                      Dollar
Class A Shares for the Year Ended June 30, 2003++       Shares        Amount
-------------------------------------------------     ----------   ------------
Shares sold                                            1,817,741   $ 18,919,074
Automatic conversion of shares                         4,211,990     43,907,704
Shares issued resulting from reorganization            2,781,396     28,790,872
Shares issued to shareholders in reinvestment of
   dividends                                             419,512      4,367,054
                                                      ----------   ------------
Total issued                                           9,230,639     95,984,704
Shares redeemed                                       (3,612,689)   (37,612,997)
                                                      ----------   ------------
Net increase                                           5,617,950   $ 58,371,707
                                                      ==========   ============

++Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

National Portfolio

                                                                      Dollar
Class A Shares for the Year Ended June 30, 2002++       Shares        Amount
-------------------------------------------------     ----------   ------------

Shares sold                                            3,183,206   $ 32,463,888
Automatic conversion of shares                         1,778,632     18,179,899
Shares issued resulting from
   reorganization                                      2,179,582     22,315,418
Shares issued to shareholders in reinvestment
   of dividends and distributions                        282,267      2,879,585
                                                      ----------   ------------
Total issued                                           7,423,687     75,838,790
Shares redeemed                                       (6,285,733)   (64,419,091)
                                                      ----------   ------------
Net increase                                           1,137,954   $ 11,419,699
                                                      ==========   ============

++Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

National Portfolio

                                                                      Dollar
Class B Shares for the Year Ended June 30, 2003         Shares        Amount
-----------------------------------------------       ----------   ------------
Shares sold                                            3,808,847   $ 39,620,050
Shares issued resulting from
   reorganization                                      9,719,653    100,571,771
Shares issued to shareholders in
   reinvestment of dividends                             661,896      6,880,683
                                                      ----------   ------------
Total issued                                          14,190,396    147,072,504
Automatic conversion of shares                        (4,215,216)   (43,907,704)
Shares redeemed                                       (8,289,076)   (86,180,280)
                                                      ----------   ------------
Net increase                                           1,686,104   $ 16,984,520
                                                      ==========   ============

National Portfolio

                                                                      Dollar
Class B Shares for the Year Ended June 30, 2002         Shares        Amount
-----------------------------------------------       ----------   ------------
Shares sold                                            3,676,484   $ 37,543,749
Shares issued resulting from reorganization            9,384,729     96,103,787
Shares issued to shareholders in reinvestment of
   dividends and distributions                           468,620      4,775,158
                                                      ----------   ------------
Total issued                                          13,529,833    138,422,694
Automatic conversion of shares                        (1,780,117)   (18,179,899)
Shares redeemed                                       (5,357,988)   (54,642,530)
                                                      ----------   ------------
Net increase                                           6,391,728   $ 65,600,265
                                                      ==========   ============

National Portfolio

                                                                      Dollar
Class C Shares for the Year Ended June 30, 2003         Shares        Amount
-----------------------------------------------       ----------   ------------
Shares sold                                            2,368,509   $ 24,696,245
Shares issued resulting from reorganization            1,042,309     10,790,909
Shares issued to shareholders in reinvestment of
  dividends                                              172,937      1,799,753
                                                      ----------   ------------
Total issued                                           3,583,755     37,286,907
Shares redeemed                                       (1,337,070)   (13,921,043)
                                                      ----------   ------------
Net increase                                           2,246,685   $ 23,365,864
                                                      ==========   ============

National Portfolio

                                                                      Dollar
Class C Shares for the Year Ended June 30, 2002         Shares        Amount
-----------------------------------------------       ----------   ------------
Shares sold                                            1,799,413   $ 18,345,216
Shares issued resulting from reorganization            1,169,289     11,983,010
Shares issued to shareholders in reinvestment of
   dividends and distributions                            94,251        960,479
                                                      ----------   ------------
Total issued                                           3,062,953     31,288,705
Shares redeemed                                       (1,058,915)   (10,800,701)
                                                      ----------   ------------
Net increase                                           2,004,038   $ 20,488,004
                                                      ==========   ============

National Portfolio

                                                                      Dollar
Class I Shares for the Year Ended June 30, 2003++       Shares        Amount
-------------------------------------------------     ----------   ------------
Shares sold                                            1,981,190   $ 20,668,840
Shares issued resulting from reorganization            2,488,551     25,766,020
Shares issued to shareholders in reinvestment of
   dividends                                           1,624,924     16,902,499
                                                      ----------   ------------
Total issued                                           6,094,665     63,337,359
Shares redeemed                                       (7,943,755)   (82,585,595)
                                                      ----------   ------------
Net decrease                                          (1,849,090)  $(19,248,236)
                                                      ==========   ============

++   Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

National Portfolio

                                                                      Dollar
Class I Shares for the Year Ended June 30, 2002++       Shares        Amount
-------------------------------------------------     ----------   ------------
Shares sold                                            3,043,608   $ 31,010,958
Shares issued resulting from reorganization            1,301,134     13,232,801
Shares issued to shareholders in reinvestment of
   dividends and distributions                         1,726,140     17,595,062
                                                      ----------   ------------
Total issued                                           6,070,882     61,838,821
Shares redeemed                                       (9,423,833)   (96,041,268)
                                                      ----------   ------------
Net decrease                                          (3,352,951)  $(34,202,447)
                                                      ==========   ============

++   Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

NOTES TO FINANCIAL STATEMENTS (continued)

Limited Maturity Portfolio

                                                                      Dollar
Class A Shares for the Year Ended June 30, 2003++       Shares        Amount
-------------------------------------------------     ----------   ------------
Shares sold                                          19,163,398   $195,049,800
Automatic conversion of shares                          599,540      6,100,091
Shares issued to shareholders in reinvestment of
   dividends                                            306,969      3,122,566
                                                     ----------   ------------
Total issued                                         20,069,907    204,272,457
Shares redeemed                                      (9,539,525)   (97,085,514)
                                                     ----------   ------------
Net increase                                         10,530,382   $107,186,943
                                                     ==========   ============

++Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

Limited Maturity Portfolio

                                                                      Dollar
Class A Shares for the Year Ended June 30, 2002++       Shares        Amount
-------------------------------------------------     ----------   ------------
Shares sold                                           10,883,750   $110,020,751
Automatic conversion of shares                           127,076      1,285,514
Shares issued resulting from reorganization              242,194      2,440,143
Shares issued to shareholders in reinvestment
   of dividends                                          185,912      1,879,870
                                                      ----------   ------------
Total issued                                          11,438,932    115,626,278
Shares redeemed                                       (1,796,663)   (18,161,717)
                                                      ----------   ------------
Net increase                                           9,642,269   $ 97,464,561
                                                      ==========   ============

++   Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

Limited Maturity Portfolio

                                                                      Dollar
Class B Shares for the Year Ended June 30, 2003         Shares        Amount
------------------------------------------------      ----------   ------------
Shares sold                                            3,419,780   $ 34,748,313
Shares issued to shareholders in reinvestment of
   dividends                                             120,074      1,220,502
                                                      ----------   ------------
Total issued                                           3,539,854     35,968,815
Automatic conversion of shares                          (599,877)    (6,100,091)
Shares redeemed                                       (2,781,128)   (28,284,229)
                                                      ----------   ------------
Net increase                                             158,849   $  1,584,495
                                                      ==========   ============

Limited Maturity Portfolio

                                                                       Dollar
Class B Shares for the Year Ended June 30, 2002           Shares       Amount
------------------------------------------------        ---------   -----------
Shares sold                                             5,321,851   $53,814,253
Shares issued resulting from reorganization               495,945     4,993,534
Shares issued to shareholders in reinvestment of
   dividends                                               92,198       931,515
                                                        ---------   -----------
Total issued                                            5,909,994    59,739,302
Automatic conversion of shares                           (127,189)   (1,285,514)
Shares redeemed                                          (825,076)   (8,337,739)
                                                        ---------   -----------
Net increase                                            4,957,729   $50,116,049
                                                        =========   ===========

Limited Maturity Portfolio

                                                                      Dollar
Class C Shares for the Year Ended June 30, 2003         Shares        Amount
------------------------------------------------      ----------   ------------
Shares sold                                           14,075,218   $142,489,128
Shares issued to shareholders in reinvestment of
   dividends                                              81,130        821,390
                                                      ----------   ------------
Total issued                                          14,156,348    143,310,518
Shares redeemed                                         (906,813)    (9,187,709)
                                                      ----------   ------------
Net increase                                          13,249,535   $134,122,809
                                                      ==========   ============

Limited Maturity Portfolio

                                                                       Dollar
Class C Shares for the Year Ended June 30, 2002             Shares     Amount
------------------------------------------------           -------   ----------
Shares sold                                                171,993   $1,732,235
Shares issued resulting from reorganization                  1,955       19,640
Shares issued to shareholders in reinvestment of
   dividends                                                 2,122       21,363
                                                           -------   ----------
Total issued                                               176,070    1,773,238
Shares redeemed                                            (78,047)    (786,643)
                                                           -------   ----------
Net increase                                                98,023   $  986,595
                                                           =======   ==========

Limited Maturity Portfolio

                                                                      Dollar
Class I Shares for the Year Ended June 30, 2003++       Shares        Amount
-------------------------------------------------     ----------   ------------
Shares sold                                            9,361,219   $ 95,197,425
Shares issued to shareholders in reinvestment of
   dividends                                             334,427      3,399,346
                                                      ----------   ------------
Total issued                                           9,695,646     98,596,771
Shares redeemed                                       (5,228,193)   (53,133,592)
                                                      ----------   ------------
Net increase                                           4,467,453   $ 45,463,179
                                                      ==========   ============

++   Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

Limited Maturity Portfolio

                                                                      Dollar
Class I Shares for the Year Ended June 30, 2002++       Shares        Amount
-------------------------------------------------     ----------   ------------
Shares sold                                            5,749,190   $ 58,120,711
Shares issued resulting from reorganization              311,601      3,136,967
Shares issued to shareholders in reinvestment of
   dividends                                             356,333      3,599,846
                                                      ----------   ------------
Total issued                                           6,417,124     64,857,524
Shares redeemed                                       (5,238,491)   (52,951,744)
                                                      ----------   ------------
Net increase                                           1,178,633   $ 11,905,780
                                                      ==========   ============

++   Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

5. Short-Term Borrowings:

The Fund, along with certain other funds managed by MLIM and its affiliates, is a party to a $500,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Fund may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Fund may borrow up to the maximum amount allowable under the Fund's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Fund pays a commitment fee of .09% per annum based on the Fund's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 29, 2002, the credit agreement was renewed for one year under the same terms, except that the commitment was reduced from $1,000,000,000 to $500,000,000. The Fund did not borrow under the credit agreement during the year ended June 30, 2003.

6. Distributions to Shareholders:

The tax character of distributions paid by the Insured Portfolio during the fiscal years ended June 30, 2003 and June 30, 2002 was as follows:

                                                        6/30/2003     6/30/2002
                                                       -----------   -----------
Distributions paid from:
  Tax-exempt income                                    $63,060,894   $66,313,476
  Net long-term capital gains                                   --       662,778
                                                       -----------   -----------
Total distributions                                    $63,060,894   $66,976,254

                                                       ===========   ===========

The tax character of distributions paid by the National Portfolio during the fiscal years ended June 30, 2003 and June 30, 2002 was as follows:

                                                        6/30/2003     6/30/2002
                                                       -----------   -----------
Distributions paid from:
  Tax-exempt income                                    $62,380,030   $54,142,640
  Net long-term capital gains                                   --       361,469
                                                       -----------   -----------
Total distributions                                    $62,380,030   $54,504,109
                                                       ===========   ===========

The tax character of distributions paid by the Limited Maturity Portfolio during the fiscal years ended June 30, 2003 and June 30, 2002 was as follows:

                                                        6/30/2003     6/30/2002
                                                       -----------   -----------
Distributions paid from:
  Tax-exempt income                                    $13,320,754   $10,354,614
                                                       -----------   -----------
Total distributions                                    $13,320,754   $10,354,614
                                                       ===========   ===========

As of June 30, 2003, the components of accumulated earnings on a tax basis were as follows:

                                                                      Limited
                                         Insured       National      Maturity
                                        Portfolio      Portfolio     Portfolio
                                      ------------   ------------   ----------
Undistributed tax-exempt income--
   net                                $  1,025,921   $    596,622   $  224,999
Undistributed long-term capital
   gains--net                                   --             --           --
                                      ------------   ------------   ----------
Total undistributed earnings--net        1,025,921        596,622      224,999
Capital loss carryforward              (19,667,073)*  (37,277,880)*   (545,507)*
Unrealized gains--net                   99,933,541**   67,050,114**  7,417,118**
                                      ------------   ------------   ----------
Total accumulated earnings--net       $ 81,292,389   $ 30,368,856   $7,096,610
                                      ============   ============   ==========

* At June 30, 2003, the Insured Portfolio had a net capital loss carryforward of $19,667,073, all of which expires in 2009; the National Portfolio had a net capital loss carryforward of

$37,277,880, of which $23,598 expires in 2004, $2,310,368 expires in 2007,
$15,425,491 expires in 2008 and $19,518,423 expires in 2009; and the Limited Maturity Portfolio had a net capital loss carryforward of approximately $545,507, of which $119,413 expires in 2008 and $426,094 expires in 2009. These amounts will be available to offset like amounts of any future taxable gains.

**The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on wash sales, the tax deferral of losses on straddles, the difference between book and tax amortization methods for premiums and discounts on fixed income securities, and the deferral of post-October capital losses for tax purposes.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

NOTES TO FINANCIAL STATEMENTS (concluded)

7. Acquisition of Other FAM-Managed Investment Companies: On July 29, 2002, the National Portfolio acquired all of the net assets of Merrill Lynch Arizona Municipal Bond Fund, Merrill Lynch Massachusetts Municipal Bond Fund, Merrill Lynch Michigan Municipal Bond Fund, Merrill Lynch North Carolina Municipal Bond Fund and Merrill Lynch Ohio Municipal Bond Fund pursuant to a plan of reorganization. The acquisition was accomplished by a tax-free exchange of the following capital shares:

                                                   Shares of Beneficial
                                                    Interest Exchanged
                                                   --------------------
Merrill Lynch Arizona Municipal Bond Fund                4,158,928
Merrill Lynch Massachusetts Municipal Bond Fund          2,762,613
Merrill Lynch Michigan Municipal Bond Fund               3,725,979
Merrill Lynch North Carolina Municipal Bond Fund         2,403,019
Merrill Lynch Ohio Municipal Bond Fund                   2,849,592

In exchange for these shares, the National Portfolio issued 16,031,909 shares of common stock. As of that date, net assets of the acquired funds, including unrealized appreciation and accumulated net realized capital losses, were as follows:

                                                             Accumulated
                                                            Net Realized
                                   Net        Unrealized       Capital
                                  Assets     Appreciation      Losses
                               -----------   ------------   ------------
Merrill Lynch Arizona
   Municipal Bond Fund         $44,700,234    $3,548,238     $  (418,705)
Merrill Lynch Massachusetts

   Municipal Bond Fund         $28,939,506    $1,499,190     $(1,815,147)
Merrill Lynch Michigan
   Municipal Bond Fund         $37,458,772    $1,809,968     $(4,463,668)
Merrill Lynch North Carolina
   Municipal Bond Fund         $25,709,770    $1,764,087     $(1,128,530)
Merrill Lynch Ohio
   Municipal Bond Fund         $29,111,290    $2,254,522     $(3,827,607)

The aggregate net assets of the National Portfolio immediately after the acquisition amounted to $1,284,207,941.

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Merrill Lynch Municipal Bond Fund, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Merrill Lynch Municipal Bond Fund, Inc. comprising the Insured, National and Limited Maturity Portfolios as of June 30, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2003, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting the Merrill Lynch Municipal Bond Fund, Inc. as of June 30, 2003, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
August 8, 2003

OFFICERS AND DIRECTORS (unaudited)

                                                                                                         Number of     Other Public
                                                                                                       Portfolios in     Director-
                        Position(s)    Length                                                          Fund Complex        ships
                            Held      of Time                                                           Overseen by       Held by
Name, Address & Age      with Fund     Served   Principal Occupation(s) During Past 5 Years              Director        Director
Interested Director

Terry K. Glenn*         President     2000 to   President and Chairman of Merrill Lynch Investment       114 Funds     None
P.O. Box 9011           and           present   Managers, L.P. ("MLIM")/Fund Asset Management, L.P.   159 Portfolios
Princeton,              Director                ("FAM")--Advised Funds since 1999; Chairman
NJ 08543-9011                                   (Americas Region) of MLIM from 2000 to 2002;
Age: 62                                         Executive Vice President of MLIM and FAM (which
                                                terms as used herein include their corporate
                                                predecessors) from 1983 to 2002; President of FAM
                                                Distributors, Inc. ("FAMD") from 1986 to 2002 and
                                                Director thereof from 1991 to 2002; Executive Vice
                                                President and Director of Princeton Services, Inc.
                                                ("Princeton Services") from 1993 to 2002; President
                                                of Princeton Administrators, L.P. from

                                                1989 to 2002; Director of
                                                Financial Data Services, Inc.
                                                from 1985 to 2002.

* Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which MLIM or FAM acts as investment adviser. Mr. Glenn is an "interested person," as described in the Investment Company Act, of the Fund based on his former positions with MLIM, FAM, FAMD, Princeton Services and Princeton Administrators, L.P. The Director's term is unlimited. Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. As Fund President, Mr. Glenn serves at the pleasure of the Board of Directors.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2003

OFFICERS AND DIRECTORS (unaudited)(concluded)

Number of Other Public

                                                                                                        Number of     Other Public
                                                                                                      Portfolios in     Director-
                        Position(s)    Length                                                         Fund Complex        ships
                            Held      of Time                                                          Overseen by       Held by
Name, Address & Age      with Fund    Served*   Principal Occupation(s) During Past 5 Years             Director        Director
---------------------   -----------   -------   ---------------------------------------------------   -------------   ------------
Independent Directors

Ronald W. Forbes        Director      1977 to   Professor Emeritus of Finance, School of Business,       45 Funds     None
P.O. Box 9095                         present   State University of New York at Albany since 2000     50 Portfolios
Princeton,                                      and Professor thereof from 1989 to 2000;
NJ 08543-9095                                   International Consultant at the Urban Institute
Age: 62                                         from 1995 to 1999.

Cynthia A. Montgomery   Director      1994 to   Professor, Harvard Business School since 1989;           45 Funds     Unum
P.O. Box 9095                         present   Director, Unum Provident Corporation since 1990;      50 Portfolios   Provident
Princeton,                                      Director, Newell Rubbermaid,                                           Corpora-

NJ 08543-9095                                   Inc. since 1995.                                                      tion; Newell
Age: 50                                                                                                               Rubbermaid,
                                                                                                                      Inc.

Charles C. Reilly       Director      1990 to   Self-employed financial consultant since 1990;           45 Funds     None
P.O. Box 9095                         present   Partner of Small Cities Cable Television from 1986    50 Portfolios
Princeton,                                      to 1997.
NJ 08543-9095
Age: 72

Kevin A. Ryan           Director      1992 to   Founder and Director Emeritus of The Boston              45 Funds     None
P.O. Box 9095                         present   University Center for the Advancement of Ethics and   50 Portfolios
Princeton,                                      Character; Professor of Education at Boston
NJ 08543-9095                                   University from 1982 to 1999 and Professor Emeritus
Age: 70                                         thereof since 1999.

Roscoe S. Suddarth      Director      2000 to   President, Middle East Institute from 1995 to 2001;      45 Funds     None
P.O. Box 9095                         present   Foreign Service Officer, United States Foreign        50 Portfolios
Princeton,                                      Service from 1961 to 1995; Career Minister from
NJ 08543-9095                                   1989 to 1995; Deputy Inspector General, U.S.
Age: 67                                         Department of State from 1991 to 1994; U.S.
                                                Ambassador to the Hashemite Kingdom of Jordan from
                                                1987 to 1990.

Richard R. West         Director      1981 to   Dean Emeritus of New York University, Leonard            45 Funds     Bowne & Co.
P.O. Box 9095                         present   N. Stern School of Business Administration since      50 Portfolios   Inc.; Vornado
Princeton,                                      1994.                                                                 Realty Trust;
NJ 08543-9095                                                                                                         Vornado
Age: 65

                                                                                                                      Operating
                                                                                                                      Company;
                                                                                                                      Alexander's,
                                                                                                                      Inc.

Edward D. Zinbarg       Director      2000 to   Self-employed financial consultant since 1994.           45 Funds     None
P.O. Box 9095                         present                                                         50 Portfolios
Princeton,
NJ 08543-9095
Age: 68

*The Director's term is unlimited. Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.

                        Position(s)    Length
                            Held      of Time
Name, Address & Age      with Fund    Served*   Principal Occupation(s) During Past 5 Years
---------------------   -----------   -------   ---------------------------------------------------
Fund Officers

Donald C. Burke         Vice          1993 to   First Vice President of MLIM and FAM since 1997 and
P.O. Box 9011           President     present   Treasurer thereof since 1999; Senior Vice President
Princeton,              and           and       and Treasurer of Princeton Services since 1999;
NJ 08543-9011           Treasurer     1999 to   Vice President of FAMD since 1999; Director of MLIM
Age: 43                               present   Taxation since 1990.

Kenneth A. Jacob        Senior Vice   2002 to   Managing Director of MLIM since 2000; Director
P.O. Box 9011           President     present   (Municipal Tax-Exempt Fund Management) of MLIM from
Princeton,                                      1997 to 2000.
NJ 08543-9011
Age: 52

John M. Loffredo        Senior Vice   2002 to   Managing Director of MLIM since 2000; Director
P.O. Box 9011           President     present   (Municipal Tax-Exempt Fund Management) of MLIM from
Princeton,                                      1998 to 2000.

NJ 08543-9011
Age: 39

Peter J. Hayes          Vice          1996 to   Managing Director of MLIM since 2000; Director
P.O. Box 9011           President     present   (Municipal Tax-Exempt Fund Management) of MLIM from
Princeton,                                      1997 to 2000.
NJ 08543-9011
Age: 44

Walter C. O'Connor      Vice          1996 to   Managing Director of MLIM since 2003; Director
P.O. Box 9011           President     present   (Municipal Tax-Exempt Fund Management) of MLIM from
Princeton,                                      2000 to 2003; Vice President of MLIM from 1994 to
NJ 08543-9011                                   2000.
Age: 41

Robert A. DiMella       Vice          1999 to   Director (Municipal Tax-Exempt Fund Management) of
P.O. Box 9011           President     present   MLIM since 2002; Vice President of MLIM from 1996
Princeton,                                      to 2002.
NJ 08543-9011
Age: 36

Brian D. Stewart        Secretary     2002 to   Vice President of MLIM since 2002; Attorney with
P.O. Box 9011                         present   Reed Smith from 2001 to 2002; Attorney with Saul
Princeton,                                      Ewing from 1999 to 2001.
NJ 08543-9011
Age: 34

*    Officers of the Fund serve at the pleasure of the Board of Directors.

Further information about the Fund's Officers and Trustees is available in the Fund's Statement of Additional Information, which can be obtained without charge by calling 1-800-MER-FUND.

Custodian
The Bank of New York
100 Church St.
New York, NY 10286

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
800-637-3863

Item 2 - Did registrant adopt a code of ethics, as of the end of the period covered by this report, that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the registrant or a third party? If not, why not? Briefly describe any amendments or waivers that occurred during the period. State here if code of ethics/amendments/waivers are on website and give website address-. State here if fund will send code of ethics to shareholders without charge upon request--N/A (annual requirement only and not required to be answered until the registrant's fiscal year-end on or after July 15, 2003)

Item 3 - Did the registrant's board of directors determine that the registrant either: (i) has at least one audit committee financial expert serving on its audit committee; or (ii) does not have an audit committee financial expert serving on its audit committee? If yes, disclose name of financial expert and whether he/she is "independent," (fund may, but is not required, to disclose name/ independence of more than one financial expert) If no, explain why not. -N/A (annual requirement only and not required to be answered until the registrant's fiscal year-end on or after July 15, 2003)

Item 4 - Disclose annually only (not answered until December 15, 2003)

(a) Audit Fees - Disclose aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the registrant's annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years. N/A.

(b) Audit-Related Fees - Disclose aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit of the registrant's financial statements and are not reported under paragraph (a) of this Item. Registrants shall describe the nature of the services comprising the fees disclosed under this category. N/A.

(c) Tax Fees - Disclose aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning. Registrants shall describe the nature of the services comprising the fees disclosed under this category. N/A.

(d) All Other Fees - Disclose aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in paragraphs

(a) through (c) of this Item. Registrants shall describe the nature of the services comprising the fees disclosed under this category. N/A.

(e)(1) Disclose the audit committee's pre-approval policies and procedures described in paragraph (c)(7) of Rule 2-01 of Regulation S-X. N/A.

(e)(2) Disclose the percentage of services described in each of paragraphs (b) through (d) of this Item that were approved by the audit committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. N/A.

(f) If greater than 50%, disclose the percentage of hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees. N/A.

(g) Disclose the aggregate non-audit fees billed by the registrant's accountant for services rendered to the registrant, and rendered to the registrant's investment adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the adviser that provides ongoing services to the registrant for each of the last two fiscal years of the registrant. N/A.

(h) Disclose whether the registrant's audit committee has considered whether the provision of non-audit services that were rendered to the registrant's investment adviser (not including any subadviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the registrant that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining the principal accountant's independence. N/A.

Item 5 - If the registrant is a listed issuer as defined in Rule 10A- 3 under the Exchange Act, state whether or not the registrant has a separately-designated standing audit committee established in accordance with
Section 3(a)(58)(A) of the Exchange Act. If the registrant has such a committee, however designated, identify each committee member. If the entire board of directors is acting as the registrant's audit committee in Section 3(a)(58)(B) of the Exchange Act, so state.

If applicable, provide the disclosure required by Rule 10A-3(d) under the Exchange Act regarding an exemption from the listing standards for audit committees. N/A

(Listed issuers must be in compliance with the new listing rules by the earlier of their first annual shareholders meeting after January 2004, or October 31, 2004 (annual requirement))

Item 6 - Reserved

Item 7 - For closed-end funds that contain voting securities in their portfolio, describe the policies and procedures that it uses to determine how to vote proxies relating to those portfolio securities. N/A

Item 8--Reserved

Item 9(a) - The registrant's certifying officers have reasonably designed such disclosure controls and procedures to ensure material information relating to the registrant is made known to us by others particularly during the period in which this report is being prepared. The registrant's certifying officers have determined that the registrant's disclosure controls and procedures are effective based on our evaluation of these controls and procedures as of a date within 90 days prior to the filing date of this report.

Item 9(b)--There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Item 10 - Exhibits

10(a) - Attach code of ethics or amendments/waivers, unless code of ethics or amendments/waivers is on website or offered to shareholders upon request without charge. N/A.

10(b) - Attach certifications pursuant to Section 302 of the Sarbanes-Oxley Act. Attached hereto.

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Merrill Lynch Municipal Bond Fund, Inc.


By: /s/ Terry K. Glenn
    -----------------------------------------
    Terry K. Glenn,
    President of
    Merrill Lynch Municipal Bond Fund, Inc.

Date: August 21, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


By: /s/ Terry K. Glenn
    -----------------------------------------

    Terry K. Glenn,
    President of
    Merrill Lynch Municipal Bond Fund, Inc.

Date: August 21, 2003


By: /s/ Donald C. Burke
    -----------------------------------------
    Donald C. Burke,
    Chief Financial Officer of
    Merrill Lynch Municipal Bond Fund, Inc.

Date: August 21, 2003

Attached hereto as a furnished exhibit are the certifications pursuant to
Section 906 of the Sarbanes-Oxley Act.